Exhibit 1.1

WERIDE INC.

[●] Shares
(US$0.00001 per Share)

INTERNATIONAL UNDERWRITING AGREEMENT

November 3, 2025

China International Capital Corporation Hong Kong Securities Limited (“CICC”)

29/F, One International Finance Centre

1 Harbour View Street

Central

Hong Kong

Morgan Stanley Asia Limited (“MS”)

Level 46, International Commerce Centre

1 Austin Road West

Kowloon

Hong Kong

(* in alphabetical order)

as the Joint Sponsors (as defined below)

J.P. Morgan Securities (Asia Pacific) Limited (“JPM AP”)

28/F, Chater House

8 Connaught Road, Central

Hong Kong

as the Overall Coordinators (as defined herein) and the Joint Global Coordinators (as defined below) acting on behalf of the several International Underwriters named in Schedule I hereto

Ladies and Gentlemen:

WeRide Inc., a limited liability company incorporated under the laws of the Cayman Islands on March 13, 2017 as an exempted company, having its registered office at P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several international underwriters named in hereto (the “International Underwriters”) or to the purchasers procured by the International Underwriters (the “subsequent purchasers”) [●] Class A ordinary shares of nominal value US$0.00001 per share (“Shares”) to be listed on the Main Board of The Stock Exchange of Hong Kong Limited (the “Stock Exchange”) and traded in Hong Kong dollars. The [●] Class A ordinary shares in aggregate initially to be sold by the Company are herein called the “Firm Shares”. In addition, the Company proposes to grant to the International Underwriters the option to purchase themselves or through their respective Affiliates (as defined below) from the Company up to [●] additional Shares (the “Over-allotment Option Shares”) to, among other things, cover over-allocations. The Firm Shares and the Over-allotment Option Shares are herein referred to collectively as the “International Offer Shares”. CICC entered into a Stock Borrowing Agreement with Yanli Holdings Limited on October 31, 2025. The offering and sale of the International Offer Shares under this Agreement is herein referred to as the “International Offering”.

Xu Han (韓旭), Tonyhan Limited and Xu Han Limited are collectively referred to as the “Single Largest Group of Shareholders” and the Company and the Single Largest Group of Shareholders are collectively referred to as the “Warrantors” in this Agreement.

The Company has entered into an agreement dated October 27, 2025 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (the “PRC”) of initially an aggregate of [●] Shares (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is herein referred to as the “Hong Kong Public Offering”. Except as the context may otherwise require, the International Offering and the Hong Kong Public Offering are referred to herein collectively as the “Global Offering”, the Hong Kong Underwriters and the International Underwriters are referred to herein collectively as the “Underwriters”, and the International Offer Shares and the Hong Kong Offer Shares are referred to herein collectively as the “Offer Shares”. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

The International Offer Shares are being offered at a price of HK$[●] per Share (the “International Offer Price”) and the Hong Kong Offer Shares are being offered at a price of HK$[●] per Share (the “Hong Kong Offer Price”), which are exclusive of a brokerage fee per Share of [●]% of the International Offer Price, or the Hong Kong Offer Price, as the case may be (the “Brokerage”), SFC transaction levy per Share of 0.0027% of the International Offer Price, or the Hong Kong Offer Price, as the case may be (the “SFC Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”), AFRC transaction levy per Share of 0.00015% of the International Offer Price, or the Hong Kong Offer Price, as the case may be (the “AFRC Transaction Levy”) imposed by the Accounting and Financial Reporting Council (the “AFRC”), and Stock Exchange trading fee per Share of 0.00565% of the International Offer Price, or the Hong Kong Offer Price, as the case may be (the “Trading Fee”), in each case, payable by purchasers of the International Offer Shares or Hong Kong Offer Shares, as applicable. The Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy are also payable by the Company with respect to the Offer Shares.

CICC and MS are acting as the joint sponsors of the Company’s application for listing (the “Joint Sponsors”). CICC, MS and JPM AP are acting as the overall coordinators (the “Overall Coordinators”) and the joint global coordinators for the Global Offering (the “Joint Global Coordinators”). CICC, MS, JPM AP, BOCI Asia Limited (“BOCI”), Futu Securities International (Hong Kong) Limited (“Futu”), Daiwa Capital Markets Hong Kong Limited (“Daiwa”), ABCI Capital Limited (“ABCI Capital”) and ICBC International Securities Limited (“ICBCI”) shall act as the joint bookrunners for the International Offering (the “Joint Bookrunners”). CICC, MS, JPM AP, BOCI, Futu, Daiwa, ABCI Securities Company Limited (“ABCI Securities”) and ICBCI shall act as the joint lead managers for the International Offering (the “Joint Lead Managers”). CICC, MS, JPM AP, BOCI, Futu, Daiwa, ABCI Capital, ABCI Securities and ICBCI shall act as the capital market intermediaries (the CMIs”) for the Global Offering. The International Underwriters and the Hong Kong Underwriters are simultaneously entering into an agreement between the international and Hong Kong underwriting syndicates (the “Inter-syndicate Agreement”), which provides, among other things, that the Overall Coordinators shall have the right to reallocate the International Offer Shares and the Hong Kong Offer Shares among the underwriting syndicates. The Company hereby acknowledges the appointment of the Overall Coordinators, Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the CMIs.

A prospectus dated October 28, 2025 (the “Hong Kong Prospectus”) has been prepared and used in connection with the Hong Kong Public Offering. In conjunction with the Global Offering, the Company has made an application for listing the Shares on the Main Board of the Stock Exchange, and CICC and MS are acting as the Joint Sponsors and CICC and MS are acting as the sponsor-overall coordinators of the Company’s application for listing (the “Sponsor-OCs”).

The Company has filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-291214), including a related prospectus relating to the Offer Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430A and 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; and the related prospectus dated November 3, 2025 in the form first used to confirm sales of the Offer Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Final Prospectus,” and the term “preliminary prospectus” means the preliminary prospectus supplement specifically related to the Offer Shares dated November 3, 2025 (which attaches the Base Prospectus). The Company has filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement, as amended, on Form 8-A (the “Form 8-A Registration Statement”) to register the Shares and the American depository shares (the “ADS”), under Section 12(b) of the Exchange Act.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. “Time of Sale” means the time when sales of the International Offer Shares were first made, which for purposes of this Agreement is [10:00] p.m., New York time on the date of this Agreement. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Final Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Final Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act, that are deemed to be incorporated by reference therein.

Capitalized terms used and not defined herein shall have the meanings set forth in the Hong Kong Underwriting Agreement. The terms “herein”, “hereof”, “hereto”, “hereinafter” and similar terms as used in this Agreement shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or” as used herein is not exclusive. The term “business day” as used herein shall mean a day (other than Saturday or Sunday) on which banking institutions in the PRC, Hong Kong and New York are all open generally for normal banking business and on which the Stock Exchange is open for business of dealing in securities.

As used herein, “Affiliate” has the meaning as defined in Rule 501(b) of Regulation D under the Securities Act; “Laws” means all laws, rules, regulations, guidelines, opinions, notices, circulars, orders, codes, policies, consents, judgments, decrees or rulings of any court, government, law enforcement agency, governmental or regulatory authority whether national, federal, provincial, regional, state, municipal or local, domestic or foreign (including, without limitation, the Stock Exchange, the SFC, the SEC and the CSRC) of all relevant jurisdictions (including, without limitation, Hong Kong, the PRC, the Cayman Islands and the United States), including, without limitation, the Listing Rules, the Code of Conduct, the Companies Ordinance, the Companies (Winding up and Miscellaneous Provisions) Ordinance (the “C(WUMP)O”), the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境內企業境外發行證券和上市管理試行辦法) and supporting guidelines (the “CSRC Filing Rules”) issued by the China Securities Regulatory Commission (the “CSRC”), the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (關於加強境內企業境外發行證券和上市相關保密和檔案管理工作的規定) (the “CSRC Archive Rules”, and together with the CSRC Filing Rules, the “CSRC Rules”); “Approvals and Filings” means all approvals, sanctions, consents, permissions, certificates, authorizations, licenses, permits, clearances, orders, concessions, qualifications, registrations, declarations and franchises from any person, and filings and registrations with any person, of any relevant jurisdictions, including, without limitation, Hong Kong, the PRC, the Cayman Islands and the United States; “Governmental Authority” means any administrative, governmental, legislative or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational, including, without limitation, the CSRC, the Stock Exchange, the SFC and the SEC; “Taxes” or “Taxation” means all forms of taxation whenever created, imposed or arising and whether of Hong Kong, the PRC, the Cayman Islands and the United States or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, business tax, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, fee, assessment, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal Governmental Authorities whether of Hong Kong, the PRC, Cayman Islands, the United States or of any other part of the world, whether by way of actual assessment, withholding, loss of allowance, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation; and “Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, equitable right, power of sale, hypothecation, retention of title, right of pre-emption or other third party claim, claim, defect, right, interest or preference granted to any third party, or any other encumbrance or security interest of any kind, or an agreement, arrangement or obligation to create any of the foregoing. References in this Agreement to knowledge, information, belief or awareness or similar terms (“knowledge”) of any person shall be treated as including but not limited to any knowledge, information, belief and awareness which the person would have had if such person had made due, diligent and careful enquiries.

1.	Sale and Purchase

(a)	Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several International Underwriters or their respective Affiliates, or to the subsequent purchasers, and each of the International Underwriters, severally but not jointly, agrees to purchase itself or through its Affiliates from the Company, or to procure purchasers for, the number of Firm Shares set forth opposite the name of such International Underwriter in Part B of Schedule I hereto (subject to any reallocation of Offer Shares by the Overall Coordinators between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 11 hereof), at the International Offer Price.

In addition, the Company hereby grants to the several International Underwriters the option (the “Over-allotment Option”), severally but not jointly, to purchase itself or through its Affiliates, or procure purchasers for, up to the number of Over-allotment Option Shares from the Company at the International Offer Price; upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, each of the International Underwriters shall have the right, severally but not jointly, to purchase, itself or through its Affiliates, all or a portion of the Over-allotment Option Shares from the Company at the International Offer Price to cover, among other things, over-allocations made in connection with the offering of the Firm Shares. The Over-allotment Option may be exercised by the Overall Coordinators in their sole and absolute discretion for themselves and on behalf of the several International Underwriters at any time and from time to time on or before the expiration of the period of thirty (30) calendar days from the last day for the lodging of applications under the Hong Kong Public Offering by written notice, substantially in the form set forth in Exhibit E hereto, to the Company. Such notice shall set forth the aggregate number of Over-allotment Option Shares as to which the Over-allotment Option is being exercised and the date and time when the Over-allotment Option Shares are to be delivered; provided, however, that no such date and time of delivery of the Over-allotment Option Shares shall be earlier than the First Time of Delivery (as defined in Section 2 hereof) nor, unless the Overall Coordinators and the Company otherwise agree in writing, earlier than the second, or later than the tenth, business day after the date on which the Over-allotment Option shall have been exercised. Upon any exercise of the Over-allotment Option, the number of Over-allotment Option Shares to be purchased by each International Underwriter and its Affiliates shall be the number (subject to such adjustment as the Overall Coordinators may determine to avoid fractional shares or otherwise ensure the administration of the delivery) which bears the same proportion to the total number of Over-allotment Option Shares being purchased by the several International Underwriters and their respective Affiliates pursuant to such exercise as the number of Firm Shares set forth opposite the name of such International Underwriter in Part B of Schedule I hereto bears to the total number of Firm Shares, subject to any reallocation of the Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 11 hereof.

The Overall Coordinators, on behalf of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters, will jointly advise the Company on the manner and basis of allocation of the International Offer Shares, and a final allocation shall be confirmed and determined by the Company. Upon the authorization by the Overall Coordinators of the release of the Firm Shares, the several International Underwriters propose to offer the Firm Shares for sale themselves or through their respective affiliates. The Company acknowledges and agrees that, in the sole and absolute discretion of each International Underwriter, the sale of the International Offer Shares by such International Underwriter itself or through its affiliates shall be made by it as agent of the Company under applicable Laws to procure purchasers for the International Offer Shares (in which case the purchase obligation of such International Underwriter under this subsection (a) shall be reduced pro tanto) or, failing which, as principal to purchase itself or through its Affiliates the International Offer Shares, and, accordingly, the Company appoints each International Underwriter together with its Affiliates as agents under applicable Laws and confer on them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter or its Affiliates selling International Offer Shares as agent of the Company pursuant to this subsection (a) and under applicable Laws will remain obligated to pay to the Company the International Offer Price for such International Offer Shares as if such International Underwriters were purchasing such International Offer Shares as principal. In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of International Offer Shares by the Company.

(b)	The Warrantors, the Joint Sponsors, the Overall Coordinators, the Joint Global Coordinators and the International Underwriters agree that:

(i)	under the direction of the Overall Coordinators,

(A)	if the Firm Shares are fully subscribed or oversubscribed and the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 10 times or more but less than 50 times the number of Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then the Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering such that the total number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering will be [●], representing 10.0% of the total number of Offer Shares initially available under the Global Offering (excluding the Over-allotment Option Shares),

(B)	if the Firm Shares are fully subscribed or oversubscribed and the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 50 times or more of the number of Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then the Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering such that the total number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering will be [●], representing 20.0% of the total number of Offer Shares initially available under the Global Offering (excluding the Over-allotment Option Shares),

(C)	if (i) the Firm Shares are undersubscribed and the Hong Kong Offer Shares are fully subscribed or oversubscribed irrespective of the number of times, or (ii) the Firm Shares are fully subscribed or oversubscribed and the Hong Kong Offer Shares are fully subscribed or oversubscribed as to less than 10 times of the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, up to [●] Offer Shares may be reallocated to the Hong Kong Public Offering from the International Offering, so that the total number of the Offer Shares available under the Hong Kong Public Offering will be increased to [●] Offer Shares, representing 10.0% of the number of the Offer Shares initially available under the Global Offering (excluding the Over-allotment Option Shares), and

(D)	subject to the foregoing, the Overall Coordinators, in their sole and absolute discretion, may (but shall not be obliged to) reallocate Firm Shares initially allocated for the International Offering to the Hong Kong Public Offering to satisfy valid applications in pool A and pool B under the Hong Kong Public Offering;

and, in each of the cases of reallocation of Firm Shares to the Hong Kong Public Offering described in subsections (A) through (D) above (such reallocated Firm Shares being referred to herein as the “Reallocated Shares”), the number of Firm Shares available under the International Offering will be correspondingly reduced in such manner as the Overall Coordinators deem appropriate; the Reallocated Shares will be delivered to investors in the Hong Kong Public Offering specified by the Overall Coordinators in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering; provided, that the International Underwriters shall be entitled to receive an amount equal to the gross commission on the Reallocated Shares (which gross commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per Reallocated Share as per International Offer Share) out of the amounts payable to the Company hereunder. For the avoidance of doubt and without prejudice to the payment by the Company of the incentive fee referred to in subsection (c) of this Section 1, no underwriting commission shall be payable by the Company to the Hong Kong Underwriters on any of the Reallocated Shares; provided, further, that the International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares, and

(ii)	the Overall Coordinators in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or some of the unsold Hong Kong Offer Shares in the event of an Under-Subscription (the “Unsold Shares”) to the International Offering to one or more of the International Underwriters in such amounts as the Overall Coordinators and each such International Underwriter may agree, whereupon such International Underwriter shall become obligated to purchase, at the International Offer Price, the number of Unsold Shares that are reallocated to such International Underwriter; provided, that such International Underwriter shall be entitled to receive an amount equal to the gross commission on the number of Unsold Shares reallocated to it (which gross commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per such reallocated Unsold Share as per International Offer Share) out of the amounts payable to the Company hereunder and, for the avoidance of doubt and without prejudice to the payment by the Company of the incentive fee referred to in subsection (c) of this Section 1, no underwriting commission shall be payable by the Company to the Hong Kong Underwriters on any of the Unsold Shares reallocated to the International Offering.

(c)	In consideration of the agreement of the International Underwriters to purchase or procure purchasers for the International Offer Shares, the Company shall pay to the International Underwriters a gross commission for each International Offer Share (including each Unsold Share reallocated to the International Offering, each Reallocated Share reallocated to the Hong Kong Public Offering and each Over-allotment Option Share), which is equal to [●]% of the International Offer Price (which percentage includes [●]% of incentive fee to be paid to the International Underwriters (“International Underwriting Commission”) and a gross commission per Hong Kong Offer Shares to the Hong Kong Underwriters, which is equal to [●]% of the Hong Kong Offer Price (excluding each Unsold Share reallocated to the International Offering and each Reallocated Share reallocated to the Hong Kong Public Offering) (which percentage includes any incentive fee to be paid to the Hong Kong Underwriters) (the “Hong Kong Underwriting Commission”, together with International Underwriting Commission, the “Underwriting Commission”). The gross commission shall be allocated among the International Underwriters in the same proportions to the number of Firm Shares set forth opposite the names of the International Underwriters as set in Part B of Schedule I hereto. The gross commission for the Hong Kong Public Offering shall be allocated among the Hong Kong Underwriters in the same proportion as the percentage of the Hong Kong Offer Shares underwritten by the Hong Kong Underwriters set forth in Schedule 1 to the Hong Kong Underwriting Agreement opposite the names of the Hong Kong Underwriters. The Company acknowledges that it has been advised by the Overall Coordinators the market’s practice on the ratio of the fixed and discretionary incentive fees to be paid to the syndicate Capital Market Intermediaries. The Company agrees that the gross commission and incentive fee in connection with the sale of International Offer Shares and the gross commission and incentive fee payable pursuant to the Hong Kong Underwriting Agreement in connection with the sale of Hong Kong Offer Shares, in aggregate be borne by them pro rata to the number of Shares that they are selling in the Global Offering. The Overall Coordinators shall allocate the Underwriting Commission among all Underwriters in accordance with the proportions as the percentage of Shares set forth opposite the name of the relevant Underwriter in Part A of Schedule I hereto.

(d)	In connection with the Global Offering, China International Capital Corporation Hong Kong Securities Limited and/or any person acting for it is expected to act as stabilizing manager (the “Stabilizing Manager”) and may (but shall not be obliged to, and not as agent of the Company, to the extent permitted by applicable Laws, over-allocate or effect transactions in the market or otherwise (whether in Hong Kong or elsewhere) with a view to stabilizing or maintaining the market price of the Shares at a level higher than that which might otherwise prevail in the open market for a limited period after the commencement of trading in the Shares. The Stabilizing Manager may, in its sole and absolute discretion, appoint any person(s) to be its agent or agents for the purposes of taking any stabilization action pursuant to this subsection (d). Any such agent or agents shall have the rights and authorities conferred upon the Stabilizing Manager pursuant to this subsection (d). Stabilization actions taken pursuant to this subsection (d), if commenced, may be discontinued at any time in the sole and absolute discretion of the Stabilizing Manager, or any person acting for it. Each of the International Underwriters (other than the Stabilizing Manager, or any person acting for it) hereby undertakes severally but not jointly to each other party (including the Stabilizing Manager, the Overall Coordinators and the Joint Global Coordinators) to this Agreement that it will not take or cause or authorize any person to take, and shall cause its Affiliates and/or agents not to take, directly or indirectly (in the open market or otherwise), any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company. [Any expenses and losses resulting from such stabilization or other transactions effected pursuant to this clause shall be debited, and any profit arising from them shall be beneficially credited, by the Stabilizing Manager to a stabilization account the arrangement regarding which shall be a matter exclusively for the Stabilizing Manager and the International Underwriters governed by the Agreement Among International Underwriters. All liabilities, expenses and losses arising from stabilization activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager shall be for the respective accounts of the Overall Coordinators in the same proportions, as nearly as may be practicable, as the respective international offering underwriting commitments of the Overall Coordinators as set out under Part B of Schedule I (“International Offering Underwriting Commitments”), and may be deducted from the commissions payable to the Overall Coordinators. All profits or gains arising from stabilizing activities and transactions effected by the Stabilizing Manager or any person acting for it shall be for the respective account of the Overall Coordinators in accordance with the proportions with their and their respective affiliates’ respective International Offering Underwriting Commitments bear to the total International Offering.

2.	Payment and Delivery

(a)	The Company hereby appoints China International Capital Corporation Hong Kong Securities Limited as the settlement agent for the Global Offering (the “Settlement Agent”). By 10:00 a.m., Hong Kong time, on the date of the First Time of Delivery, or at such other time on the same date as shall be agreed with the Settlement Agent, each International Underwriter shall place settlement instructions in the Central Clearing and Settlement System (“CCASS”) matching the Settlement Agent’s instructions in delivery versus payment settlement method. It is understood and agreed by the Company and the International Underwriters that proceeds received by each International Underwriter for the settlement will consist of the Offer Price, Brokerage, Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy payable by the purchasers of the International Offer Shares. The International Underwriters will arrange a similar settlement method for the purchase of Over-allotment Option Shares, if any, on one or more dates specified by the Overall Coordinators.

(b)	The deliveries and payments described in subsection (c) of this Section 2 shall be made (A) with respect to the Firm Shares, at or around 5:00 p.m., Hong Kong time, on November 6, 2025 or such other time and date as the Settlement Agent and the Company may agree upon in writing, and (B) with respect to the Over-allotment Option Shares as to which the Over-allotment Option has been exercised, at or around 5:00 p.m., Hong Kong time, on the date specified by the Overall Coordinators in the written notice given by the Overall Coordinators of their exercise on behalf of the International Underwriters of the Over-allotment Option to purchase such Over-allotment Option Shares or such other time and date as the Overall Coordinators and the Company may agree upon in writing. Such time and date for delivery of, and payment for, the Firm Shares is herein referred to as the “First Time of Delivery”; such time and date for delivery of, and payment for, the Over-allotment Option Shares, if not the First Time of Delivery, is herein referred to as an “Additional Time of Delivery”; each such time and date for delivery and payment is herein called a “Time of Delivery”.

(c)	By 9:30 a.m., Hong Kong time, on the date of each Time of Delivery, or at such other time on the same or such other date as shall be agreed with the Settlement Agent, the International Offer Shares to be purchased by (or by purchasers procured by) each International Underwriter or its Affiliates hereunder (including any Unsold Shares reallocated to the International Offering to such International Underwriter or its Affiliates pursuant to Section 1 hereof) shall be delivered by or on behalf of the Company to the Settlement Agent, in definitive form, and in such authorized denominations and registered in such names as the Overall Coordinators may, on behalf of such International Underwriter or its Affiliates, request by at least two business days’ notice to the Company prior to each Time of Delivery, for dispatch or release to the purchasers of such International Offer Shares, or as the case may be, through the facilities of Hong Kong Securities Clearing Company Limited (“HKSCC”) for credit to the accounts of the Settlement Agent in CCASS as designated by the Settlement Agent, on behalf of such International Underwriters; the corresponding payment (equal to the proceeds received by the Settlement Agent from such International Underwriters through 4:00 p.m. on each Time of Delivery, less deductions explicitly permitted hereunder) will be made by wire transfer in Hong Kong dollars in immediately available funds by the Settlement Agent pursuant to subsection (b) of this Section 2 on behalf of the relevant International Underwriters or their respective Affiliates to such account or accounts specified by the Company in Schedule IV by at least two business days’ notice prior to each Time of Delivery, which payment shall constitute a complete discharge of the Settlement Agent’s obligations hereunder and fully discharge any payment obligations of such International Underwriter, the Overall Coordinators and the Joint Global Coordinators to the Company in respect of the purchase of the International Offer Shares by such International Underwriter hereunder. The Company will cause the certificates representing the International Offer Shares to be made available for checking with respect thereto at the office of Computershare Hong Kong Investor Services Limited at least one business day prior to each Time of Delivery. For the avoidance of doubt, the Settlement Agent shall not be liable for any failure on the part of the other International Underwriters to perform their obligations under this Agreement or other agreements related to the Global Offering, including but not limited to collecting funds from subsequent purchasers.

(d)	It is understood and agreed by the parties hereto that no delivery of International Offer Shares to be sold and purchased hereunder at a Time of Delivery shall be effective unless and until payment therefor has been made pursuant hereto and each of HKSCC and the Company shall have furnished or caused to be furnished to the Overall Coordinators, on behalf of the International Underwriters and their respective Affiliates, at such Time of Delivery, certificates and other evidence satisfactory to the Overall Coordinators of the issue and delivery of the International Offer Shares.

(e)	At each Time of Delivery, the Settlement Agent shall be entitled to deduct, on behalf of the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters and their respective Affiliates, from the amounts payable to the Company hereunder at such Time of Delivery (A) the International Underwriting Commission payable to the International Underwriters, pursuant to Section 1 hereof, (B) the aggregate amounts of the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy payable by the Company, on the one hand, and purchasers of the International Offer Shares on the other hand (including any Unsold Shares reallocated to the International Offering), which the Settlement Agent will pay to the Stock Exchange and the SFC, as applicable, on behalf of the Company, (C) the aggregate amount of the Brokerage payable by purchasers of the International Offer Shares (including any Unsold Shares reallocated to the International Offering), which the Company hereby acknowledges and agrees that the International Underwriters will be entitled to retain for their account, (D) all stamp duty, if any, and (E) the amounts payable by the Company pursuant to Section 7 hereof. To the extent that the amounts deducted at any Time of Delivery from the amounts payable to the Company hereunder are insufficient to cover the amounts payable to the Settlement Agent, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters hereunder or other relevant parties, as applicable, the Company shall pay or cause to be paid in full the shortfall at such Time of Delivery or forthwith upon demand by the relevant party to which the amount is payable by the Company. The Brokerage payable by purchasers of the International Offer Shares (including any Unsold Shares reallocated to the International Offering) shall be shared by the International Underwriters in the proportions specified in Part C of Schedule I hereto, regardless whether the Over-allotment Option is exercised.

(f)	At each Time of Delivery or forthwith upon demand, to the extent that any amounts payable by the Company to the Settlement Agent, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs or the International Underwriters or the relevant parties hereunder, as applicable, are not or will not be deducted at such Time of Delivery from the amounts payable to the Company hereunder, the Company shall pay, or cause to be paid, in full such amounts to the Settlement Agent and the Overall Coordinators, for themselves or on behalf of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters or to the relevant party to which the amount is payable by the Company, by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts specified by the Settlement Agent, the Overall Coordinators, the Joint Global Coordinator or such relevant party.

(g)	For the avoidance of doubt, given the entitlements to the incentive fee of the International Underwriters have been determined before the First Time of Delivery (including relation to the Over-allotment Option Shares), the incentive fee with respect to the Offer Shares (including any Reallocated Shares reallocated to the Hong Kong Public Offering, any Unsold Shares reallocated to the International Offering and the Over-allotment Option Shares) shall be deducted from the proceeds so payable to the Company at each respective Time of Delivery.

(h)	The deliveries of the documents described in Section 9 hereof shall be made (A) with respect to the Firm Shares, at or prior to the First Time of Delivery, and (B) with respect to the Over-allotment Option Shares as to which the Over-allotment Option has been exercised, at or prior to the Additional Time of Delivery of such Over-allotment Option Shares, in each case at the offices of Latham & Watkins LLP, 18th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong (the “Closing Location”). A meeting will be held at the Closing Location at 8:00 p.m., Hong Kong time, on the business day immediately preceding the relevant Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto and their respective counsel.

3.	Representations and Warranties

(a)	Each of the Warrantors, jointly and severally, represents and warrants to, and agrees with, each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters the terms set out in Part A of Schedule III. The representations, warranties, agreements and undertakings in Part A of Schedule III are given on and as at the date of this Agreement with respect to the facts and circumstances subsisting at the date of this Agreement and shall be deemed to be given and repeated on and as at the Time of Sale, the date of any amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Final Prospectus subsequent to the Time of Sale and each Time of Delivery with reference to the facts and circumstances then subsisting. The Company acknowledges that each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters is entering into this Agreement in reliance upon the representations and warranties in Part A of Schedule III hereto. Each of the representations and warranties in Part A of Schedule III hereto shall be construed separately and independently and shall be limited or restricted by reference to or inference from the terms of any other of such representations and warranties or any other term of this Agreement.

(b)	Each of the Single Largest Group of Shareholders further represents and warrants to, and agrees with, each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters the terms set out in Part B of Schedule III. The additional representations, warranties and agreements in Part B of Schedule III are given on and as at the date of this Agreement with respect to the facts and circumstances subsisting at the date of this Agreement and shall be deemed to be given and repeated on and as at the Time of Sale, the date of any amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Final Prospectus subsequent to the Time of Sale and each Time of Delivery with reference to the facts and circumstances then subsisting. Each of the Single Largest Group of Shareholders acknowledges that each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters is entering into this Agreement in reliance upon the representations and warranties in Part B of Schedule III hereto. Each of the representations and warranties in Part B of Schedule III hereto shall be construed separately and independently and shall be limited or restricted by reference to or inference from the terms of any other of such representations and warranties or any other term of this Agreement.

(c)	[reserved]

(d)	In addition, any certificate signed by any officer or director of the Company or the Single Largest Group of Shareholders, as the case may be, and delivered to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs or the International Underwriters or any counsel for the International Underwriters in connection with the International Offering shall be deemed to be a representation and warranty by the Company or the Single Largest Group of Shareholders, as the case may be, as to matters covered thereby, to each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters.

4.	Covenants of the Warrantors

The Company agrees and undertakes with each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers , the CMIs and the International Underwriters to, and each of the Single Largest Group of Shareholders, agrees with each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters to procure the Company to, comply with the following:

(a)	to furnish such information and otherwise to cooperate or take such action as may be reasonably requested by the Overall Coordinators, the Joint Global Coordinators and the International Underwriters to qualify the Offer Shares for offering and sale under the Laws of such jurisdictions (including the Blue Sky laws) as the Overall Coordinators, the Joint Global Coordinators and the International Underwriters may designate and to maintain such qualifications in effect and comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale and distribution of the Offer Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to the service of process (except service of process with respect to the offering and sale of the Offer Shares);

(b)	to (A) promptly prepare each of the Registration Statement, the Time of Sale Prospectus and the Final Prospectus in a form approved by the Overall Coordinators and the Joint Global Coordinators, (B) promptly advise the Overall Coordinators and the Joint Global Coordinators of any proposal to amend or supplement the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, and (C) make no such amendment or supplement to either the Registration Statement, the Time of Sale Prospectus and the Final Prospectus without the prior approval by the Overall Coordinators and the Joint Global Coordinators;

(c)	to furnish or make available without charge to the Overall Coordinators, the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters prior to 9:00 a.m., New York City time, on the date hereof and thereafter from time to time, as many written and electronic copies of the Registration Statement, the Time of Sale Prospectus, the free writing prospectus and the Final Prospectus (and of each amendment or supplement thereto if the Company shall have made any such amendment or supplement) and in such jurisdictions as the Overall Coordinators and the Joint Global Coordinators may from time to time request;

(d)	to advise the Overall Coordinators and the Joint Global Coordinators (acting for themselves and on behalf of the International Underwriters), the Joint Bookrunners, the Joint Lead Managers and the CMIs promptly if at any time prior to the later of the Option Expiration Date (as defined below) and the date on which the Overall Coordinators and the Joint Global Coordinators notify the Company that the distribution of the Offer Shares is complete,

(i)	any event shall occur or any circumstance shall exist which renders or could render untrue or inaccurate or misleading in any respect any of the representations and warranties and other statements of the Warrantors herein; or any event shall occur or any circumstance shall exist which gives rise or could give rise to a claim under any of the indemnities as contained in, or given pursuant to, this Agreement or the Hong Kong Underwriting Agreement;

(ii)	any event shall occur or any circumstance shall exist as a result of which it is necessary, in the opinion of the Overall Coordinators and the Joint Global Coordinators (acting for themselves and on behalf of the International Underwriters) or of the Company or their respective counsel, to amend or supplement the Registration Statement, the Time of Sale Prospectus or the Final Prospectus so that the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, or any amendment or supplement thereto or any individual Supplemental Offering Material when considered together with the Time of Sale Prospectus or the Final Prospectus, would not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)	it shall become necessary or desirable for any other reason to amend or supplement the Registration Statement, the Time of Sale Prospectus or the Final Prospectus; or

(iv)	any significant new factor likely to affect the International Offering or the Global Offering shall arise,

and, in each of the cases described in subsections (i) to (iv) above, the Overall Coordinators and the Joint Global Coordinators, in their sole and absolute discretion, may agree with the Company to allow the sale and delivery of the Firm Shares and/or the Over-allotment Option Shares, as the case may be, contemplated by this Agreement to proceed on the basis of the Registration Statement, the Time of Sale Prospectus or the Final Prospectus (but subject to the Company promptly preparing, announcing, issuing, publishing, distributing, furnishing or otherwise making available, at the Company’s expense, such amendments or supplements to the Registration Statement, the Time of Sale Prospectus and the Final Prospectus as the Overall Coordinators and the Joint Global Coordinators may require); provided, however, that any amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Final Prospectus (whether made pursuant to this subsection (d) or otherwise) or any announcement, issue, publication or distribution, or delivery to investors, of such amendment or supplement or any consent by or knowledge of the Joint Sponsors, the Overall Coordinators and/or the Joint Global Coordinators of such amendment or supplement shall not in any event and notwithstanding any other provision hereof constitute a waiver or modification of any of the conditions precedent to the obligations of the International Underwriters as set forth in this Agreement or result in the loss of any rights hereunder of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs or the International Underwriters, as the case may be, to terminate this Agreement and/or seek indemnification or otherwise prejudice any other rights of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs or the International Underwriters, as the case may be, under this Agreement (in each case whether by reason of any misstatement or omission resulting in a prior breach of any of the representations and warranties and other statements of the Warrantors herein or otherwise) (as used herein, “Option Expiration Date” means the date falling thirty (30) calendar days after the last day for the lodging of applications under the Hong Kong Public Offering, being the last day of the period during which the Over-allotment Option can be exercised pursuant hereto);

(e)	to advise the Joint Sponsors, Overall Coordinators and Joint Global Coordinators promptly, confirming such advice in writing, of any request by any means from any Governmental Authority in Hong Kong, the PRC (including the CSRC), the United States or any other Relevant Jurisdictions (as defined below) for amendments or supplements to the Registration Statement, the Time of Sale Prospectus and the Final Prospectus or for additional information with respect thereto, or of any notice of the initiation or threatening of proceedings for, or the entry of a stop or other order, suspending the qualification or exemption from qualification of any of the Offer Shares for offering or sale in any jurisdiction, and if at any time any Governmental Authority in Hong Kong, the PRC, the United States or any other Relevant Jurisdictions shall issue such stop or other order, to use its best efforts to obtain the withdrawal or lifting of such order as soon as possible;

(f)	to immediately notify the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators of any filing made by the Company of information relating to the International Offering or any communications with any securities exchange or any other regulatory body in the Hong Kong, the PRC, the United States at any time prior to the later of the Option Expiration Date and the date upon which the Overall Coordinators and the Joint Global Coordinators notify the Company in writing that the distribution is complete;

(g)	to comply with (and the Company hereby confirms that it has duly complied with) the terms and conditions of the Global Offering and all obligations imposed upon it by the Companies Ordinance, the C(WUMP)O, the Listing Rules, the Securities Act, the CSRC Rules and all requirements of the Stock Exchange, the SFC, the SEC, the CSRC or any Governmental Authority in respect of or by reason of the matters contemplated by this Agreement and otherwise with the Global Offering, including, without limitation: (i) cooperating with and fully assisting, and procuring members of the Group, the Single Largest Group of Shareholders, and/or any of their respective directors, officers, employees, affiliates, agents, advisers, reporting accountants, auditors, legal counsels and other relevant parties engaged by the Company in connection with the Global Offering to cooperate with and fully assist in a timely manner, each of the Joint Sponsors, the Overall Coordinators, the CMIs and the Underwriters, to facilitate its performance of its duties, as the case may be, as a sponsor, an Overall Coordinator, a Sponsor-OCs and/or a CMI and to meet its obligations and responsibilities under all applicable laws, regulations, rules and regulatory requirements (whether having the force of law or otherwise) from time to time in force, including, without limitation, the Code of Conduct, the Listing Rules, the Securities Act and the CSRC Rules; and (ii) giving every assistance, and procuring the members of the Group, the Single Largest Group of Shareholders, and/or any of their respective directors, officers, employees, affiliates, agents, advisers, reporting accountants, auditors, legal counsels and other relevant parties engaged by the Company in connection with the Global Offering to give every assistance, to each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the Underwriters, to meet its obligations and responsibilities to provide materials, information and documents to the Stock Exchange, the SFC, the SEC, the CSRC and other regulators under the Code of Conduct (including without limitation all materials and information as specified under 21.3 and 21.4 thereof), the Listing Rules (including without limitation Chapter 3A and paragraph 19 of Appendix 6 thereof), the Securities Act, the CSRC Rules and other applicable Laws;

(h)	where there is any material information that is required to be reported to the CSRC pursuant to the applicable Laws (including, without limitation, the CSRC Filing Rules), to promptly notify the CSRC or the relevant PRC Governmental Authority and provide it with such material information in accordance with the applicable Laws, and to promptly notify the Overall Coordinators and the Joint Global Coordinators (for themselves and on behalf of the International Underwriters) of such material information to the extent permitted by the applicable Laws;

(i)	to comply (and the Company hereby confirms that it has duly complied with) with the Listing Rules, the CSRC Rules, the Securities Act and/or any other applicable Laws, including to disclose by way of announcement or otherwise and disseminate to the public, under certain circumstances, information affecting any forecast estimated financial information contained in each of the Hong Kong Prospectus, the Registration Statement, the Time of Sale Prospectus and the Final Prospectus and any information so required by the Stock Exchange, the Listing Rules, the CSRC Rules, the Securities Act and/or any other applicable Laws or Governmental Authority to be disclosed and disseminated to the public by the Company; provided, however, that, no such disclosure shall be made by the Company without first having been submitted to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators for their review not less than three business days prior to such issuance;

(j)	to comply with all the requirements set out in the notification with respect to the CSRC Filings of the Company issued by the CSRC on September 24, 2025;

(k)	to comply with all the applicable Laws (including, without limitation, the CSRC Archive Rules) in connection with (A) the establishment and maintenance of adequate and effective internal control measures and internal systems for maintenance of data protection, confidentiality and archive administration; (B) the relevant requirements and approval and filing procedures in connection with its handling, disclosure, transfer and retention of transfer of state secrets and working secrets of government agencies or any other documents or materials that would otherwise be detrimental to national securities or public interest (the “Relevant Information”); and (C) maintenance of confidentiality of any Relevant Information;

(l)	to maintain accounting and management systems that are relevant (A) to the obligations of the Company and its directors to comply with the Listing Rules and other legal and regulatory requirements, in particular financial reporting, disclosure of price sensitive information and notifiable and connected transaction requirements and (B) to make a proper assessment of the financial position and prospects of the Group, both before and after listing on the Stock Exchange;

(m)	to conduct the Group’s business and affairs in compliance with all applicable Laws (including, without limitation, the Listing Rules, the Companies Ordinance, the C(WUMP)O, the CSRC Rules, the Securities Act and the Hong Kong Code on Takeovers and Mergers), including, without limitation (A) complying with the Listing Rule requirement to document the rationale behind the Company’s decision on allocation and pricing, in particular where the decision is contrary to the advice, recommendation(s) and/or guidance of the Overall Coordinators in accordance with paragraph 19 of Appendix 6 to the Listing Rules; (B) complying with and procuring its directors to comply with their obligations to assist the syndicate members in accordance with Listing Rule 3A.46, including but not limited to keeping the syndicate members informed of any material changes to information provided under Listing Rule 3A.46(1) as soon as it becomes known to the Company and its directors; (C) notifying the Stock Exchange and providing it with the updated information and reasons for any material changes to the information provided to the Stock Exchange under Rule 9.11; (D) keeping the Joint Sponsors and the Overall Coordinators informed of any material change to the information previously given to the Stock Exchange, the SFC, the SEC and the CSRC under paragraph 4(f)(ii) above, and to enable the Joint Sponsors and the Overall Coordinators to provide (or procuring their provision) to the Stock Exchange, the SFC, the CSRC and/or the SEC, in a timely manner, such information as the Stock Exchange, the SFC, the SEC or the CSRC may require; (E) providing to or procuring for the Joint Sponsors and the Overall Coordinators all necessary consents to the provision of the information referred to in paragraphs 4(f) and 4(j) of this clause to them; (F) complying, cooperating and assisting with record-keeping obligations of the Company, the Overall Coordinators and the CMIs under the Code of Conduct and the Listing Rules, including but not limited to, in the situation where the Company may decide to deviate from the advice or recommendations by an Overall Coordinator; (G) making and obtaining all necessary Approvals and Filings (including the CSRC Filings, which shall include the submission of listing report to the CSRC upon completion of the Global Offering pursuant to the CSRC Filing Rules on or before the relevant time or date specified thereof) with and/or from the Registrar of Companies in Hong Kong, the Stock Exchange, the SFC, the SEC, the CSRC and other relevant Governmental Authority, including but not limited to lodging with the Stock Exchange all relevant documents, declarations and undertakings on FINI in such manner, form and time as required under the Listing Rules and all applicable rules, procedures, terms and conditions and guidance materials of the Stock Exchange and the HKSCC; and (H) complying with the Listing Rules and all applicable rules, procedures, terms and conditions and guidance materials of the Stock Exchange and the HKSCC in relation to application procedures and requirements for new listing, and adopting FINI for admission of trading and the collection of specified information on subscription and settlement;

(n)	to inform the Stock Exchange and the SFC of such material change or matter if so required by any of the Joint Sponsors, the Underwriters and the Overall Coordinators;

(o)	to keep the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators (for themselves and on behalf of the CMIs and the Underwriters) informed of any material change to the information previously given to the CSRC, the Stock Exchange, the SFC, the SEC or any other relevant Governmental Authority, and to enable the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators (for themselves and on behalf of the CMIs and the Underwriters) to provide (or procuring their provision) to the CSRC, the Stock Exchange, the SFC, the SEC or any such relevant Governmental Authority, in a timely manner, such information as the CSRC, the Stock Exchange, the SFC, the SEC or any such relevant Governmental Authority may require;

(p)	prior to forty (40) days after the later of the Option Expiration Date and the date on which the Overall Coordinators and the Joint Global Coordinators notify the Company that the distribution of the Offer Shares is complete, not to, and to procure its subsidiaries and all other parties acting on its or their behalf not to, issue any public announcement, press release or other communication directly or indirectly or hold or participate in any press or other conferences with respect to the Company and/or any of its subsidiaries, (i) with respect to the financial condition, results of operations, business, properties, assets or liabilities of the Company and/or any of its subsidiaries, or the offering of the Offer Shares; (ii) that would be materially inconsistent with any statement contained in each of the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, in either case without the prior written approval of the Overall Coordinators and the Joint Global Coordinators; or (iii) that could be material in the context of the distribution of the Offer Shares;

(q)	to furnish to its shareholders (A) as soon as practicable after the end of each financial year an annual report in English (containing the consolidated balance sheets and consolidated statements of comprehensive income, changes in shareholders’ equity and cash flows of the Company and its subsidiaries, audited by independent public accountants and prepared in conformity with the International Financial Reporting Standards (“IFRS”)) and (B) as soon as practicable after the end of the first six-month period of each financial year (beginning with the first such period ending after the date of the Final Prospectus), consolidated balance sheets and consolidated statements of comprehensive income, changes in shareholders’ equity and cash flows of the Company and its subsidiaries for such period prepared in conformity with and under IFRS;

(r)	during a period of two years from the date of the Final Prospectus, and in each case to the extent the same is not publicly available on the website of the Stock Exchange and Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system of the SEC, to furnish to the Overall Coordinators and the Joint Global Coordinators copies of all reports or other communications (financial or other) furnished by the Company to its shareholders, and to deliver to the Overall Coordinators and the Joint Global Coordinators (A) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Stock Exchange, the SEC or any securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished by the Company to its shareholders generally or to the Stock Exchange, the SEC or any securities exchange on which any class of securities of the Company is listed) and (B) from time to time, such other information concerning the Company as the Overall Coordinators may reasonably request in writing;

(s)	for so long as the Shares are outstanding, to file with the Stock Exchange, the SFC, the Hong Kong Registrar of Companies, the SEC, the CSRC and any other relevant Governmental Authority in Hong Kong, the PRC, the United States and other Relevant Jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable Laws to be so filed because the Shares are outstanding;

(t)	to procure that no connected person (as defined in the Listing Rules), existing shareholders of the Company or their respective associates (as defined in the Listing Rules) will itself (or through a company controlled by it), apply for Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules and having obtained confirmation to that effect, and if the Company shall become aware of any application or indication of interest for Offer Shares by any of the above persons, it shall forthwith notify the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators (for themselves and on behalf of the Joint Bookrunners, the Joint Lead Managers, the CMIs and the Underwriters);

(u)	not to be or become, at any time prior to the expiration of one year after the First Time of Delivery or, if applicable, the latest Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is required to be registered under Section 8 of the Investment Company Act of 1940, as amended;

(v)	to apply the net proceeds from the sale of the Offer Shares in the manner set forth in the section of each of the Registration Statement, the Time of Sale Prospectus and the Final Prospectus headed “Use of Proceeds”;

(w)	not to, and to procure each of the Company’s subsidiaries and the Company’s and the subsidiaries’ directors, officers, promoters, supervisors, managers, employees, Affiliates, agents and any person associated with or acting on behalf of the Company or its subsidiaries or on behalf of any of the foregoing persons not to, use, directly or indirectly, any proceeds from the sale of the Offer Shares or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate, directly or indirectly, activities of or business with, or for the benefit of, any government, individual or entity that is the target of any OFAC-administered sanctions or any other sanctions under the Sanctions Laws and Regulations (as defined in Schedule III); (B) to fund or facilitate any activities of or business in any Sanctioned Country or (C) in a manner that would result in a violation by any person or entity (including, any person or entity participating in the Global Offering, whether as underwriter, advisor, investor or otherwise) of any of the Sanctions Laws and Regulations. The Company will not, and will procure its subsidiaries not to, engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is the target of any Sanctions Laws and Regulations, and will not violate any export control and import laws and regulations in the U.S., China and other applicable jurisdiction, including the Export Administration Regulations, the U.S. Customs regulations, and various economic sanctions regulations administered by the OFAC;

(x)	except for (a) the issue, offer or sale of the Offer Shares by the Company pursuant to the Global Offering (including pursuant to any exercise of the Over-allotment Option); (b) the issue of Class A Ordinary Shares or ADSs or transfer of treasury shares pursuant to the 2018 Share Plan in compliance with the Listing Rules and applicable Laws; (c) any capitalization issue, capital reduction or consolidation or sub-division of shares; (d) registration and issuance of ADSs and ADRs without enlarging the issued and outstanding share capital of the Company as at the date of this Agreement; or (e) repurchase of securities pursuant to the Company’s share repurchase programs existing on the date of the International Underwriting Agreement to the extent in compliance with the Listing Rules and applicable Laws, the Company will not, without the prior written consent of the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the International Underwriters) and unless in compliance with the Listing Rules, at any time during the period commencing on the date hereof and ending on the date falling six months after the Listing Date (the “First Six Month Period”):

(i)	allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to subscribe for or purchase, grant or purchase any option, warrant, contract or right to allot, issue or sell, or otherwise transfer or dispose of or create an Encumbrance over, or agree to transfer or dispose of or create an Encumbrance over, either directly or indirectly, conditionally or unconditionally, or repurchase, any legal or beneficial interest in the share capital or any other securities of the Company or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase any share capital or other securities of the Company, as applicable), or deposit any share capital or other securities of the Company, as applicable, with a depositary in connection with the issue of depositary receipts; or

(ii)	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (legal or beneficial) of the Class A Ordinary Shares or any other securities of the Company, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any Shares); or

(iii)	enter into any transaction with the same economic effect as any transaction described in paragraphs (i) or (ii) above; or

(iv)	offer to or agree to do any of the foregoing specified in paragraphs (i), (ii) or (iii) or announce any intention to do so,

in each case, whether any of the foregoing transactions is to be settled by delivery of share capital or such other securities, in cash or otherwise (whether or not the issue of such share capital or other securities will be completed within the First Six Month Period). The Company further agrees that, in the event the Company is allowed to enter into any of the transactions described in paragraphs (i), (ii) or (iii) above or offers to or agrees to or announces any intention to effect any such transaction during the period of six months commencing on the date on which the First Six Month Period expires (the “Second Six Month Period”), it will take all reasonable steps to ensure that such an issue or disposal will not, and no other act of the Company will, create a disorderly or false market for any Class A Ordinary Shares or other securities of the Company. The Single Largest Group of Shareholders undertake to each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters that it/he shall procure the Company to comply with the undertakings in this subsection;

(y)	comply with the minimum public float requirements specified in the Listing Rules (the “Minimum Public Float Requirement”), and not to effect any purchase of the Class A Ordinary Shares, or agree to do so, which may reduce the holdings of the Class A Ordinary Shares held by the public (as defined in Rule 8.24 of the Listing Rules) to below the Minimum Public Float Requirement or any waiver granted and not revoked by the Stock Exchange prior to the expiration of the Second Six Month Period without first having obtained the prior written consent of the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the International Underwriters);

(z)	not to, and to procure its Affiliates, subsidiaries or persons acting on its or their behalf (other than the International Underwriters and their respective Affiliates) not to, distribute prior to the last Time of Delivery any offering material in connection with the offer and sale of the Offer Shares other than the Hong Kong Prospectus, the Registration Statement, the Time of Sale Prospectus and the Final Prospectus;

(aa)	until the Overall Coordinators and the Joint Global Coordinators have notified the Company of the completion of the distribution of the Offer Shares, not to, and to procure its subsidiaries and the Company’s and the subsidiaries’ respective directors, officers, promoters, supervisors, employees, Affiliates and agents and persons acting on behalf of the Company or its subsidiaries or on behalf of any of the foregoing persons not to, either alone or with one or more other persons, engage in, directly or indirectly, any act or course of conduct (A) that creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual or apparent active trading in, or to raise the price of, the Shares, provided, however, that nothing in clauses (A) and (B) above will prevent the Stabilizing Manager from engaging in transactions to stabilize the market price of the Offer Shares to the extent permitted by Laws;

(bb)	not to, and to procure its subsidiaries and the Company’s and its subsidiaries’ respective directors, officers, promoters, supervisors, employees, Affiliates and agents and person acting on behalf of the Company or its subsidiaries or on behalf of any of foregoing persons not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise in violation of applicable Laws, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the SFO, (C) take or omit to take, directly or indirectly, any action which may result in the loss by any of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs or the International Underwriters or any person acting for them as stabilizing manager of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the SFO or otherwise, or (D) take or omit to take, directly or indirectly, any action (such as issuing any press release relating to any securities without an appropriate legend) in breach of the terms of the Hong Kong Underwriting Agreement or in violation of the Securities and Futures Ordinance of Hong Kong; provided that, for the avoidance of doubt, the Stabilization Manager may engage in transactions which stabilize the market price of the Offer Shares to the extent permitted by Laws;

(cc)	maintain (A) accurate books and records and a system of internal accounting controls consistent with paragraph 15 under Part A of Schedule III hereof and (B) policies and procedures designed to ensure compliance with the anti-corruption laws of Hong Kong, the PRC, the United States and any other jurisdiction applicable to any member of the Group and its business;

(dd)	prior to the completion of the Global Offering as notified by the Overall Coordinators and the Joint Global Coordinators, without prior approval by the Overall Coordinators and the Joint Global Coordinators, not to, and not to procure or permit any of its subsidiaries to, (A) enter into or assume or otherwise agree to be bound by any contract or agreement, (B) incur, assume or acquire or otherwise agree to become subject to any liability, (C) acquire or dispose of or agree to acquire or dispose of any business or asset, which in each case would or could reasonably be expected to materially and adversely affect the Global Offering or have a material adverse effect or any development involving a prospective material adverse effect, on the profits, losses, results of operations, assets, liabilities, general affairs, business, management, performance, prospects, shareholders’ equity, position or condition (financial, trading or otherwise) of the Group, taken as a whole (a “Material Adverse Effect”);

(ee)	prior to sixty (60) days after the First Time of Delivery, promptly notify the Overall Coordinators and the Joint Global Coordinators of any commitment or agreement that it entered into, which has or could reasonably be expected to have a Material Adverse Effect or adversely affect the Global Offering;

(ff)	upon request of any of the International Underwriters, to furnish, or cause to be furnished, to such International Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the on-line offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and shall terminate upon completion of the distribution of the Offer Shares; in addition, each of the International Underwriters are permitted to use the License for the purposes of identifying the Company in a list of current or completed deals posted on the website of or contained in other materials prepared by such International Underwriter;

(gg)	to have the Shares approved for listing on the Stock Exchange by the First Time of Delivery and to maintain such listing and will refrain from taking any action that could jeopardize the listing on the Stock Exchange for at least one year after the First Time of Delivery, except following a withdrawal of such listing which has been approved by the shareholders of the Company in accordance with the Listing Rules and the applicable Laws or following an offer (within the meaning of the Hong Kong Code on Takeovers and Mergers and Share Buy-backs) for the Company becoming unconditional;

(hh)	to do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein;

(ii)	to indemnify and hold each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters and their respective Affiliates harmless against any documentary, stamp or similar issuance or transfer Taxes, duties or fees and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong, the PRC, the Cayman Islands, the United States or any other relevant jurisdiction which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in each of the Time of Sale Prospectus and the Final Prospectus and the execution and delivery of this Agreement, and to indemnify and hold the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters and their respective Affiliates harmless against the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy, if any, which may be required to be paid in connection with the offer and sale of the Offer Shares and/or the listing of the Shares on the Stock Exchange (except where such International Underwriters purchase Offer Shares for their investment accounts);

(jj)	during the period from the date hereof to 180 days after the First Time of Delivery, to discuss with the Overall Coordinators: (A) any major new developments in its sphere of activity which are not public knowledge which may, by virtue of the effect of those developments on its assets and liabilities or financial position or on the general course of its business, lead to substantial movement in the price of its listed securities; and (B) any change in the Company’s financial condition or results of operations which, if made public, would likely lead to substantial movement in the price of its listed securities;

(kk)	not to, and to procure each member of the Group and/or the Warrantors, and/or any of their respective substantial shareholders, directors, officers, promoters, supervisors, employees, Affiliates and/or agents of the Company and its subsidiaries not to (whether directly or indirectly, formally or informally, in writing or verbally), provide any material information, including forward-looking information (whether qualitative or quantitative) concerning the Company and/or its subsidiaries that is not, or is not reasonably expected to be, included in each of the Hong Kong Prospectus, the Registration Statement, the Time of Sale Prospectus and the Final Prospectus or publicly available, to any research analyst at any time up to and including the fortieth (40th) day immediately following the date on which the Offer Price is determined in accordance with the terms of the Hong Kong Underwriting Agreement;

(ll)	to ensure that any issues identified and as disclosed in any internal control report prepared by the Internal Control Consultant have been rectified or improved in accordance with the recommendations set out in the report to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company and its board of directors with all applicable Laws and, without prejudice to the generality of the foregoing, to such standard or level recommended or suggested by the Internal Control Consultant in its internal controls report;

(mm)	not to, and to procure each member of the Group and connected person (as defined in the Listing Rules) of the Company not to, and to use its best endeavors to procure their respective associates not to, provide any financing (directly or indirectly) to any subscriber or purchaser of Offer Shares;

(nn)	based on the placee list provided by the International Underwriters, to do all such things as are necessary to ensure that (i) there is no placing of the Offer Shares to connected persons unless otherwise disclosed to the Stock Exchange and/or the relevant waiver has been obtained from the Stock Exchange, (ii) the placees and their beneficial owner(s) and/or associate(s) are third parties independent of and not be acting in concert with (as defined in the Hong Kong Code on Takeovers and Mergers), the Company or any connected persons in relation to the control of the Company; (c) such placees, their respective ultimate beneficial owner(s) and/or associate(s) are not, directly or indirectly, financed, funded or backed by and are not accustomed to taking any instructions from the Company, any of the directors, chief executives, controlling shareholder(s), substantial shareholder(s) or existing shareholder(s) of the Company or any of the Company’s subsidiaries, or a close associate of any of them, (d) the orders for the securities originate from the placees procured by the underwriters and their respective ultimate beneficial owners;

(oo)	to notify the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators (for themselves and on behalf of the International Underwriters) immediately if it becomes aware that any person who has applied for or indicated an interest for Offer Shares (or their respective beneficial owners) (a) falls within (i) any of the placee categories (other than "Not Applicable") as set out in the Stock Exchange's placee list template or required to be disclosed by the Stock Exchange's FINI (as defined in the Listing Rules) interface in relation to placees or under the Listing Rules or (ii) any of the groups of placees that would be required under Rule 12.08A of the Listing Rules to be identified in the Company's allotment results announcement; or (b) is financed directly or indirectly by, or accustomed to taking instructions from, the Company, any of the directors, chief executive, controlling shareholder(s), substantial shareholder(s) or existing shareholder(s) of the Company or any of its subsidiaries or a close associate of any of them (as such terms are defined in the Listing Rules);

(pp)	to comply with the requirements of Rule 430A or Rule 403B, and notify the Overall Coordinators promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or the Form 8-A Registration Statement shall become effective, or any amendment or supplement to the Final Prospectus (including any prospectus wrapper) shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC for any amendment to the Registration Statement, the Form 8-A Registration Statement, or any amendment or supplement to the Final Prospectus or for additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, the Form 8-A Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Final Prospectus or of the suspension of the qualification of the Offer Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Offer Shares. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will use reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment;

(qq)	to furnish to the Overall Coordinators, without charge, copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto and documents incorporated by reference therein) and to furnish to the Overall Coordinators in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and as many copies of the Time of Sale Prospectus, the Final Prospectus, documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request;

(rr)	before amending or supplementing the Registration Statement, the Form 8-A Registration Statement, the Time of Sale Prospectus or the Final Prospectus, to furnish to the Overall Coordinators a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Overall Coordinators reasonably object;

(ss)	to furnish to the Overall Coordinators a copy of each proposed free writing prospectus (including any electronic roadshow) or amendment thereof or supplement thereto, to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Overall Coordinators reasonably object;

(tt)	if at any time following issuance of a free writing prospectus any event occurred or occurs as a result of which such free writing prospectus would conflict with the information in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Overall Coordinators and, if requested by the Overall Coordinators, will prepare and furnish without charge to each Underwriter a free writing prospectus or other document which will correct such conflict, statement or omission;

(uu)	if at any time following issuance of a free writing prospectus there occurred or occurs an event or development as a result of which such free writing prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Offer Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, to promptly notify the Representatives and to promptly (subject to Section (tt)) amend or supplement, at its own expense, such free writing prospectus to eliminate or correct such conflict, untrue statement or omission;

(vv)	not to take any action that would result in an Underwriter or the Company being required to file with the SEC pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder;

(ww)	if the Time of Sale Prospectus is being used to solicit offers to buy the Offer Shares at a time when the Final Prospectus is not yet available to prospective purchasers and any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event or development shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission (subject to the last clause of this subsection (ww)) and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law; to promptly give the Representatives written notice of any such event or development or condition of which the Company becomes aware; and before amending or supplementing the Time of Sale Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Overall Coordinators reasonably object;

(xx)	(i) if, during such period after the first date of the public offering of the Offer Shares as in the opinion of counsel for the Underwriters the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, forthwith to prepare, file with the SEC (subject to the last clause of this subsection (xx)) and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which the Offer Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Final Prospectus, as amended or supplemented, will comply with applicable law; (ii) to promptly give the overall Coordinators written notice of any such event or development or condition of which the Company becomes aware; and (iii) before amending or supplementing the Final Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

(yy)	The Company, during the period when the Final Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the SEC pursuant to the Exchange Act within the time periods required by the Exchange Act and the applicable rules and regulations of the Commission thereunder; and

(zz)	Other than as disclosed in the Time of Sale Prospectus, to promptly notify the Overall Coordinators if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offer Shares within the meaning of the Securities Act and (ii) completion of the six-month restricted period following the Listing Date.

Subject to Section 10, the undertakings in this Section 4 shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement.

5.	[Reserved]

6.	Advice to the Company

The Company hereby confirms and acknowledges that each of the Overall Coordinators has:

(a)	engaged the Company at various stages during the offering process to understand the Company’s preferences and objectives with respect to pricing and the desired shareholder or investor base;

(b)	explained the basis of its advice and recommendations to the Company including any advantages and disadvantages, including but not limited to communicating its allocation policy to the Company, and that the Company confirms that it fully understands the factors underlying the allocation recommendations;

(c)	advised the Company in a timely manner, throughout the period of engagement, of key factors for consideration and how these could influence the pricing outcome, allocation and future shareholder or investor base;

(d)	advised the Company on the information that should be provided to the CMIs to enable them to meet their obligations and responsibilities under the Code of Conduct, including information about the Company to facilitate a reasonable assessment of the Company required under the Code of Conduct;

(e)	provided guidance to the Company on the market’s practice on the ratio of fixed and discretionary fees to be paid to the CMIs;

(f)	advised and guided the Company and its directors as to their responsibilities under the rules, regulations and requirements of the Stock Exchange, the SFC and any other Authority which apply to placing activities including the Global Offering, and that the Company and its directors fully understand and undertake to the Joint Sponsors and the Underwriters that they have met or will meet these responsibilities; and

(g)	where the Company decided not to adopt an Overall Coordinator’s advice or recommendations in relation to pricing or allocation of shares, or its decisions may lead to a lack of open market, an inadequate spread of investors or may negatively affect the orderly and fair trading of such shares in the secondary market, explained the potential concerns and advised the Company against making these decisions.

7.	Covenant OF THE COMPANY to Pay Costs

All fees, costs, charges, Taxation and expenses of, in connection with or incidental to the Global Offering, the listing of the Class A Ordinary Shares on the Main Board of the Stock Exchange and this Agreement, and the transactions contemplated thereby or hereby including, without limitation:

(a)	fees, disbursements and expenses of the Reporting Accountants in accordance with the arrangement letter entered into between the Company and the Reporting Accountants;

(b)	fees, disbursements and expenses of any transfer agent or registrar for the Class A Ordinary Shares, any service provider appointed by the Company in connection with White Form eIPO Service, and the process agent referred to in Clause 16 hereof in accordance with the respective engagement letters entered into between the Company and such transfer agent or registrar, service provider of White Form eIPO Service and process agent;

(c)	fees, disbursements and expenses of all Legal Advisers to the Company or the Underwriters in accordance with the respective engagement letters or fee arrangement letters entered into between the Company and such Legal Advisers;

(d)	fees, disbursements and expenses of any public relations consultants engaged by the Company in accordance with the engagement letter between the Company and such public relations consultants;

(e)	fees, disbursements and expenses of the Internal Control Consultant and the Industry Consultant in accordance with the respective engagement letters entered into between the Company and such Internal Controls Consultant and Industry Consultant;

(f)	fees, disbursements and expenses of any translators engaged by the Company in accordance with the engagement letter entered into between the Company and such translators;

(g)	fees, disbursements and expenses of the Receiving Bank and the Nominee in accordance with the Receiving Bank Agreement;

(h)	fees, disbursements and expenses of the financial printer engaged by the Company in accordance with the engagement letter entered into between the Company and such financial printer;

(i)	fees and expenses of other agents, third party service providers, consultants and advisers engaged by the Company relating to the Global Offering in accordance with the respective engagement letters or fee letters entered into between the Company and such agents, third party service providers, consultants and advisers;

(j)	fees and expenses related to the application for listing of and permission to deal in the Class A Ordinary Shares on the Main Board of the Stock Exchange, the filing or registration of any documents (including, without limitation, the Hong Kong Public Offering Documents, the CSRC Filings and any amendments and supplements thereto) with any relevant Authority (including, without limitation, the Registrar of Companies in Hong Kong and the CSRC) and the qualification of the Offer Shares in any jurisdiction;

(k)	all costs and expenses for roadshow (including pre-deal or non-deal roadshow), pre-marketing or investor education activities, and presentations or meetings undertaken in connection with the marketing of the offering and sale of the Offer Shares to prospective investors, including without limitation, expenses associated with the production of the slides and graphics for the Investor Presentation Materials, and all fees, disbursements and expenses of any consultants engaged in connection with the Investor Presentation Materials, documentary, travel, lodging and other fees and expenses incurred by the Company, the Overall Coordinators, the Joint Global Coordinators, the CMIs and the Underwriters subject to, if any, the respective engagement letters entered into between the Company and the respective Overall Coordinators, the Joint Global Coordinators, the CMIs and the Underwriters (as the case may be), or otherwise approved by the Company;

(l)	all printing, document production, courier and advertising costs in relation to the Global Offering approved by the Company;

(m)	all costs of preparation, despatch and distribution of the Offering Documents in all Relevant Jurisdictions, and all amendments and supplements thereto approved by the Company;

(n)	all costs of preparation, printing or production of this Agreement, the Hong Kong Underwriting Agreement, the agreement among Hong Kong Underwriters, the agreement among International Underwriters, the agreement among syndicates, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offer Shares;

(o)	all costs and expenses for printing and distribution of research reports, and conducting the syndicate analysts' briefing and other presentations relating to the Global Offering approved by the Company;

(p)	all costs of preparation, despatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

(q)	the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy payable by the Company, all capital duty (if any), premium duty (if any), stamp duty (if any), Taxation, levy and other fees, costs and expenses payable in respect of the creation, issue, allotment, sale, distribution and delivery of the International Offer Shares, the International Offering, the execution and delivery of and the performance of any provisions of this Agreement or otherwise in connection with the Global Offering;

(r)	[reserved];

(s)	all costs and expenses related to the press conferences of the Company in relation to the Global Offering;

(t)	all stock admission fees, processing charges and related expenses payable to HKSCC;

(u)	all CCASS transaction fees payable in connection with the Global Offering;

(v)	all fees and expenses related to background check and searches, company searches, litigation and legal proceeding searches, bankruptcy and insolvency searches and directorship searches and other searches conducted in connection with the Global Offering approved by the Company;

(w)	all expenses and application fees incurred in connection with any filing with, and clearance of the offering by Financial Industry Regulatory Authority, Inc. (“FINRA”), and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Offer Shares;

(x)	[reserved]; and

(y)	[reserved],

shall be borne by the Company but subject to terms and conditions under the engagement letters entered into between the Company and relevant parties (including but not limited to the Joint Sponsors and the Overall Coordinators) before the date of this Agreement, and the Company shall, and the Single Largest Group of Shareholders shall procure the Company to, pay or cause to be paid all such fees, costs, charges, Taxation and expenses. Notwithstanding anything to the contrary in Section 18, if any costs, expenses, fees or charges referred to in this Section is paid or to be paid by any of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs or the International Underwriters for or on behalf of the Company, the Company shall, and the Single Largest Group of Shareholders shall procure the Company to, reimburse such costs, expenses, fees or charges to the relevant Joint Sponsor, Sponsor-OC, Overall Coordinator, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, CMI or International Underwriter (subject to the cap as stated in the engagement letters entered into between the Company and relevant parties) on an after-tax basis.

The Company shall further pay to the Joint Sponsors the sponsor fee and other fees and expenses of such amount and in such manner as have been separately agreed between the Company (or any member of the Group) and the Joint Sponsors pursuant to and in accordance with the terms of the Sponsor and Sponsor-OC Mandates.

If this Agreement shall be rescinded or terminated or shall not become unconditional or, for any other reason, the Global Offering is not completed, the Company shall not be liable to pay any Underwriting Commission and Incentive Fee under Section 1(c), but the Company shall, and the Single Largest Group of Shareholders shall procure the Company to, pay or reimburse or cause to be paid or reimbursed to the relevant parties, all costs, fees, charges, Taxation and expenses referred to in this Section which have been incurred or are liable to be paid by the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and/or the International Underwriters and all other costs, fees, charges, Taxation and expenses payable by the Company pursuant to this Section within 15 business days of the first written request by the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs, the International Underwriters or the relevant party which incurred the costs, fees, charges, Taxation and expenses, as the case may be, in accordance with the engagement letters entered into between the Company and relevant parties before the date of this Agreement.

8.	Additional Covenants of the Single Largest Group of Shareholders

The Single Largest Group of Shareholders agrees and undertakes with each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters to comply with the following:

(a)	without the prior written consent of the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the International Underwriters) and unless in compliance with the requirements of the Listing Rules, except pursuant to the Stock-Borrowing Agreement:

(i)	it/he will not, and will procure that the relevant registered holder(s), any nominee or trustee holding on trust for it/him and the companies controlled by it/him will not, at any time during the period commencing on the date of this Agreement and ending on, and including the date that is twelve months after the Listing Date (the “Twelve Month Period”), (A) sell, offer to sell, accept subscription for, contract or agree to sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to purchase, grant or purchase any option, warrant, contract or right to sell, or otherwise transfer or dispose of or create an Encumbrance over, or agree to transfer or dispose of or create an Encumbrance over, either directly or indirectly, conditionally or unconditionally, any Shares or other equity securities of the Company or any interest therein (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any Shares or any such other securities, as applicable or any interest in any of the foregoing), or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (legal or beneficial) of any Shares or other equity securities of the Company or any interest therein (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any Shares or any such other securities, as applicable or any interest in any of the foregoing), or (C) enter into any transaction with the same economic effect as any transaction specified in (A) or (B) above, or (D) offer to or agree to or announce any intention to effect any transaction specified in (A), (B) or (C) above, in each case, whether any of the transactions specified in (A), (B) or (C) above is to be settled by delivery of Shares or other equity securities of the Company or in cash or otherwise, and whether or not the transactions will be completed within the Twelve Month Period; and

(ii)	until the expiry of the Twelve Month Period, in the event that it/he enters into any of the transactions specified in (i)(A), (i)(B) or (i)(C) or offer to or agrees to or contract to or publicly announce any intention to effect any such transaction, it/he will take all reasonable steps to ensure that such a disposal will not create a disorderly or false market in the securities of the Company.

The restrictions in this section 8 shall not prevent the Single Largest Group of Shareholders from (i) purchasing additional Class A Ordinary Shares or other securities of the Company and disposing of such additional Class A Ordinary Shares or securities of the Company in accordance with the Listing Rules, provided that any such purchase or disposal does not contravene the lock-up arrangements with the Single Largest Group of Shareholders referred to in this section 8 or the compliance by the Company with the Minimum Public Float Requirement and (ii) using the Shares or other securities of the Company or any interest therein beneficially owned by them as security (including a charge or a pledge) in favor of an authorized institution (as defined in the Banking Ordinance (Chapter 155 of the Laws of Hong Kong)) for a bona fide commercial loan, provided that (a) the relevant member(s) of the Single Largest Group of Shareholders will immediately inform the Company and the Overall Coordinators in writing of such pledge or charge together with the number of Shares or other securities of the Company so pledged or charged if and when it/he or the relevant registered holder(s) pledges or charges any Shares or other securities of the Company beneficially owned by it/him, and (b) when the relevant member(s) of the Single Largest Group of Shareholders receive(s) indications, either verbal or written, from the pledgee or chargee of any Shares that any of the pledged or charged Shares or other securities of the Company will be disposed of, it/he will immediately inform the Company and the Overall Coordinators of such indications.

The Company hereby undertakes to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters that upon receiving such information in writing from the Single Largest Group of Shareholders, it will, as soon as practicable and if required pursuant to the Listing Rules, the SFO and/or any other applicable Law, notify the Stock Exchange and/or other relevant Authorities, and make a public disclosure in relation to such information by way of an announcement.

(b)	to advise the Overall Coordinators and the Joint Global Coordinators (acting on their own behalf and on behalf of the International Underwriters) promptly if at any time prior to the later of the Option Expiration Date and the date on which the Overall Coordinators or the Joint Global Coordinators notify the Company that the distribution of the Offer Shares is complete, (i) any event shall occur or any circumstance shall exist which renders or could render untrue or inaccurate or misleading in any respect any of the representations and warranties and other statements of the Warrantors herein or gives rise or could give rise to a claim under any of the indemnities contained in or given pursuant to this Agreement or the Hong Kong Underwriting Agreement or (ii) any event shall occur or any circumstance shall exist as a result of which it is necessary to amend or supplement the Registration Statement, the Time of Sale Prospectus, the Final Prospectus or any free writing prospectus so that the Registration Statement, the Time of Sale Prospectus, the Final Prospectus or any free writing prospectus, or any amendment or supplement thereto or any individual Supplemental Offering Material when considered together with the Time of Sale Prospectus or the Final Prospectus, would not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)	save for the appointment of the Stabilizing Manager of the Global Offering, until the Overall Coordinators and the Joint Global Coordinators have notified the Company of the completion of the distribution of the Offer Shares, not to, and to procure its/his/her Affiliates, agents or any person acting on its/his/her behalf not to, either alone or with one or more other persons, engage in, directly or indirectly, any act or course of conduct (A) that creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual or apparent active trading in, or to raise the price of, the Shares;

(d)	save for the appointment of the Stabilizing Manager of the Global Offering, not to, and to procure its/his/her Affiliates, agents or any person acting on its/his/her behalf not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the SFO, (C) take or omit to take, directly or indirectly, any action which may result in the loss by any of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs or the International Underwriters or any person acting for them as stabilizing manager of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the SFO or otherwise, or (D) take or omit to take, directly or indirectly, any action (such as issuing any press release relating to any securities without an appropriate legend) in breach of the terms of the Hong Kong Underwriting Agreement or in violation of the Securities and Futures Ordinance of Hong Kong;

(e)	to do and perform all things required to be done and performed under this Agreement by him/it prior to or after each Time of Delivery and to satisfy all conditions precedent on its/his/her part to the delivery of the International Offer Shares as set forth herein; and

(f)	to indemnify and hold each of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters and their respective Affiliates harmless against any documentary, stamp or similar issuance or transfer Taxes, duties or fees and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong, the PRC, the United States or any other jurisdiction in which it is or may be required to be paid in connection with the creation, allotment, issuance, offer or distribution of the Offer Shares as contemplated in each of the Time of Sale Prospectus and the Final Prospectus and the execution and delivery of this Agreement, and, in particular, to indemnify and hold the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters and their respective Affiliates harmless against the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy, if any, which may be required to be paid in connection with the offer and sale of the Offer Shares and/or the listing of the Shares on the Stock Exchange (except where such International Underwriters purchase Offer Shares for their investment accounts).

9.	Conditions of the International Underwriters’ Obligations

The several obligations of the International Underwriters hereunder are subject to (x) all the respective representations and warranties and other statements herein on the part of the Company and the Single Largest Group of Shareholders being true and accurate and not misleading at and as of the date hereof, the Time of Sale, the date of the Final Prospectus, the date of any amendment or supplement to the Time of Sale Prospectus or the Final Prospectus and each Time of Delivery, (y) the performance and compliance by the Company and the Single Largest Group of Shareholders with all of its/his/her and their respective obligations and undertakings hereunder and (z) the following additional conditions precedent; provided, however, that the Overall Coordinators and the Joint Global Coordinators may, in their sole and absolute discretion, waive or modify (with or without condition(s) attached) any condition precedent set forth in this Section 9; provided, further, that, with respect to the First Time of Delivery, the latest time for the Overall Coordinators and the Joint Global Coordinators to exercise their discretion in respect of the conditions set forth in this Section shall be 8:00 a.m., Hong Kong time, on the day of the First Time of Delivery:

(a)	the Company shall, at each Time of Delivery, have delivered to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators a certificate of an officer of the Company, dated the applicable Time of Delivery, and in the form set forth in Exhibit A hereto;

(b)	the Company shall, at each Time of Delivery, have delivered to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators an officer’s certificate of the Company signed by the Chief Financial Officer, dated the applicable Time of Delivery with respect to certain financial, operational and business data of the Group contained in each of the Hong Kong Prospectus, the Time of Sale Prospectus and the Final Prospectus, and in form set forth in Exhibit B hereto;

(c)	the Company shall, at each Time of Delivery, have delivered to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators a certificate of its company secretaries, dated the applicable Time of Delivery, and in the form set forth in Exhibit C hereto;

(d)	each of the Single Largest Group of Shareholders shall have signed and furnished to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators, a certificate, in the form attached hereto as Exhibit D, dated the applicable Time of Delivery. The Single Largest Group of Shareholders shall have furnished or caused to be furnished to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators documents or certificates relating to such other matters as the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators may request;

(e)	Cooley LLP, counsel for the Company as to U.S. law, shall have furnished to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators at each Time of Delivery an opinion and a 10b-5 disclosure letter addressed to the Joint Sponsors, the Overall Coordinators, the Sponsor-OCs, the Joint Global Coordinators and the International Underwriters and dated the applicable Time of Delivery in form and substance satisfactory to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators;

(f)	Cooley LLP, counsel for the Company as to Hong Kong law, shall have furnished to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators at each Time of Delivery a Hong Kong opinion addressed to the Joint Sponsors, the Overall Coordinators, the Sponsor-OCs, the Joint Global Coordinators and the International Underwriters and dated the applicable Time of Delivery in form and substance satisfactory to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators;

(g)	Travers Thorp Alberga, counsel for the Company as to Cayman Islands law, shall have furnished to the Joint Sponsors, Overall Coordinators and the Joint Global Coordinators at each Time of Delivery an opinion addressed to the Joint Sponsors, the Overall Coordinators, the Sponsor-OCs, the Joint Global Coordinators and the International Underwriters and dated the applicable Time of Delivery in form and substance satisfactory to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators;

(h)	Commerce & Finance Law Offices, counsel for the Company as to PRC law, shall have furnished to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators at each Time of Delivery copies of its opinion issued to the Company and expressly authorizing disclosure of such opinion to the Joint Sponsors, the Overall Coordinators, the Sponsor-OCs, the Joint Global Coordinators and the International Underwriters and dated the applicable Time of Delivery in form and substance satisfactory to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators;

(i)	Commerce & Finance Law Offices, PRC data counsel for the Company, shall have furnished to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators at each Time of Delivery a memorandum regarding the Company’s data compliances issued to the Company and expressly authorizing disclosure of such memorandum to the Joint Sponsors, the Overall Coordinators, the Sponsor-OCs, the Joint Global Coordinators and the International Underwriters and dated the applicable Time of Delivery in form and substance satisfactory to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators;

(j)	Jun He Law Offices, counsel for the Company as to US/California law, shall have furnished to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators at each Time of Delivery an opinion addressed to the Joint Sponsors, the Overall Coordinators, the Sponsor-OCs, the Joint Global Coordinators and the International Underwriters and dated the applicable Time of Delivery in form and substance satisfactory to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators;

(k)	Akin & Gump Strauss Hauer & Feld LLP, counsel for the Company as to U.S. export controls, sanctions, and outbound investment laws and regulations, shall have furnished to the Company, the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators at each Time of Delivery memorandums addressed to the Company and dated the applicable Time of Delivery in form and substance satisfactory to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators;

(l)	the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators shall have received at each Time of Delivery an opinion and a 10b-5 disclosure letter of Latham & Watkins LLP, counsel for the International Underwriters as to U.S. law, dated the applicable Time of Delivery in form and substance satisfactory to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators;

(m)	the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators shall have received at each Time of Delivery an opinion of Latham & Watkins LLP, counsel for the International Underwriters as to Hong Kong law, dated the applicable Time of Delivery and in form and substance satisfactory to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators;

(n)	the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators shall have received at each Time of Delivery an opinion of Han Kun Law Offices, counsel for the International Underwriters as to PRC law, dated the applicable Time of Delivery and in form and substance satisfactory to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators;

(o)	the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators shall have received from the Reporting Accountants letters dated, respectively, the date of this Agreement and each Time of Delivery, and addressed to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters, in form and substance satisfactory to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators, which letters shall cover, without limitation, the various financial disclosures contained in each of the Registration Statement, the Time of Sale Prospectus and the Final Prospectus;

(p)	the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators shall have received written documents from each of the Warrantors confirming their authorized agents’ acceptance of the appointments of process service agents in the United States as provided in Section 16 hereof on or prior to the First Time of Delivery;

(q)	the Company shall have furnished to the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators such other documents and certificates as the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators may reasonably request;

(r)	no amendment or supplement to the Time of Sale Prospectus or the Final Prospectus shall have been announced, issued, published or delivered to investors without prior written approval by the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators;

(s)	prior to and at each Time of Delivery, none of the Time of Sale Prospectus and the Final Prospectus shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(t)	none of the directors of the Company shall have revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him or her to the Company, the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators, and such authority and confirmations remain in full force and effect;

(u)	since the respective dates as of which information is given in the Time of Sale Prospectus or in the Final Prospectus, there shall not have been any change that would, or could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or result in any development involving a prospective Material Adverse Effect, whether or not arising in the ordinary course of business, the effect of which is in the sole and final judgment of the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators so material and adverse as to make it impracticable or inadvisable to proceed with the Global Offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Time of Sale Prospectus and the Final Prospectus;

(v)	none of the Reporting Accountants, the Industry Consultant, or the Company’s PRC counsel shall have withdrawn its consent to the issue of each of the Registration Statement, the Time of Sale Prospectus and the Final Prospectus with the inclusion of its reports, letters, summaries of valuations, opinions, confirmations and/or authorizations (as the case may be) and references to its name included in the form and context in which it appears in the Registration Statement, the Time of Sale Prospectus or in the Final Prospectus;

(w)	the Company shall have obtained approval from the Stock Exchange granting the listing of, and permission to deal in, the Shares on the Stock Exchange, and such approval shall not have been revoked or suspended;

(x)	all waivers or exemptions stated in the Time of Sale Prospectus and the Final Prospectus to be granted by the Stock Exchange or the SFC shall have been granted and not otherwise invalidated, amended or withdrawn;

(y)	CCASS shall have approved the Shares for book-entry transfer;

(z)	the CSRC having accepted the CSRC Filings and published the filing results in respect of the CSRC Filings on its website, and such notice of acceptance and/or filing results published not having otherwise been rejected, withdrawn, revoked or invalidated prior to 8:00 a.m. on the Listing Date;

(aa)	the Hong Kong Underwriting Agreement shall have been executed by the parties thereto, become unconditional (except with respect to the unconditionality of this Agreement) and not have been terminated or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder;

(bb)	subsequent to the respective dates as of which information is given in the Time of Sale Prospectus and the Final Prospectus, the Company shall not have purchased any of its issued capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock of any class, nor transferred or distributed any cash or other assets to any third party or Affiliate;

(cc)	the Final Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; all materials required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC and no notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Final Prospectus or any free writing prospectus shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Overall Coordinators;

(dd)	no Registration Statement, Preliminary Prospectus, free writing prospectus or Final Prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus, free writing prospectus or Final Prospectus shall have been filed to which the Joint Sponsors, the Overall Coordinators and the Joint Global Coordinators shall have objected; and

(ee)	FINRA shall have confirmed in writing that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

10.	Effective Date of Agreement; Termination

(a)	This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)	If any of the conditions specified in Section 9 shall not have been fulfilled when and as required herein, or if any of the certificates, opinions, written statements or letters furnished to the International Underwriters pursuant to Section 9 shall not be in all respects satisfactory in form and substance to the Overall Coordinators, this Agreement and all obligations of the International Underwriters hereunder may be terminated by the Overall Coordinators by notice (in writing) to the Company at, or at any time prior to, the First Time of Delivery or any Additional Time of Delivery, as applicable; provided, however, that the Overall Coordinators may, in their sole and absolute discretion, waive or modify any condition precedent set forth in Section 9.

(c)	In addition, the obligations of the several International Underwriters hereunder shall be subject to termination. If at any time prior to 8:00 a.m. on the day that trading in the Class A Ordinary Shares commences on the Stock Exchange:

(i)	there develops, occurs, exists or comes into force:

(A)	any new law or regulation or any change or development involving a prospective change or any event or series of events or circumstances likely to result in a change or a development involving a prospective change in existing laws or regulations, or the interpretation or application thereof by any court or any competent Authority in or affecting Hong Kong, Cayman Islands, the PRC, the United States, the United Kingdom, the European Union (or any member thereof), Singapore, Saudi Arabia, or other jurisdictions relevant to the Group or the Global Offering (each a “Relevant Jurisdiction” and collectively, the “Relevant Jurisdictions”); or

(B)	any change or development involving a prospective change, or any event or series of events or circumstances likely to result in a change or prospective change, in any local, national, regional or international financial, political, military, industrial, economic, fiscal, legal, regulatory, currency, credit or market conditions, Taxation, equity securities or currency exchange rate or controls or any monetary or trading settlement system, or foreign investment regulations (including, without limitation, a devaluation of the Hong Kong dollar, United States dollar or Renminbi against any foreign currencies, a change in the system under which the value of the Hong Kong dollar is linked to that of the United States dollar or the Renminbi is linked to any foreign currency or currencies) or other financial markets (including, without limitation, conditions in stock and bond markets, money and foreign exchange markets, the inter-bank markets and credit markets) in or affecting any Relevant Jurisdictions; or

(C)	any event or series of events, or circumstances in the nature of force majeure (including, without limitation, any acts of government, declaration of a regional, national or international emergency or war, calamity, crisis, economic sanctions, strikes, labor disputes, other industrial actions, lock-outs, fire, explosion, flooding, tsunami, earthquake, volcanic eruption, civil commotion, riots, rebellion, public disorder, paralysis in government operations, acts of war, epidemic, pandemic, outbreak or escalation, mutation or aggravation of diseases, or interruption or delay in transportation, local, national, regional or international outbreak or escalation of hostilities (whether or not war is or has been declared), act of God or act of terrorism (whether or not responsibility has been claimed)) in or affecting any of the Relevant Jurisdictions; or

(D)	the imposition or declaration of any moratorium, suspension or limitation (including without limitation, any imposition of or requirement for any minimum or maximum price limit or price range) on (i) the trading in shares or securities generally on the Stock Exchange, the Shanghai Stock Exchange, the Shenzhen Stock Exchange, the Singapore Stock Exchange, the New York Stock Exchange, the Nasdaq or the London Stock Exchange; or (ii) the trading in any securities of the Company listed or quoted on a stock exchange or an over-the-counter market; or

(E)	the imposition or declaration of any general moratorium on commercial banking activities in or affecting any of the Relevant Jurisdictions or any disruption in commercial banking or foreign exchange trading or securities settlement or clearing services, procedures or matters in or affecting any of the Relevant Jurisdictions; or

(F)	other than with the prior written consent of the Overall Coordinators, the issue or requirement to issue by the Company of a supplement or amendment to the Hong Kong Prospectus or other documents in connection with the offer and sale of the Offer Shares pursuant to the Companies (Winding up and Miscellaneous Provisions) Ordinance or the Listing Rules or upon any requirement or request of the Stock Exchange and/or the SFC; or

(G)	the commencement by any Authority or other regulatory or political body or organization of any public action or investigation against a Group Company or a director or a senior management member of any Group Company or announcing an intention to take any such action; or

(H)	the imposition of sanctions or export controls in whatever form, directly or indirectly, on any Group Company or any member of the Single Largest Group of Shareholders or by or on any Relevant Jurisdiction, or the withdrawal of trading privileges which existed on the date of this Agreement, in whatever form, directly or indirectly, by, or for, any Relevant Jurisdiction; or

(I)	any valid demand by creditors for payment or repayment of indebtedness of any member of the Group or in respect of which any member of the Group is liable prior to its stated maturity; or

(J)	any non-compliance of the Offering Documents (or any other documents used in connection with the contemplated offering, allotment, issue or sale of any of the Offer Shares), the CSRC Filings or any aspect of the Global Offering with the Listing Rules or any other applicable Laws; or

(K)	any litigation, dispute, legal action or claim or regulatory or administrative investigation or action being threatened, instigated or announced against any member of the Group or any member of the Single Largest Group of Shareholders or any Director or senior management members as named in the Hong Kong Prospectus; or

(L)	any contravention by any Group Company or any Director of the Listing Rules or applicable Laws; or

(M)	any change or prospective change, or a materialization of, any of the risks set out in the section headed "Risk Factors" in the Offering Documents,

which, in any such case individually or in the aggregate, in the sole and absolute opinion of the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the International Underwriters): (I) has or will or may have a material adverse effect, whether directly or indirectly, on the assets, liabilities, business, general affairs, management, prospects, shareholders’ equity, profits, losses, results of operations, position or condition, financial or otherwise, or performance of the Company or the Group as a whole; (II) has or will or may have a material adverse effect on the success of the Global Offering or the level of applications under the Hong Kong Public Offering or the level of indications of interest under the International Offering; (III) makes or will make or may make it impracticable, inadvisable, inexpedient or incapable for any material part of this Agreement, the International Public Offering or the Global Offering to be performed or implemented as envisaged, or for the International Public Offering and/or the Global Offering to proceed or to market the Global Offering or the delivery or distribution of the Offer Shares on the terms and in the manner contemplated by the Offering Documents; or (IV) has or will or may have the effect of making any part of this Agreement (including underwriting) incapable of performance in accordance with its terms or preventing the processing of applications and/or payments pursuant to the Global Offering or pursuant to the underwriting thereof, or

(ii)	there has come to the notice of the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the International Underwriters) that:

(A)	any development or occurrence of a suspension or limitation in trading of the Company’s securities on the Nasdaq; or

(B)	any statement contained in any of the Offering Documents, the CSRC Filings and/or any notices, announcements, advertisements, communications or other documents issued or used by or on behalf of the Company in connection with the International Offering (including any supplement or amendment thereto) (the “Global Offering Documents”) was, when it was issued, or has become untrue, incorrect, inaccurate in any material respect or misleading, unless such untrue or misleading statement has been properly rectified by the Company in a timely manner; or that any estimate, forecast, expression of opinion, intention or expectation contained in any such documents, was, when it was issued, or has become unfair or misleading in any respect or based on untrue, dishonest or unreasonable assumptions or given in bad faith; or

(C)	any matter has arisen or has been discovered which would, had it arisen or been discovered immediately before the date of the Hong Kong Prospectus, constitute a material omission or misstatement in any Global Offering Document; or

(D)	any breach of, or any event or circumstance rendering untrue or incorrect or misleading in any respect, any of the representations, warranties and undertakings given by the Company or the Single Largest Group of Shareholders in this Agreement or the Hong Kong Underwriting Agreement; or

(E)	any event, act or omission which gives rise or is likely to give rise to any liability of any of the Indemnifying Parties pursuant to the indemnities in this Agreement; or

(F)	any material breach of any of the obligations or undertakings imposed upon the Company or any member of the Single Largest Group of Shareholders to this Agreement or the Hong Kong Underwriting Agreement; or

(G)	there is any change or development involving a prospective change constituting or having a Material Adverse Effect; or

(H)	that the Chairman of the Board, any executive Director or any member of senior management of the Company named in the Hong Kong Prospectus seeks to retire, or is removed from office or vacating his/her office; or

(I)	any Director or any member of senior management of the Company named in the Hong Kong Prospectus is being charged with an indictable offence or prohibited by operation of law or otherwise disqualified from taking part in the management or taking directorship of a company; or

(J)	the Company withdraws the Hong Kong Prospectus (and/or any other documents used in connection with the offer or sale of any of the Offer Shares pursuant to the Global Offering) or the Global Offering; or

(K)	that the approval by the Listing Committee of the listing of, and permission to deal in, (a) the Class A Ordinary Shares in issue and to be issued pursuant to the Global Offering (including the additional Class A Ordinary Shares which may be issued pursuant to the exercise of the Over-allotment Option); (b) the Class A Ordinary Shares to be issued pursuant to the 2018 Share Plan, and (c) the Class A Ordinary Shares that are issuable upon conversion of the Class B Ordinary Shares on a one to one basis is refused or not granted, other than subject to customary conditions, on or before the Listing Date, or if granted, the approval is subsequently withdrawn, cancelled, qualified (other than by customary conditions), revoked or withheld; or

(L)	any person (other than any of the Joint Sponsors) has withdrawn its consent to the issue of the Hong Kong Prospectus with the inclusion of its reports, letters and/or legal opinions (as the case may be) and references to its name included in the form and context in which it respectively appears; or

(M)	any prohibition on the Company for whatever reason from offering, allotting, issuing or selling any of the Offer Shares pursuant to the terms of the Global Offering; or

(N)	any person whose consent is required for the issue of the Offering Documents (other than the Joint Sponsors and the Overall Coordinators) has withdrawn or sought to withdraw its consent to being named in any of the Offering Documents or to the issue of any of the Offering Documents; or

(O)	an order or petition is presented for the winding-up or liquidation of any member of the Group, or any member of the Group makes any composition or arrangement with its creditors or enters into a scheme of arrangement or any resolution is passed for the winding-up of any member of the Group or a provisional liquidator, receiver or manager is appointed over all or part of the assets or undertaking of any member of the Group or anything analogous thereto occurs in respect of any member of the Group; or

(P)	(A) the notice of acceptance of the CSRC Filings issued by the CSRC and/or the results of the CSRC Filings published on the website of the CSRC is rejected, withdrawn, revoked or invalidated; or (B) other than with the prior written consent of the Overall Coordinators, the issue or requirement to issue by the Company of a supplement or amendment to the CSRC Filings pursuant to the CSRC Rules or upon any requirement or request of the CSRC; or (C) any non-compliance of the CSRC Filings with the CSRC Rules or any other applicable Laws; or

(Q)	that a material portion of the orders placed or confirmed in the bookbuilding process have been withdrawn, terminated or cancelled, or with respect to which the payment of the relevant orders and/or investment commitment has not been received or settled in the stipulated time and manner or otherwise;

then, in each case, the Overall Coordinators (for themselves and on behalf of the International Underwriters) may, in their sole and absolute discretion and upon giving notice in writing to the Company, terminate this Agreement with immediate effect.

(d)	If, after the execution and delivery of this Agreement, the sale and delivery of the Offer Shares, as contemplated by this Agreement, is not carried out as a result of any termination of this Agreement pursuant to this Section 10 or any other provision hereof, the Company and the Single Largest Group of Shareholders shall not be under any obligation or liability under this Agreement (except as provided in Sections 7 and 12 hereof) and the International Underwriters shall be under no obligation or liability to the Company and the Single Largest Group of Shareholders (except to the extent provided in Section 12 hereof) or to one another under this Agreement.

11.	Increase in International Underwriters’ Commitments

If any International Underwriter shall default in its obligation to purchase the International Offer Shares which it has agreed to purchase hereunder (otherwise than for a failure of a condition precedent set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under subsection 10(c) hereof) at any Time of Delivery, the Joint Global Coordinators and the Overall Coordinators may in their discretion arrange for the Joint Global Coordinators and the Overall Coordinators or another party or other parties to purchase such International Offer Shares on the terms contained herein. If within thirty-six hours after such default by any International Underwriter, the Joint Global Coordinators and the Overall Coordinators do not arrange for the purchase of such International Offer Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Joint Global Coordinators and the Overall Coordinators to purchase such International Offer Shares on such terms. In the event that, within the respective prescribed periods, the Joint Global Coordinators and the Overall Coordinators notify the Company that the Joint Global Coordinators and the Overall Coordinators have so arranged for the purchase of such International Offer Shares, or the Company notifies the Joint Global Coordinators and the Overall Coordinators that it has so arranged for the purchase of such Shares, the Joint Global Coordinators and the Overall Coordinators or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Time of Sale Prospectus and the Final Prospectus, or in any other documents or arrangements, and the Company agrees, and each of the Single Largest Group of Shareholders agrees to procure the Company, to make promptly any such changes.

Without relieving any defaulting International Underwriter from its obligations hereunder, the Company agrees with the non-defaulting International Underwriters that it will not sell any International Offer Shares hereunder unless all of the International Offer Shares are purchased by the International Underwriters (including International Underwriters substituted pursuant to the foregoing paragraph).

If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by the Joint Global Coordinators, the Overall Coordinators and the Company as provided in the first paragraph of this Section 11, the aggregate number of such International Offer Shares which remains unpurchased does not exceed one tenth of the aggregate number of all the International Offer Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting International Underwriter to purchase the number of International Offer Shares which such International Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting International Underwriter to purchase its pro rata share (based on the number of Firm Shares which such International Underwriter agreed to purchase hereunder) of the International Offer Shares of such defaulting International Underwriter or International Underwriters for which such arrangements have not been made; provided that nothing herein, and no action taken hereunder, shall relieve a defaulting International Underwriter from liability for its default.

If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by the Joint Global Coordinators, the Overall Coordinators and the Company as provided in the first paragraph of this Section 11, the aggregate number of such International Offer Shares which remains unpurchased exceeds one tenth of the aggregate number of all the International Offer Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in the foregoing paragraph to require non-defaulting International Underwriters to purchase International Offer Shares of a defaulting International Underwriter or International Underwriters, then this Agreement (or, with respect to the second Time of Delivery, the obligations of the International Underwriters to purchase and of the Company to sell the Option Shares) shall thereupon terminate without further act or deed and without any obligation or liability on the part of the Warrantors (except to the extent provided in Sections 7, 10 and 12 hereof) and without any obligation or liability on the part of any non-defaulting International Underwriter hereunder (except to the extent provided in Section 12 hereof); provided that nothing herein, and no action taken hereunder, shall relieve a defaulting International Underwriter from liability for its default.

The term “International Underwriter” as used in this Agreement shall refer to and include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such International Offer Shares.

12.	Indemnity and Contribution

(a)	Each of the Warrantors, severally and jointly agrees to indemnify, defend and hold harmless each of the Overall Coordinators, the Sponsor-OCs, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters, each of their respective Affiliates, as well as their respective head offices, branches, representatives, partners, associates, agents, directors, officers, members and employees, any person who controls any such Overall Coordinator, Joint Global Coordinator, Sponsor-OC, Joint Sponsor, Joint Bookrunner, Joint Lead Manager, CMI and International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, liability, payment, cost, charge, expense, award or claim (collectively, “Loss”) and any action, writ, suit or proceeding (including, without limitation, any investigation or inquiry by or before any Governmental Authority) (each, a “Proceeding”) which, jointly or severally, any such Overall Coordinator, Sponsor-OC, Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, CMI and International Underwriter or any such person may incur or become subject to under the Securities Act, the Exchange Act, other U.S. federal or state statutory law or U.S. federal or state common law, or with respect to any Governmental Authority, or otherwise (including, without limitation, all legal and other expenses incurred in investigating or defending such Loss or Proceedings), insofar as such Loss and Proceedings (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a "road show”), the Final Prospectus, any Testing-the-Waters Communications, any Supplemental Offering Material, or any amendment or supplement to any of the foregoing, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, except insofar as any such Loss arises out of or is based upon any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact contained in the Registration Statement, the Preliminary Prospectus, the free writing prospectus, the Time of Sale Prospectus, the Final Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act, any Testing-the-Waters Communications or any Supplemental Offering Material or any amendment or supplement to any of the foregoing made in reliance upon, and in conformity with, information concerning such International Underwriter furnished in writing by or on behalf of such International Underwriter through the Overall Coordinators and the Joint Global Coordinators to the Company expressly and specifically for use therein; provided, however that the parties acknowledge and agree that for the purpose of this Section 12 hereunder, the only information furnished to the Company by any International Underwriters through the Overall Coordinators and the Joint Global Coordinators expressly for use in the Time of Sale Prospectus and the Final Prospectus, or any amendment or supplement thereto is the International Underwriter Information (as defined in Section 13). This indemnity agreement will be in addition to any liability that the Warrantors may otherwise have.

(b)	[reserved]

(c)	Each International Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company and the Single Largest Group of Shareholders from and against any loss, damage, expense, liability or claim which the Company or any of the aforementioned persons may incur under the Securities Act, the Exchange Act, U.S. federal or state common law, or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus and the Final Prospectus or any amendment or supplement to any of the foregoing, or omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in reliance upon, and in conformity with, information concerning such International Underwriter furnished in writing by or on behalf of such International Underwriter through the Overall Coordinators and the Joint Global Coordinators to the Company expressly and specifically for use therein; provided, however that the parties acknowledge and agree that for the purpose of this Section 12 hereunder, the only information furnished to the Company by any International Underwriters through the Overall Coordinators and the Joint Global Coordinators expressly for use in the Time of Sale Prospectus and the Final Prospectus or any amendment or supplement thereto is the International Underwriter Information (as defined in Section 13).

(d)	If any Proceeding is brought against a person (an “Indemnified Party”) in respect of which indemnity may be sought against any of the Warrantors or an International Underwriter (as applicable, the “Indemnifying Party”) pursuant to either subsection (a), (b) or (c), respectively, of this Section 12, such Indemnified Party shall, if and to the extent permitted by any Law or obligation of confidentiality, promptly notify such Indemnifying Party in writing of the institution of such Proceeding; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party under this Section 12, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under this Section 12.

The Indemnifying Party may participate at its expense in the defense of such Proceeding including appointing counsel at its expense to act for it in such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of any Indemnified Party or Parties) also be counsel to the Indemnified Party or Parties. Unless such Indemnified Party or Parties consent to counsel to the Indemnifying Party acting as counsel to the Indemnified Party or Parties in such Proceeding, any Indemnified Party or Parties shall have the right to appoint its or their own separate counsel (in addition to local counsel) in such Proceeding; provided, however, that the giving of such consent or appointment of such separate counsel (in addition to local counsel) shall be determined, as applicable, by the Overall Coordinators, the Joint Global Coordinators and the Joint Sponsors (in the case of such Indemnified Party or Parties being any Overall Coordinator, Sponsor-OC, Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, CMI, International Underwriter, each of their respective Affiliates, as well as their respective head offices, branches, its representatives, partners, associates, agents, directors, officers, members or employees, any person who controls any such Overall Coordinator, Sponsor-OC, Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, CMI or International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any successor or assign of any of the foregoing persons), or by the Company (in the case of such Indemnified Party or Parties being the Company, the Single Largest Group of Shareholders, the directors and officers of the Company, as applicable). The fees and expenses of separate counsel (in addition to local counsel) to the Indemnified Party or Parties shall be borne by the Indemnifying Party and paid as incurred; it being understood, however, that such Indemnifying Party shall not be liable for the fees and expenses of more than two separate counsel (including any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Party or Parties who is or are parties to such Proceeding or Proceedings.

The Indemnifying Party shall be liable for any settlement or compromise by the Indemnified Party or Parties of, or any judgment with respect to, any pending or threatened Proceeding, whether effected with or without the consent of such Indemnifying Party, and agrees to indemnify and hold harmless the Indemnified Party or Parties from and against any loss or liability by reason of such settlement, compromise or judgment. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which any Indemnified Party is or could be or could have been a party and indemnity or contribution could be or could have been sought hereunder by such Indemnified Party, unless such settlement, compromise or consent judgment includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party.

(e)	If the indemnification provided for in this Section 12 is unavailable to an Indemnified Party under subsection (a), (b) or (c) of this Section 12 or insufficient to hold an Indemnified Party harmless in respect of any Losses (or any Proceedings in respect thereof) referred to therein, then each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (or any Proceedings in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by the Warrantors on the one hand, and by the Overall Coordinators, the Sponsor-OCs, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters, each of their respective Affiliates on the other hand, from the International Offering or (B) if the allocation provided by subsection (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in subsection (A) above but also the relative fault of the Warrantors on the one hand, and of the Overall Coordinators, the Sponsor-OCs, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters, each of their respective Affiliates on the other hand, in connection with the statements or omissions which resulted in such Losses (or any Proceedings in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Warrantors on the one hand, and by the Overall Coordinators, the Sponsor-OCs, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters, each of their respective Affiliates on the other hand, shall be deemed to be in the same respective proportions which the total proceeds from the International Offering received by the Company (net of the total commissions and incentive fee received by the International Underwriters pursuant to Section 1 hereof but before deducting expenses), and the total commissions and incentive fee received by the International Underwriters pursuant to Section 1 hereof, bear to the aggregate International Offer Price of the International Offer Shares. The relative fault of the Warrantors on the one hand, and of the International Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Warrantors on the one hand, or by the Overall Coordinators, the Sponsor-OCs, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters, each of their respective Affiliates on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)	The Warrantors, the Overall Coordinators, the Sponsor-OCs, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters agree that it would not be just and equitable if contribution pursuant to subsection (e) of this Section 12 were determined by pro rata allocation (even if the International Underwriters and their Affiliates were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in subsection (e) of this Section 12. For the avoidance of doubt, the amount paid or payable by an Indemnified Party as a result of the Losses (or the Proceedings in respect thereof) referred to above in subsection (e) of this Section 12 shall include all legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending such Losses (or such Proceedings in respect thereof). Notwithstanding the provisions of this Section 12, no International Underwriter nor its Affiliates shall be required to contribute any amount in excess of the amount by which the commission received by such International Underwriter pursuant to Section 1 hereof exceeds the amount of any damage that such International Underwriter or its Affiliates have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportions to their respective purchase obligations and not joint. The Warrantors’ obligations to contribute pursuant to this Section 12 are joint and several and will be in addition to any liability that the Warrantors may otherwise have, and the obligations of each International Underwriter under this Section 12 shall be in addition to any liability which such International Underwriter may otherwise has.

(g)	The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations and other statements of the Warrantors contained in, or made by or on behalf of them pursuant to, this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Overall Coordinator, Joint Global Coordinator, Joint Sponsor, the Sponsor-OC, Joint Bookrunner, Joint Lead Manager, CMI, International Underwriter, each of their respective Affiliates, as well as their respective head offices, branches, its representatives, partners, associates, agents, directors, officers, members and employees, any person who controls any such Overall Coordinator, Joint Global Coordinator, Joint Sponsor, Sponsor-OC, Joint Bookrunner, Joint Lead Manager, CMI or International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or any successor or assign of any of the foregoing persons, or by or on behalf of the Company, the Single Largest Group of Shareholders, the directors or officers of the Company, and shall survive any termination of this Agreement or the issuance and delivery of and payment for the Offer Shares.

13.	Information Furnished by the International Underwriters

Each of the Warrantors acknowledges and agrees that for the purposes of this Agreement, the only information furnished in writing to the Company by or on behalf of any International Underwriter through the Overall Coordinators and the Joint Global Coordinators expressly and specifically for use in the Time of Sale Prospectus and the Final Prospectus is the names, addresses and logos of such International Underwriter appearing in the Time of Sale Prospectus and the Final Prospectus (the “International Underwriter Information”).

14.	Notices

In all dealings hereunder, the Overall Coordinators and the Joint Global Coordinators shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Overall Coordinators and the Joint Global Coordinators.

Except as otherwise herein provided, all statements, requests, notices and agreements hereunder shall be in writing and delivered or sent by mail,

(a)	if to the Overall Coordinators or International Underwriters, shall be sufficient in all respects if delivered or sent to:

If to China International Capital Corporation Hong Kong Securities Limited, to:
Address:	[***]
Email:	[***]
Attention:	[***]

If to Morgan Stanley Asia Limited, to:
Address:	[***]
Email:	[***]
Attention:	[***]

If to J.P. Morgan Securities (Asia Pacific) Limited, to:
Address:	[***]
Email:	[***]
Attention:	[***]

(b)	if to the Company, shall be sufficient in all respects if delivered or sent to the Company at [***], attention: [***], email: [***].

(c)	if to the Single Largest Group of Shareholders, shall be sufficient in all respects if delivered or sent to:

Address:	[***]
Email:	[***]
Attention:	[***]

15.	Governing Law; Construction

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16.	Submission to Jurisdiction; Waiver of Immunity

Any action, proceeding, claim or counterclaim of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, may be commenced, prosecuted or continued in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (each a “New York Court”), which courts shall have non-exclusive jurisdiction over the adjudication of such matters, and each of the Warrantors irrevocably consents to the non-exclusive jurisdiction of the New York Courts and personal service, and waives any objection to any New York Court on grounds of inconvenient forum or otherwise, with respect thereto. The Warrantors agree that any International Underwriter or any Indemnified Party entitled to seek indemnity against the Warrantors hereunder shall have the sole and absolute right to join the Warrantors as a party to any action, proceeding, claim or counterclaim arising out of or relating to this Agreement which is brought in any court by any third party against such International Underwriter or Indemnified Party or to otherwise pursue any claim (whether by way of a claim for an indemnity, contribution or otherwise) against the Warrantors in such action, proceeding, claim or counterclaim. Each of the Warrantors hereby irrevocably consents to personal jurisdiction, service and venue in any court in which any action, proceeding, claim or counterclaim arising out of or relating to this Agreement is brought by any third party against any Overall Coordinator, Joint Global Coordinator, Joint Sponsor, Sponsor-OC, Joint Bookrunner, Joint Lead Manager, CMI, International Underwriter or any other Indemnified Party entitled to seek indemnity against the Warrantors hereunder. Each party hereto irrevocably waives and agrees not to claim all right to trial by jury in any action, proceeding, claim or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Warrantors irrevocably agrees that a final judgment in any such action, proceeding, claim or counterclaim brought in any New York Court shall be conclusive and binding upon the Warrantors, as the case may be, and may be enforced in any other courts to the jurisdiction of which the Warrantors, as the case may be, is or may be subject by suit upon such judgment. Each of the Warrantors, on behalf of itself and any of its properties, assets and revenues, hereby irrevocably waives and agrees not to claim, to the fullest extent permitted by applicable law, any and all immunity (whether on the basis of sovereignty or crown status, immunity for “acts of state” or otherwise) from any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of any judgment, decision, determination, order or award (regardless of whether such attachment is sought prior to or following the entry of judgment, decision, determination, order or award), or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgment, decision, determination, order or award, to which it or its properties, assets and revenues may otherwise be entitled in any action, suit or proceeding arising in connection with this Agreement or the transactions contemplated hereby brought in any New York Courts or in any other courts. Each of the Warrantors has appointed, without power of revocation, Cogency Global Inc. with offices at 122 East 42nd Street, 18th Floor, New York, NY 10168  as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, suit or proceeding, claim or counterclaim arising out of or relating to this Agreement and in any manner permitted by applicable law. Service of process upon such authorized agent and written notice of such service to the Warrantors shall be deemed, in every respect, effective service of process upon the Warrantors, as the case may be.

17.	Currency Indemnity

In respect of any judgment or order or award given or made for any amount due hereunder to the Overall Coordinators, the Joint Global Coordinators, the Joint Sponsors, the Sponsor-OCs, the Joint Bookrunners, the CMIs, the International Underwriters, or any other Indemnified Party that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Warrantors will indemnify each Overall Coordinator, Joint Global Coordinator, Joint Sponsor, Sponsor-OC, Joint Bookrunner, Joint Lead Manager, the CMI, International Underwriter, or any other Indemnified Party against any loss incurred by such Overall Coordinator, Joint Global Coordinator, Joint Sponsor, Sponsor-OC, Joint Bookrunner, Joint Lead Manager, CMI, International Underwriter or any other Indemnified Party as a result of any variation as between (A) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (B) the rate of exchange at which such Overall Coordinator, Joint Global Coordinator, Joint Sponsor, Sponsor-OC, Joint Bookrunner, Joint Lead Manager, CMI, International Underwriter or any other Indemnified Person is able to purchase United States dollars with the amount of the judgment currency actually received by such person. The foregoing indemnity shall constitute a separate and independent obligation of the Warrantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

18.	Tax

All payments to be made by or on behalf of the Company or the Single Largest Group of Shareholders, as the case may be, under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any and all present or future Taxes. If any Taxes are required by any Laws to be deducted or withheld in connection with such payments, the Company or the Single Largest Group of Shareholders, as the case may be, will increase the amount paid and/or to be paid so that the full amount of such payments as agreed in this Agreement is received by the other parties as applicable.

If any of the other parties is required by any Authority to pay any Taxes as a result of this Agreement, the Company (or the Single Largest Group of Shareholders, as the case may be) will pay an additional amount as may be necessary to such party so that the full amount of such payments as agreed in this Agreement to be paid to such party is received by such party and will further, if requested by such party, use reasonable efforts to give such assistance as such party may reasonably request to assist such party in discharging its obligations in respect of such Taxes, including by (a) making filings and submissions on such basis and such terms as such party may reasonably request, (b) as soon as possible making available to such party notices received from any Authority, and (c) subject to the receipt of funds from such party, by making payment of such funds on behalf of such party to the relevant Authority in settlement of such Taxes. For the avoidance of doubt, no additional amount will be payable by the Company (or the Single Largest Group of Shareholders, as the case may be) to any person under this Clause with respect to any Taxes imposed on any person in respect of its net income received in connection with this Agreement by a taxing jurisdiction where such person is incorporated or is a resident for tax purposes.

19.	No Fiduciary Relationship

Each of the Warrantors acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as underwriters in connection with the purchase and sale of the Shares; the Overall Coordinators and the Sponsor-OCs, in their role as such, are acting solely as the Overall Coordinators and the Sponsor-OCs of the Global Offering; the Joint Global Coordinators, in their role as such, are acting solely as the Joint Global Coordinators of the Global Offering, the Joint Bookrunners, in their role as such, are acting solely as the Joint Bookrunners of the Global Offering; and the Joint Lead Managers, in their role as such, are acting solely as the Joint Lead Managers of the Global Offering; the Joint Sponsors, in their role as such, are acting solely as sponsors in connection with the listing of the Shares on the Stock Exchange; the CMIs, in their role as such, are acting solely as the capital market intermediaries of the Global Offering.

Each of the Warrantors further acknowledges that the International Underwriters, the Joint Sponsors, the Overall Coordinators, the Sponsor-OCs, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the CMIs are acting pursuant to a contractual relationship with the Warrantors entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters, the Joint Sponsors, the Overall Coordinators, the Sponsor-OCs, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the CMIs, or their respective directors, officers, employees and Affiliates, as applicable, act or be responsible as a fiduciary or adviser to any member of the Group, the Warrantors, their respective directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Joint Sponsors, the Overall Coordinators, the Sponsor-OCs, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the CMIs, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the purchase and sale of the Company’s securities or the listing of the Shares on the Stock Exchange, either before or after the date hereof.

The International Underwriters, the Joint Sponsors, the Overall Coordinators, the Sponsor-OCs, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the CMIs hereby expressly disclaim any fiduciary or advisory or similar obligations to any member of the Group or the Warrantors, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the Stock Exchange or any process or matters leading up to such transactions, and each of the Warrantors hereby confirms its/his/her understanding and agreement to that effect. The Warrantors, on the one hand, and the International Underwriters, the Joint Sponsors, the Overall Coordinators, the Sponsor-OCs, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the CMIs, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, the Joint Sponsors, the Overall Coordinators, the Sponsor-OCs, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the CMIs, as applicable, to the Warrantors regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Warrantors.

The Warrantors, on the one hand, and the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Joint Sponsors, the Sponsor-OCs, the CMIs and their respective directors, officers, employees and Affiliates, as applicable, on the other hand, agree that the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Joint Sponsors, the Sponsor-OCs, the CMIs and their respective directors, officers, employees and Affiliates, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Warrantors pursuant to their respective appointments as such, are acting solely as principal and not the agent of any member of the Group or the Warrantors (except and solely, with respect to the International Underwriters, for the limited purposes of procuring purchasers for the International Offer Shares set forth in Section 1(a) hereof, and, with respect to the Settlement Agent, for the limited purposes of making payment on behalf of the Company of the Trading Fee and the Transaction Levy as set forth in Section 2(e) hereof), nor the adviser of any member of the Group or the Warrantors, and none of the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs, the Sponsor-OCs, or the Joint Sponsors has assumed, and will assume, any fiduciary or advisory or similar responsibility in favor of any member of the Group or the Warrantors with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the Stock Exchange or any process or matters leading up to such transactions (irrespective of whether any of the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs, the Sponsor-OCs, or the Joint Sponsors has advised or is currently advising the Warrantors on other matters).

Each of the Warrantors further acknowledges and agrees that the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs, the Joint Sponsors, the Sponsor-OCs, and their respective directors, officers, employees and Affiliates are not advising the Warrantors, their respective Affiliates, directors, officers, employees, management or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters (except for, with respect to the Joint Sponsors, any advice to the Company on matters in relation to the listing application as prescribed by and solely to the extent as required under the Listing Rules in the capacity of the Joint Sponsors in connection with the proposed listing of the Company) in any jurisdiction. Each of the Warrantors shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs, the Sponsor-OCs, and the Joint Sponsors and their respective directors, officers, employees and Affiliates shall have any responsibility or liability to the Warrantors with respect thereto. Any review by the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs, the Sponsor-OCs and the Joint Sponsors of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs, the Sponsor-OCs, and the Joint Sponsors and shall be not be on behalf of the Warrantors.

Each of the Warrantors further acknowledges that the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs, the Joint Sponsors, the Sponsor-OCs, and their respective directors, officers, employees and Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Warrantors.

Each of the Warrantors hereby waives and releases, to the fullest extent permitted by law, any claims that the Warrantors may have against the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs, the Joint Sponsors, the Sponsor-OCs and their respective directors, officers, employees and Affiliates with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Warrantors in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the Stock Exchange or any process or matters leading up to such transactions.

Notwithstanding anything in this Agreement, none of the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs, the Sponsor-OCs and the Joint Sponsors or their respective directors, officers, employees and Affiliates and any other Indemnified Party shall have any liability whatsoever to the Warrantors or any other person in respect of any alleged insufficiency of the Offer Price or any dealing price of the Offer Shares (it being acknowledged by the parties that the Warrantors are solely responsible in this regard).

20.	Time of the Essence

Time shall be of the essence of this Agreement.

21.	Counterparts

This Agreement may be signed by the parties hereto in one or more counterparts which together shall constitute one and the same agreement among the parties hereto. Delivery of an executed counterpart signature page of this Agreement by e-mail (in PDF format) or facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement may be executed by electronic signature.

22.	Entire Agreement And Variation

This Agreement, and (in the case of the Joint Sponsors) also together with Sponsor and Sponsor-OC Mandates, and (in the case of the Overall Coordinator other than the Joint Sponsors) also together with its OC Engagement Letter, and (in the case of the CMIs other than the Joint Sponsors and the Overall Coordinators) also together with their respective CMI Engagement Letters, constitutes the entire agreement between the Warrantors, the Joint Sponsors, the Overall Coordinators, the Sponsor-OCs, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters relating to the underwriting of the International Offering and supersedes all previous and extinguishes any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement, which shall cease to have any further force or effect and no party hereto has entered into this Agreement in reliance upon any representation, warranty, agreement or undertaking which is not set out or referred to in this Agreement.

No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto. The expression “variation” shall include any variation, supplement, deletion or replacement however effected.

23.	Parties at Interest Successors and Assigns

This Agreement herein set forth has been and is made solely for the benefit of the Overall Coordinators, the Joint Sponsors, the Sponsor-OCs, the Joint Global Coordinators, the Joint Bookrunners, the International Underwriters, the CMIs, the Company, the Single Largest Group of Shareholders, and, to the extent provided in Section 12 hereof, the controlling persons, partners, directors, officers, members, employees, associates, agents and Affiliates referred to in such section of, and each person who controls any Overall Coordinator, Joint Sponsor, Sponsor-OCs, Joint Global Coordinator, Joint Bookrunner, International Underwriter or the CMI or the Company, and their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters) shall acquire or have any right under or by virtue of this Agreement. No subsequent purchaser of Offer Shares from any International Underwriter shall be deemed to be a successor by reason merely of such purchase. No party hereto shall assign or transfer all or any part of any benefit of, or interest or right in, this Agreement, or any benefit, interest, right or obligation arising under this Agreement without the consent of the other parties hereto, provided that the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, Joint Bookrunners, the Joint Lead Managers, the CMIs, the Joint Sponsors and the Sponsor-OCs, may at any time assign to any of their respective Affiliates, any person who has the benefit of the indemnities in Section 12 and any of their respective successor entities the benefits of and interests and rights in or arising under this Agreement. Obligations under this Agreement shall not be assignable.

24.	Recognition of the U.S. Special Resolution Regimes

(a)	In the event that any Joint Sponsors, Overall-Coordinator or International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Joint Sponsors, Overall-Coordinator or International Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Joint Sponsors, Overall-Coordinator or International Underwriter that is a Covered Entity or a BHC Act Affiliate of such Joint Sponsors, Overall-Coordinator or International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Joint Sponsors, Overall-Coordinator or International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

In this Section 25:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the understanding between the Company, the Single Largest Group of Shareholders, and the Overall Coordinators, the Joint Sponsors, the Sponsor-OCs, the Joint Global Coordinators, the Joint Bookrunners, the CMIs and International Underwriters, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement between the Company, the Single Largest Group of Shareholders, and the Overall Coordinators, the Joint Sponsors, the Sponsor-OCs, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters, severally.

[Signature pages to follow]

Very truly yours,

For and on behalf of

WERIDE INC.

By:
Name:
Title:

By:
Name: Xu Han (韓旭)

For and on behalf of

Tonyhan Limited

By:
Name:
Title:

For and on behalf of

Xu Han Limited

By:
Name:
Title:

Very truly yours,

By: CHINA INTERNATIONAL CAPITAL CORPORATION

HONG KONG SECURITIES LIMITED

By:
Name:
Title:

Very truly yours,

By: MORGAN STANLEY ASIA LIMITED

By:
Name:
Title:

Very truly yours,

By: J.P. MORGAN SECURITIES (ASIA PACIFIC) LIMITED

By:
Name:
Title:

Very truly yours,

By: CHINA INTERNATIONAL CAPITAL CORPORATION

HONG KONG SECURITIES LIMITED

By:
Name:
Title:

(acting as attorney-in-fact for each of the other International Underwriters as defined in the International Underwriting Agreement)

Very truly yours,

By: MORGAN STANLEY ASIA LIMITED

By:
Name:
Title:

(acting as attorney-in-fact for each of the other International Underwriters as defined in the International Underwriting Agreement)

Very truly yours,

By: J.P. MORGAN SECURITIES (ASIA PACIFIC) LIMITED

By:
Name:
Title:

(acting as attorney-in-fact for each of the other International Underwriters as defined in the International Underwriting Agreement)

Schedule I

Part A

The Underwriters and total underwriting commitment

Shares to be Sold
Underwriters	Number	%
China International Capital Corporation Hong Kong Securities Limited	[●]	[●]
Morgan Stanley Asia Limited	[●]	[●]
J.P. Morgan Securities (Asia Pacific) Limited	[●]	[●]
BOCI Asia Limited	[●]	[●]
Futu Securities International (Hong Kong) Limited	[●]	[●]
Daiwa Capital Markets Hong Kong Limited	[●]	[●]
ABCI Securities Company Limited/ABCI Capital Limited	[●]	[●]
ICBC International Securities Limited	[●]	[●]
Total	[●]	[●]

Part B

COMMITMENT OF INTERNATIONAL UNDERWRITERS AND HONG KONG UNDERWRITERS

	Firm Shares to be Sold		Hong Kong Offer Shares to be Sold
Underwriters	Number	%	Number	%
China International Capital Corporation Hong Kong Securities Limited	[●]	[●]	[●]	[●]
Morgan Stanley Asia Limited	[●]	[●]	[●]	[●]
J.P. Morgan Securities (Asia Pacific) Limited	[●]	[●]	[●]	[●]
BOCI Asia Limited	[●]	[●]	[●]	[●]
Futu Securities International (Hong Kong) Limited	[●]	[●]	[●]	[●]
Daiwa Capital Markets Hong Kong Limited	[●]	[●]	[●]	[●]
ABCI Securities Company Limited/ABCI Capital Limited	[●]	[●]	[●]	[●]
ICBC International Securities Limited	[●]	[●]	[●]	[●]
Total	[●]	[●]	[●]	[●]

PART C

ALLOCATION OF BROKERAGE AMONG INTERNATIONAL UNDERWRITERS FOR INTERNATIONAL OFFER SHARES

International Underwriters	Percentage of Brokerage
China International Capital Corporation Hong Kong Securities Limited	[●]
Morgan Stanley Asia Limited	[●]
J.P. Morgan Securities (Asia Pacific) Limited	[●]
BOCI Asia Limited	[●]
Futu Securities International (Hong Kong) Limited	[●]
Daiwa Capital Markets Hong Kong Limited	[●]
Total	[●]

Schedule II

Time of Sale Prospectus

1.	Base Prospectus dated November 3, 3025

2.	Preliminary Prospectus dated November 3, 3025

3.	Issuer free writing prospectus filed by the Company under Rule 433(d) of the Securities Act: N/A

4.	Pricing information: International Offer Price is HK$[●]

71

Schedule III

Part A: Representations and Warranties of the Warrantors

Each of the Warrantors, jointly and severally, represents, warrants and undertakes to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the CMIs, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters and each of them as follows:

1	Accuracy of Information

1.1	(A) None of the Hong Kong Public Offering Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (B) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) each of the Registration Statement and the Final Prospectus, at the time of filing thereof, complied, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the SEC thereunder, and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company, (D) the Time of Sale Prospectus does not, and at the time of each sale of the Offer Shares in connection with the offering when the Final Prospectus is not yet available to prospective purchasers and at each Time of Delivery, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (E) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (F) the Final Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus based upon information relating to any International Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 13 of the International Underwriting Agreement.

1.2	Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the SEC thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no order preventing or suspending the use of any preliminary prospectus has been issued by the SEC.

1.3	No individual Supplemental Offering Material conflicts or will conflict with the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, or the Final Prospectus, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in reliance upon and in conformity with International Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 13 of the International Underwriting Agreement.

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1.4	All statements, expressions of opinion or intention, forward-looking statements, forecasts and estimates (including the statements regarding the sufficiency of working capital, future plans, use of proceeds, estimated capital expenditures, projected cash flows and working capital, critical accounting policies and estimates, indebtedness, prospects, dividends, material contracts, litigation and regulatory compliance) in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, the Final Prospectus, the Supplemental Offering Material (when considered together with the Time of Sale Prospectus) and/or the CSRC Filings (A) have been made after due, careful and proper consideration; (B) were and remain based on grounds and assumptions referred to in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, the Final Prospectus and/or the CSRC Filings (to the extent there are any) or otherwise based on reasonable grounds and assumptions; and (C) represented and continue to represent reasonable and fair grounds, assumptions and expectations honestly held based on facts known to each of the Company, any Subsidiary, and/or any of their respective directors, supervisors (if any), officers, employees or agents; there are and will be no other facts known or which could, upon due and careful inquiry, have been known to each of the Warrantors or the Directors the omission of which would or may make any such expression, statement, forecast or estimate misleading.

1.5	The Hong Kong Public Offering Documents contains and will contain (A) all information and particulars required of a prospectus and/or listing document to comply with the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Listing Rules, all other applicable rules and regulations of the Stock Exchange and all applicable Laws; and (B) all such information as investors and their professional advisors would reasonably require, and reasonably expect to find therein, for the purpose of making an informed assessment of the activities, assets and liabilities, business, condition (financial or otherwise), financial position, profits and losses, management and prospects of the Company and the Subsidiaries, taken as a whole, and the rights attaching to the Shares.

1.6	As of the time of each sale of the Offer Shares in connection with the Global Offering when the Final Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus based upon information relating to any International Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriters Information as defined in Section 13 of the International Underwriting Agreement. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Time of Sale Prospectus, and complies in all material respects with the Securities Act.

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1.7	All public notices, announcements and advertisements in connection with the Global Offering (including, without limitation, the Formal Notice) and all filings and submissions provided by or on behalf of the Warrantors, the Subsidiaries and/or any of their respective directors, supervisors (if any), officers, employees, affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, “affiliates”) or agents, to the Stock Exchange, the SFC, the SEC, the CSRC and/or any relevant Authority have complied and will comply with all applicable Laws, contain no untrue statement of a material fact and do not omit to state a fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

1.8	Without prejudice to any of the other Warranties:

1.8.1	the statements contained in the sections of each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus headed “Future Plans and Use of Proceeds” and “Use of Proceeds” including the breakdown of the estimated use of the net proceeds, represent the true and honest belief of the Warrantors and their respective directors (if applicable) arrived at after due, proper and careful consideration and inquiry;

1.8.2	the statements contained in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus relating to Company’s consolidated indebtedness as at close of business on August 31, 2025 are complete, true and accurate in all material respects and not misleading and all material developments in relation to the Company’s indebtedness have been disclosed;

1.8.3	the statements relating to working capital contained in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus in the sections headed “Financial Information”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Operating and Financial Review and Prospects” are complete, true and accurate in all material respects and not misleading;

1.8.4	the statements relating to the Group’s liquidity and capital resources contained in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus in the sections headed “Financial Information”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Operating and Financial Review and Prospects” are complete, true and accurate in all material respects and not misleading;

1.8.5	the statements relating to the interests of the Warrantors and their respective directors (if applicable) in the share capital of the Company and in contracts with the Company and the Subsidiaries contained in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus are complete, true and accurate in all material respects and not misleading;

3

1.8.6	the statements contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus (A) in the sections headed “Information about this Prospectus and the Global Offering,” “Share Capital,” “Description of Share Capital,” “Description of American Depositary Shares,” “Conversion Between ADSs and Class A Ordinary Shares” and “Appendix III—Summary of the Constitution of Our Company and Cayman Company Laws” insofar as they purport to describe the terms of the Offer Shares; (B) in the section headed “Regulatory Overview,” “Appendix III—Summary of the Constitution of Our Company and Cayman Company Laws,” “Regulations,” “Taxation,” “Information on the Company” and “Additional Information” insofar as they purport to describe the provisions of Laws and regulations affecting or with respect to the business of the Company and the Subsidiaries; (C) in the section headed “Regulations,” “Taxation,” “Regulatory Overview,” “Appendix III—Summary of the Constitution of Our Company and Cayman Company Laws,” “Appendix IV—Statutory and General Information,” “Information on the Company” and “Additional Information” insofar as they purport to describe the provisions of the Laws and documents referred to therein; and (D) in the sections headed “Summary,” “Appendix III—Summary of the Constitution of Our Company and Cayman Company Laws,” “Description of Share Capital” and “Additional Information” insofar as they purport to describe the material provisions of the Articles of Association, are true, complete and accurate in all material aspects and are not misleading, and constitute fair and accurate summaries of the relevant terms, Laws, regulations and documents;

1.8.7	the statements relating to dividend policy contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus under the heading “Summary—Dividend and Dividend Policy”, “Financial Information—Dividend and Dividend Policy”, “Appendix III—Summary of the Constitution of Our Company and Cayman Company Laws”, “Dividend Policy” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Dividend and Dividend Policy” and “Financial Information—Dividend Policy” represent the true and honest belief of the Warrantors and their respective directors (if applicable) arrived at after due, careful and proper consideration and inquiry;

1.8.8	the statements contained in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus in the section headed “Risk Factors” and “Key Information” are complete, true and accurate in all material respects and not misleading and represent the true and honest belief of the Warrantors and their respective directors (if applicable) arrived at after due, proper and careful consideration; and

1.8.9	the reply to each question set out in the Verification Notes given by or on behalf of the Warrantors or the Subsidiaries or their respective directors or employees (if applicable) and all statements and information provided by or on behalf of any of the Warrantors or the Subsidiaries and their respective directors employees (if applicable) in connection with any application or submission to or correspondence with the Stock Exchange, the SFC, the SEC, CSRC or other applicable Authority, was so given by a person having appropriate knowledge and duly authorised for such purposes and all such replies have been given in full and in good faith and were, and except as subsequently disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, remain, complete, true and accurate in all material respects and not misleading; all such supporting documents prepared or supplied by or on behalf of any of the Warrantors or the Subsidiaries or if applicable, their respective directors (or any of them) or employees have been given or prepared in good faith and with due care and attention.

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1.9	All statistical, market-related and operational data and information disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus as having come from the Warrantors has been derived from the records of the Company and the Subsidiaries using systems and procedures which incorporate adequate and effective safeguards to ensure that the information is complete, true and accurate in all material respects and fairly presents the information shown therein; the section entitled “Financial Information”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus accurately describes the Company’s exposure to changes in interest rates, liquidity, credit and foreign exchange rates, risk exposure estimates, and sensitivity of the Company’s assets and liabilities to changes in interest rates and foreign exchange rates as of the dates indicated therein, and the limitations of such sensitivity analysis in all material respects; statistical and market-related data and information disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus as having come from a source other than the Warrantors are based on or derived from sources which the Warrantors’ reasonably believe to be reliable and accurate and represent the Warrantors’ good faith estimates that are made on the basis of data derived from such sources, and such data accurately reflect the information or the sources from which they are derived; and the Company has obtained the written consent to the use of such data from such sources to the extent required.

1.10	All information supplied or disclosed in writing or orally from time to time (and any new or additional information that updates or amends such information) by or on behalf of the Warrantors, the Subsidiaries, or their respective directors, supervisors (if any), officers, employees, or agents to the Stock Exchange, the SFC, the SEC, the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, the Reporting Accountants, the Internal Control Consultant and legal and other professional advisers to the Company and the International Underwriters and the Hong Kong Underwriters for the purposes of the Global Offering or the listing of the Shares on the Stock Exchange (including the answers and documents contained or referred to in the Verification Notes, any new or additional information serving to update or amend the Verification Notes supplied or disclosed in writing prior to the date hereof, the information, answers and documents used as the basis of information contained in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, the Final Prospectus, the Supplemental Offering Materials, the CSRC Filings, the Investor Presentation Materials, the notification form to be filed with the U.S. Department of the Treasury pursuant to 31 C.F.R. § 850.404 or provided for or in the course of due diligence or the discharge by the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs or the International Underwriters of their obligations under all applicable Laws (including the Code of Conduct, the Listing Rules, the Securities Act, the U.S. Department of the Treasury’s Outbound Investment Security Program regulations and the CSRC Rules), the discharge by the Joint Sponsors of their obligations as sponsors under the Code of Conduct, the Listing Rules and other applicable Laws, or for the discharge by the Overall Coordinators and the CMIs of their respective obligations as an Overall Coordinator and/or a CMI under the Code of Conduct, the Listing Rules and other applicable Laws, and the responses to queries and comments raised by the Stock Exchange, the SFC, the SEC, the CSRC, the U.S. Department of the Treasury or any other Authorities and the documents contained therein or referred thereto, and the submissions made by or on behalf of the Company and/or any of the Subsidiaries) was so disclosed or made available in full and in good faith and was when given and except as subsequently disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, remains complete, true and accurate in all material respects and not misleading.

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2	CSRC Filings

2.1	Each of the CSRC Filings is and remains complete, true and accurate and not misleading in any respect, and does not omit any information which would make the statements made therein, in light of the circumstances under which they were made, misleading in any respect.

2.2	All information disclosed or made available in writing or orally and used as the basis of information contained in the CSRC Filings by or on behalf of the Company and/or any of the Subsidiaries, and/or any of their respective directors, officers, employees, affiliates or agents, to the CSRC, the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers, the International Underwriters, the Reporting Accountants, the Internal Control Consultant, the Industry Consultant and/or the legal and other professional advisers for the Company for the purpose of replying to queries and comments raised by the CSRC (including the information, answers and documents used as the basis of information contained or referred to in the CSRC Filings, or provided for or in the course of due diligence or the discharge by the Joint Sponsors, the Sponsor-OCs, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters of their obligations under all applicable Laws (including the CSRC Rules), or for the discharge by the Overall Coordinators of their respective obligations as an Overall Coordinator under the Code of Conduct, the Listing Rules and other applicable Laws) was so disclosed or made available in full and in good faith and was, when given and remains complete, true and accurate and not misleading in any respect, and there is no other information which has not been provided the result of which would make the information so disclosed or made available misleading in any respect.

2.3	The Company has complied with all requirements and timely submitted all requisite filings in connection with the Global Offering (including, without limitation, the CSRC Filing Report) with the CSRC pursuant to the CSRC Filing Rules and all applicable Laws, and the Company has not received any notice of rejection, withdrawal or revocation from the CSRC in connection with such CSRC Filings.

2.4	Each of the CSRC Filings made by or on behalf of the Company is in compliance with the disclosure requirements pursuant to the CSRC Filing Rules.

3	The Company and the Subsidiaries

3.1	The Company has and upon the Listing Date will have the authorized and issued capital as set forth in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, and all of the issued shares of the Company (A) have been duly authorised, registered on the register of members and validly issued; (B) are fully paid and non-assessable; (C) were not issued in violation of any pre-emptive, resale right, right of first refusal or similar rights; (D) conform to the description thereof contained in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus; (E) have been issued in compliance with all applicable Laws; no person is, or at each of (i) the date of this Agreement, (ii) the Hong Kong Prospectus Date, (iii) the Price Determination Date and (iv) the Listing Date will be, entitled to any pre-emptive, resale right, right of first refusal or other similar rights to acquire the Offer Shares or any other securities of the Company; and there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Shares or any other class of shares of the Company except pursuant to this Agreement and the Hong Kong Underwriting Agreement. All of the equity interests or registered capital (as the case may be) of each Subsidiary have been duly authorized and validly issued, are fully paid in accordance with applicable laws and their respective articles of association and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, or other claims of any third party; none of the outstanding share capital or equity interest in any Subsidiary was issued in violation of pre-emptive or similar rights of any security holder of such Subsidiary.

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3.2	Each of the Company and the Subsidiaries has been duly incorporated or established and is validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization with legal right, power and authority (corporate and other) to own, use, lease and operate its properties and conduct its business in the manner presently conducted and as described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus and is capable of suing and being sued in its own name.

3.3	Each of the Company and the Subsidiaries has been duly qualified to transact business and is in good standing under the Laws of each other jurisdiction in which it owns or leases properties or conducts any business that requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

3.4	The memorandum and articles of association or other constituent or constitutive documents or the business license (as applicable) of each of the Company and the Subsidiaries comply with the requirements of the Laws of the jurisdiction of its incorporation or organization and are in full force and effect.

3.5	Each of the Subsidiaries that is a PRC entity has passed each annual examination by the applicable PRC Authorities without being found to have any material deficiency or material default under applicable PRC Laws.

3.6	The Company has been duly registered as a non-Hong Kong company under Part 16 of the Companies Ordinance, and the memorandum and articles of association and other constituent or constitutive documents of the Company comply with the Laws of Hong Kong (including the Listing Rules).

3.7	None of the Company or any Subsidiary has entered into any agreement for the establishment of any company or undertaking in which the Company or any Subsidiary will or agrees to own or control a majority interest.

3.8	Save as disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, no person, individually or together with its affiliates, beneficially owns (within the meaning of Rule 13(d)(3) of the Exchange Act), ultimately controls or otherwise has any interest (within the meaning of Part XV of the Securities and Futures Ordinance) in 5% or more of any class of the Company’s share capital through trust, contract, arrangement, understanding (whether formal or informal) or otherwise.

3.9	None of the Company or any of the Subsidiaries is conducting or proposes to conduct any business, or has acquired or proposes to acquire or has incurred or proposes to incur any property or asset or liability or obligation (including, without limitation, contingent liability or obligation), which is material to the Company or such Subsidiary, as the case may be, but which is not directly or indirectly related to the business of the Company and the Subsidiaries, taken as a whole, as described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus.

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3.10	Except as described in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, each of the Company and its Subsidiaries that was incorporated outside of PRC has complied, and has taken, or in the process of taking, all reasonable steps to ensure compliance by each of the Company’s shareholders, option holders, directors and officers, employees that to the best knowledge of the Warrantors after due inquiry, is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the CSRC and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each of its shareholders, option holders, director, officer and employee that, to the best knowledge of the Warrantors after due inquiry, is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

3.11	The Warrantors are aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange of the PRC on August 8, 2006, as amended on June 22, 2009 (together with any official clarification, guidance, interpretation or implementation rules related thereto, the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice; the Company and each director of the Company that signed the Registration Statement understand the potential personal liability to which each director of the Company that signed the Registration Statement and the executive officers of the Company may be subject in the event that the offering and sales of the Offer Shares as contemplated in this Agreement and the Hong Kong Underwriting Agreement or the listing and trading of the Offer Shares on the Stock Exchange and the NASDAQ Global Select Market were deemed not to be in compliance with the M&A Rules. The issuance and sale of the Offer Shares, the listing and trading of the Offer Shares on the Stock Exchange and the NASDAQ Global Select Market and the consummation of the transactions contemplated by this Agreement and the Hong Kong Underwriting Agreement (i) are not and will not be as of the date hereof or as of each Time of Delivery adversely affected by the M&A Rules and (ii) do not require the prior approval of the CSRC under the M&A Rules.

3.12	The Company is in compliance with Chapter 8A of the Listing Rules in connection with weighted voting rights. The statements relating to the Company’s weighted voting rights structure contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus in the section headed “Summary”, “Risk Factors”, “Waivers and Exemption”, “History, Development and Corporate Structure”, “Relationship with our Single Largest Group of Shareholders” “Share Capital”, “Description of Share Capital” and “Additional Information” are complete, true and accurate in all material respects and not misleading.

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4	Offer Shares

4.1	The Offer Shares have been duly and validly authorised and, when issued and delivered against payment therefor as provided in this Agreement or the Hong Kong Underwriting Agreement, as applicable,

4.1.1	will be duly and validly issued and fully paid and non-assessable and free and clear of all Encumbrances or adverse claims;

4.1.2	will have attached to them the rights and benefits specified in the Company’s Articles of Association as described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus;

4.1.3	will rank pari passu in all respects with the existing issued Shares, including the right to rank in full for all distributions declared, paid or made by the Company after the time of their allotment;

4.1.4	will be free of any restriction upon the holding, voting or transfer thereof under the applicable Laws or the memorandum and articles of association or other constituent or constitutive documents of the Company or any agreement or other instrument to which the Company is a party; and

4.1.5	will be freely transferable by the Company to or for the account of the Hong Kong Underwriters (or the applicants under the Hong Kong Public Offering) and the International Underwriters (or purchasers procured by the International Underwriters) and their subsequent purchasers.

4.2	No holder of Offer Shares after the completion of the Global Offering is or will be subject to any personal liability in respect of the Company’s liabilities or obligations by virtue only of its holding of any such Offer Shares.

4.3	The Offer Shares conform to the descriptions thereof contained in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, including the descriptions in the sections headed “Information about this Prospectus and the Global Offering,” “Capitalization,” “Share Capital,” “Description of Share Capital,” “Description of American Depositary Shares,” “Conversion Between ADSs and Class A Ordinary Shares” and “Appendix III—Summary of the Constitution of Our Company and Cayman Company Laws.”

4.4	The certificates for the Offer Shares are in proper form to be legal and valid under the Laws of the Cayman Islands, PRC, Hong Kong and the United States.

4.5	Except as set forth in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, there are no restrictions on subsequent transfers of the Offer Shares under the Laws of the Cayman Islands, the PRC, Hong Kong or the United States.

4.6	Except as the over-allotment option set forth in the International Underwriting Agreement, no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Offer Shares or any other share capital of or other equity interests in the Company.

5	The Underwriting Agreements and the Operative Documents

5.1	Each of this Agreement, the Hong Kong Underwriting Agreement, the Hong Kong Public Offering Documents, the Registration Statement, the Operative Documents and any other documents required to be executed by any of the Warrantors pursuant to the provision of this Agreement, the Hong Kong Underwriting Agreement or the Operative Documents has been, or will be, duly and validly authorised, executed, and delivered by each of the Warrantors and, when validly authorised, executed and delivered by the other parties thereto, constitutes or will constitute a legal, valid and binding agreement of the respective Warrantor, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, moratorium and similar laws of general applicability relating to or affecting the creditors’ rights and to general principles of equity.

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5.2	The statements set forth in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus headed “Structure of the Global Offering” and “Underwriting,” insofar as they purport to describe the provisions of this Agreement and the Hong Kong Underwriting Agreement are complete, true and accurate in all material respects and not misleading.

5.3	Each of this Agreement, the Hong Kong Underwriting Agreement, and the Operative Documents is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company; and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement, the Hong Kong Underwriting Agreement, and the Operative Documents, it is not necessary that any such documents be submitted into, filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar Tax, imposition or charge in the Cayman Islands be paid on or in respect of any such document or any other documents to be furnished hereunder, except for nominal stamp duty if the documents are executed in or brought into the Cayman Islands. The indemnity provisions set forth in Section 9 of the Hong Kong Underwriting Agreement, and the indemnity and contribution provisions set forth in Section 12 of the International Underwriting Agreement do not contravene the laws or public policy of the Cayman Island and the PRC.

6	No Conflict, Compliance and Approvals

6.1	None of the Company or any Subsidiary is in breach or violation of or in default under (nor has any event occurred which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) (A) its memorandum and articles of association or other constituent or constitutive documents and its business license (as applicable); (B) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, authorization, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected; or (C) any Laws applicable to it or any of its properties or assets, except in each case of clauses (B) and (C) as would not individually or in the aggregate result in a Material Adverse Effect, and have not received any notice of any actual or, to the best of the Company’s knowledge, potential liability under or pursuant to any violation of applicable Laws.

6.2	The execution, delivery and performance of this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents, the issuance and sale of the Offer Shares, the consummation of the transactions herein or therein contemplated and the fulfilment of the terms hereof or thereof do not and will not (A) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (or constitute any event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Warrantors or any Subsidiary is a party, by which any of the Warrantors or any Subsidiary is bound or to which any of the property or assets of any of the Warrantors or any Subsidiary is subject; (B) violate any provision of the memorandum and articles of association or other constituent or constitutive documents or the business license (as applicable) of any of the Warrantors or any Subsidiary; (C) violate any applicable Law; or (D) result in the imposition of any Encumbrance upon any property or assets of the Company or any Subsidiary.

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6.3	Except for the requisite registration of the Hong Kong Prospectus with the Registrar of Companies in Hong Kong and the final approval from the Stock Exchange for the listing of and permission to deal in the Shares on the Main Board, all licenses, permits, permissions, authorizations, consents, approvals, certificates, clearances, qualifications, franchises, orders and other concessions of and from, and all registrations, declarations, notifications and filings of or with, any Authority having jurisdiction over any of the Warrantors or the Subsidiaries, or any of their respective properties (each a “Governmental Authorization”) required under any applicable Law in connection with (A) the Global Offering; (B) the issuance and sale of the Offer Shares; (C) the execution and delivery of this Agreement, the Hong Kong Underwriting Agreement, the Operative Documents and each of the agreements relating to the Global Offering; (D) the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement, the Operative Documents and each of the agreements relating to the Global Offering to which any of the Warrantors is a party; (E) the deposit of the Offer Shares with Hong Kong Securities Clearing Company Limited; and (F) the issuance, publication, distribution or making available of each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, and for the Company and the Subsidiaries to carry on their business and operations as described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, have been obtained or made and are in full force and effect (including (i) under applicable blue sky laws in any jurisdiction in which the Offer Shares are offered and sold and (ii) under the rules and regulations of the FINRA), and there is no reason to believe that any such Governmental Authorizations may be revoked, suspended or modified.

6.4	Approval in principle has been obtained from the listing committee of the Stock Exchange for the listing of, and permission to deal in, the Shares on the Main Board of the Stock Exchange, and, to the best of the Warrantors’ knowledge, there is no reason to believe that such approval may be revoked, suspended or modified.

6.5	The Company has taken all necessary corporate and other actions to authorize, and has obtained all necessary approvals and authorizations (including approvals and authorizations from the shareholders of the Company and the Directors) in connection with, the Global Offering, the use and application of the proceeds from the Global Offering, the issue, publication, distribution or making available of each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated by this Agreement, and such approvals and authorizations are in full force and effect, and there is no reason to believe that any such approvals and authorizations may be revoked, suspended or modified.

6.6	Each of the Company and the Subsidiaries (A) is in compliance with all Laws described or referred to in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus in the sections headed “Regulations”, “Regulatory Overview” and “Information of the Company” (“Relevant Laws”); (B) has received all Governmental Authorization required of them under Relevant Laws to own, lease, license and use its property and assets and conduct their respective businesses; and such Governmental Authorizations are valid and in full force and effect and contain no conditions precedent that have not been fulfilled or performed or other materially burdensome restrictions or conditions not described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus; and (C) is in compliance with the provisions of all such Governmental Authorizations; none of the Company or any of the Subsidiaries has received any notice of revocation or modification of any such Governmental Authorization or has any reason to believe that any Authority is considering modifying, suspending or revoking any such Governmental Authorizations; and the Company and the Subsidiaries have not received notice of any actual or potential liability under or violation of any Relevant Laws.

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6.7	(A) all Governmental Authorizations under any Laws applicable to, or from or with any Authority having jurisdiction over, any of the Company or its Subsidiaries or any of their properties or assets, or otherwise from or with any other persons, required in connection with the use and application of the proceeds from the Global Offering for the purposes as set forth in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, have been obtained or made; and (B) the use and application of the proceeds from the Global Offering, as set forth in and contemplated by each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, will not conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) (i) its memorandum and articles of association or other constituent or constitutive documents or the business licence (as applicable), (ii) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any licence, authorization, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it is bound or any of its properties or assets may be bound or affected, or (iii) any Laws applicable to the Company or any of the Subsidiaries or any of their properties or assets described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, or result in the creation or imposition of an Encumbrance upon any property or assets of the Company or any of the Subsidiaries, except in case of clause (ii) as would not individually or in the aggregate result in a Material Adverse Effect.

7	Accounts and Other Financial Information

7.1	The Reporting Accountants, whose accountants’ report on certain consolidated financial statements of the Company is included in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, are independent public accountants with respect to the Company under the Code of Ethics for Professional Accountants issued by the Hong Kong Institute of Certified Public Accountants and the rules and regulations thereunder, and the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

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7.2	(A) The audited consolidated historical financial statements (and the notes thereto) of the Company and the Subsidiaries included in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, give a true and fair view of the financial condition, results of operations, cash flows, comprehensive income and changes in shareholders’ equity of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with the IFRS Accounting Standards (“IFRS”) and the accounting policies of the Company applied on a consistent basis throughout the periods involved; (B) [Reserved]; (C) the profits and losses shown on such audited consolidated historical financial statements and selected financial data and the trend of profits and losses thereby shown have not been affected by any unusual or exceptional item or by any other matter which has rendered such profits or losses unusually high or low; (D) the summary and selected financial data (including any financial ratios) included in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus are derived from the accounting records of the Company and the Subsidiaries, present accurately and fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein; (E) the pro forma financial information (and the notes thereto) included under “Appendix II— Unaudited Pro Forma Financial Information” (and all other pro forma financial statements, information or data, if any) included in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus has been prepared in accordance with the applicable requirements of the Listing Rules and has been presented consistently with the relevant accounting principles adopted by the Company, the assumptions used in the preparation of pro forma net tangible assets and the notes thereto (and other pro forma financial statements, information and data, if any) are reasonable and are disclosed therein and there are no other assumptions or sensitivities which should reasonably be taken into account in the preparation of such information that are not so taken into account, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of the pro forma net tangible assets and the notes thereto (and other pro forma financial statements, information and data, if any); (F) the depreciation and amortization has been made at rates sufficient to spread the cost over their respective estimated useful lives to the Company; (G) there are no other financial statements (historical or pro forma), selected financial data (including any financial ratios) of the Company or the Subsidiaries that are required by any applicable Law or Listing Rules to be included in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus that are not included as required; (H) none of the Company or the Subsidiaries has any material liabilities or obligations, direct or contingent (including any litigation or off-balance sheet obligations) that are not described in any of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus; (I) all disclosures included in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of SEC) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; and (J) there is no arrangement, circumstance, event, condition or development that could result in a restatement of any financial information disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus.

7.3	The prospective information as set forth in the sections “Summary,” “Prospectus Summary,” “Prospectus Supplement Summary,” “Business,” “Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Operating and Financial Review and Prospects” of each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus and any forecasts and estimates, if any contained in the CSRC Filings (the “Prospective Financial Information”) has been prepared after due and proper consideration, and represents reasonable and fair expectations honestly held, by the Company on the basis of facts known to the Company and the bases and assumptions stated in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, the Final Prospectus and the CSRC Filings, and in accordance with the Company’s accounting policies described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus consistently applied; (B) the bases and assumptions used in the preparation of the Prospective Financial Information (i) are those that the Company believes are significant in forecasting the financial performance of the Company and its Subsidiaries, and (ii) reflect, for each relevant period, a reasonable forecast or estimate, as applicable, by the Company of the events, contingencies and circumstances described therein; and (C) the Prospective Financial Information represents, for each relevant period, a reasonable forecast by the Company of the financial performance of the Company.

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7.4	The unaudited consolidated management accounts of the Company and its Subsidiaries as of August 31, 2025 and for the two months ended August 31, 2025 and other accounting records of the Company (A) have been properly written up and present fairly, and reflect in conformity with the accounting policies of the Company and IFRS, all the transactions entered into by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries was a party during the two months ended August 31, 2025; (B) contain no inaccuracies or discrepancies of any kind; and (C) present fairly the consolidated financial position of the Company as of August 31, 2025 and the consolidated results of operations of the Company for the two months ended August 31, 2025; and there has been no decrease in the class A ordinary shares and class B ordinary shares of the Company as of August 31, 2025 as compared to amounts shown in latest consolidated balance sheet of the Company as of June 30, 2025 included in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus.

7.5	(A) The statements in relation to the adequacy of the working capital of the Company as set forth in the section of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus entitled “Financial Information—Liquidity and Capital Resources, Working Capital Confirmation”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources, Working Capital Confirmation” and “Operating and Financial Review and Prospects” (the “Working Capital Statement”), in each case has been prepared after due and proper consideration, and represents reasonable and fair expectations honestly held, by the Company; (B) the bases and assumptions used in the preparation of the Working Capital Statement (i) are all those that the Company considers to be significant in making the Working Capital Statement for at least the 12-month period immediately following the Hong Kong Prospectus Date and (ii) reflect, for each relevant period, a fair and reasonable forecast by the Company of the events, contingencies and circumstances described therein; and (C) the Working Capital Statement represents a fair and reasonable forecast by the Company of the adequacy of the working capital of the Company for at least the 12-month period immediately following the Hong Kong Prospectus Date and that in the Company’s view, taking into account the net proceeds to be received by the Company from the Global Offering, the financial resources available to the Company and the Subsidiaries, including the Company’s consolidated cash and cash equivalents on hand, and available banking facilities, the working capital available to the Company and the Subsidiaries is and will be adequate for the Company and the Subsidiaries’ present requirements and for at least the 12-month period immediately following the Hong Kong Prospectus Date.

7.6	The statements set forth in the section entitled “Financial Information—Material Accounting Policies, Critical Accounting Estimates”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates” and “Operating and Financial Review and Prospects -Critical Accounting Estimates” in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus are complete, true and accurate in all material respects and not misleading and accurately and fully describes (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s and the Subsidiaries’ financial condition and results of operations (the “Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) an explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Board and senior management of the Company have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies and have consulted with the Reporting Accountants with regard to such selection, application and disclosure.

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7.7	The sections entitled “Financial Information”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Operating and Financial Review and Prospects” in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus accurately and fairly describe (A) all trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; (B) all material indebtedness (actual or contingent) of the Company or the Subsidiaries and its or their related parties; and (C) all off balance sheet transactions, arrangements, and obligations; and none of the Company or any Subsidiary has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any Subsidiary, such as structured finance entities and special purpose entities, that are reasonably likely to have a material effect on the liquidity of the Company and the Subsidiaries taken as a whole or the availability thereof or the requirements of the Company and the Subsidiaries taken as a whole for capital resources.

7.8	The board memorandum of profit forecast for the year ending December 31, 2025 and working capital forecast for the period up to December 31, 2026 (the “Profit Forecast Memorandum”) has been approved by the Directors and reviewed by the Reporting Accountants in connection with the Global Offering and prepared after due and careful inquiry and on the bases and assumptions stated in the Profit Forecast Memorandum which the Directors honestly believe to be fair and reasonable; and (A) all statements of fact in such memorandum are complete, true and accurate in all material respects and not misleading; (B) all forecast, estimate and expressions of opinion contained in the Profit Forecast Memorandum are fair and reasonable, are honestly held by the Directors and can be properly supported; and (C) the assumptions used in the preparation of the Profit Forecast Memorandum are those the Company believes are significant in making the profit forecast of the Group and reflect, for each relevant period, a fair and reasonable forecast by the Company of the events, contingencies and circumstances described therein; there are no other facts or assumptions which in any case ought reasonably to have been taken into account which have not been taken into account in the preparation of the Profit Forecast Memorandum.

7.9	The factual contents of the reports, letters or certificates of the Reporting Accountants are and will remain complete, true and accurate in all material respects (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate in all material respects) and no fact or matter has been omitted therefrom which would make the contents of any of such reports, letters or certificates misleading, and the opinions attributed to the Directors in such reports or letters or certificates are held in good faith based upon facts within the best of their knowledge after due and careful inquiry, and none of the Company and the Directors disagree with any aspect of the reports, letters or certificates prepared by the Reporting Accountants; (B) no information was withheld from the Reporting Accountants for the purposes of their preparation of their report contained in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus and the comfort letters to be issued by the Reporting Accountants in connection with the Global Offering and all information given to the Reporting Accountants for such purposes was given in good faith and there is no other information which has not been provided the result of which would make the information so received misleading; and (C) no information was withheld from the Reporting Accountants, the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs or the Underwriters for the purposes of their review of the forecasts of profit and earnings per share and the unaudited pro forma adjusted consolidated net tangible assets (and other unaudited pro forma financial statements, information and data, if any) of the Company included in any of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus their review of the Group’s cash flow and working capital projections, estimated capital expenditures and financial reporting procedures.

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7.10	All historical financial information contained in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus (other than in the report of the Reporting Accountants set out in Appendix I and II to the Hong Kong Prospectus) has been either correctly extracted from the report of the Reporting Accountants set out in Appendix I and Appendix II to the Hong Kong Prospectus or is derived from the relevant accounting records of the Company and the Subsidiaries which the Warrantors in good faith believes are reliable and accurate, and are a fair presentation of the data purported to be shown.

7.11	The valuation of Level 3 financial assets and liabilities as included in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus has been prepared after due and careful inquiry by the Company and upon bases and assumptions which are fair and reasonable based on facts, events and circumstances known to the Company.

8	Indebtedness and Material Obligations

8.1	(A) Except as disclosed in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, none of the Company or any of the Subsidiaries has any material outstanding liabilities, term loans, other borrowings or indebtedness in the nature of borrowings, including, without limitation, bank overdrafts and loans, debt securities or similar indebtedness, subordinated bonds and hire purchase commitments, or any mortgage or charge or any guarantee or other contingent liabilities; (B) no material outstanding indebtedness of the Company or any of the Subsidiaries has (or, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, will) become repayable before its stated maturity, nor has (or, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, will) any security in respect of such indebtedness become enforceable by reason of default of the Company or the relevant Subsidiaries; (C) no person to whom any material indebtedness of the Company or any of the Subsidiaries that is repayable on demand is owed has demanded or, to the best of the Warrantors’ knowledge, threatened to demand repayment of, or to take steps to enforce any security for, the same; (D) no circumstance has arisen such that any person is now entitled to require payment of any material indebtedness of any of the Company or the Subsidiaries, or under any guarantee of any material liability of any of the Company or the Subsidiaries, by reason of default of any of the Company or the Subsidiaries or any other person or under any guarantee given by any of the Company or the Subsidiaries; (E) none of the Company or any of the Subsidiaries has stopped or suspended payments of its debts, has become unable to pay its debts or otherwise become insolvent; and (F) all guarantees of indebtedness of the Company and its Subsidiaries are in full force and effect, and there are no outstanding guarantees or contingent payment obligations of the Company or any of the Subsidiaries in respect of indebtedness of any party other than the Company or any of the Subsidiaries.

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8.2	(A) The amounts borrowed by each of the Company and the Subsidiaries do not exceed any limitation on its borrowing contained in its memorandum and articles of association or other constituent or constitutive documents or its business license (as applicable) or in any debenture or other deed or document binding upon it; (B) none of the Company or any of the Subsidiaries has factored any of its debts or engaged in financing of a type which would not be required to be shown or reflected in its audited consolidated financial statements; (C) with respect to each of the borrowing facilities of the Company or any of the Subsidiaries, (i) such borrowing facility has been duly authorized, executed and delivered, is legal, valid, binding and enforceable in accordance with its terms and is in full force and effect, (ii) all undrawn amounts under such borrowing facility is or will be capable of drawdown in accordance with the terms, and (iii) no event has occurred, and no circumstances exist, which could cause any undrawn amounts under such borrowing facility to be unavailable for drawing as required; and (D) no event has occurred, and to the best of the Company’s knowledge, no circumstances exist, in relation to any investment grants, loan subsidies or financial assistance received by or pledged to the Company or any of the Subsidiaries from or by any Authority in consequence of which the Company or the relevant Subsidiary is or could be held liable to forfeit or repay in whole or in part any such grant or loan or financial assistance.

9	Subsequent Events

9.1	Subsequent to the date of the latest audited consolidated financial statements included in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, none of the Company or any of the Subsidiaries has (A) entered into or assumed or otherwise agreed to be bound by any contract, transaction, commitment or agreement that is material to the Company and the Subsidiaries, taken as a whole, except as disclosed in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus; (B) incurred, assumed or acquired or otherwise agreed to become subject to any obligation or liability, direct or contingent (including, without limitation, any off-balance sheet obligations), that is material to the Company and the Subsidiaries, taken as a whole; (C) acquired, sold, transferred or disposed of, or agreed to acquire, sell, transfer or dispose of any business, asset, business unit, or technology that is material to the Company and the Subsidiaries, taken as a whole; (D) entered into merger, business consolidation, joint venture, strategic cooperation with any other entity or business that is material to the Company and the Subsidiaries, taken as a whole, except as disclosed in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus; (E) cancelled, waived, released or discounted in whole or in part any debt or claim that is material to the Company and the Subsidiaries, taken as a whole; (F) made any sale or transfer of any material tangible or intangible asset, created any mortgage or pledge, or incurred any Encumbrance on any asset or any lease of property, plant or equipment that is material to the Company and the Subsidiaries, taken as a whole, other than such Encumbrances created in the ordinary course of business and tax liens with respect to taxes not yet due and statutory right of customers (if any) in inventory and other assets; or (G) entered into an agreement or a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matters identified in clauses (A) through (G) above.

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9.2	Subsequent to the date of the latest audited consolidated financial statements included in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, (A) none of the Company or any of the Subsidiaries has sustained any material loss or material interference with its business from fire, explosion, flood, earthquake, epidemic, pandemic, outbreak of infectious disease or other calamity, whether or not covered by insurance, or from any labor dispute or any action, order or decree of any Authority; (B) each of the Company and the Subsidiaries has carried on and will carry on business in the ordinary and usual course so as to maintain it as a going concern and in the same manner as previously carried on and since such date has not entered into any contract, transaction or commitment outside the ordinary course of business or of an unusual or onerous nature; (C) each of the Company and the Subsidiaries has continued to pay its creditors in the ordinary course of business and on arms' length terms; and (D) there has been no material changes in the relations of the business of each of the Company and the Subsidiaries with their respective customers, suppliers, licensors or lenders or the financial condition or the position, results of operations, prospects, assets or liabilities of said business or of the Company and the Subsidiaries as a whole as compared with the position, disclosed by the last audited accounts and there has been no damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the said business or the assets or properties of the Company and the Subsidiaries as a whole.

9.3	Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, there has not been (A) any changes or developments that, individually or in the aggregate, has or would result in a Material Adverse Effect; (B) any transaction, agreement or arrangement (including any letter of intent or memorandum of understanding) which is material to the Company and the Subsidiaries, taken as a whole; (C) any change in the share capital or other equity interests of any class or outstanding indebtedness of or in any of the Company or the Subsidiaries; or (D) any dividend or distribution of any kind declared, paid or made on the share capital or other equity interests of any class of any of the Company or the Subsidiaries.

9.4	Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, there has been and will be no material change in the issued share capital or increase in short-term debt or long-term debt, inventories, trade receivables, total current liabilities or decrease in financial assets at FVTPL, time deposits, restricted cash, cash and cash equivalents or total current assets of the Group as of (i) the date of this Agreement, (ii) the Hong Kong Prospectus Date, (iii) the Price Determination Date or (iv) the Listing Date, as applicable, in each case as compared to amounts shown in the latest audited consolidated statements of financial position of the Company included in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus; and there has been and will be no decreases in total revenues during the period from the date of the latest audited consolidated statement of profit or loss of the Company to (i) the date of this Agreement, (ii) the date of the Final Prospectus (if different from the date hereof) or (iii) each Time of Delivery, as applicable, in each case as compared to the corresponding periods in the preceding financial year.

9.5	Except as disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, (A) none of the suppliers and customers of the Company or any of the Subsidiaries has owned any interest in the Company or any of its Subsidiaries; (B) none of the shareholders or directors of any of the Company or the Subsidiaries or any of their respective Associates, either alone or in conjunction with or on behalf of any other person, directly or indirectly interested in more than 5% of the Group’s five largest suppliers and customers; (C) none of the Group’s suppliers and customers are connected persons of the Group; (D) the Company and the Subsidiaries have not had any litigation, claims or disagreements with their suppliers and customers which would, or could reasonably be expected to, cause material interference with its business and operations; and (E) save as to the credit periods granted under the relevant business agreements during the ordinary course of business of the Company and the Subsidiaries, none of the Company or any of its Subsidiaries has provided any form of financial assistance to the their suppliers and customers.

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10	Assets

10.1	(A) Each of the Company and the Subsidiaries has valid title to all real property and assets that it purports to own, in each case free and clear of all Encumbrances and defects except such as do not materially affect the value of such property or asset and do not interfere with the use made and proposed to be made of such property or asset by the Company and its Subsidiaries; (B) each of the Company and the Subsidiaries has valid title to all personal assets it purports to own, in each case free and clear of all Encumbrances and defects, except such as would not, individually or in the aggregate, result in a Material Adverse Effect; (C) each lease to which the Company or any Subsidiary is a party has been duly executed and is legal, valid, binding and enforceable in accordance with its terms against the other parties thereto with such exceptions as are not material and do not interfere with the use made and proposed to be made of such lease by the Company and its Subsidiaries; (D) no material default (or event which with notice or lapse of time, or both, would constitute such a default) by the Company or any Subsidiary has occurred and is continuing or is likely to occur under any of such leases; (E) neither the Company nor any Subsidiary is aware of any action, suit, claim, demand, investigation, judgment, award or proceeding of any nature that has been asserted by any person which may be materially adverse to the rights or interests of the Company and/or the Subsidiaries under such lease, tenancy or license or may materially and adversely affect the rights of the Company and/or the Subsidiaries to the continued possession or use of such leased or licensed property or other asset; (F) the right of the Company and/or the Subsidiaries to possess or use such material leased or licensed property or other asset is not subject to any unusual or onerous terms or conditions; (G) the Company and the Subsidiaries do not own any real property and do not have any land-use rights or rights of way in respect of any real property; (H) the use of all properties leased by the Company and/or the Subsidiaries is in accordance with its permitted use under all applicable Laws and the use of any premises occupied by the Company and/or the Subsidiaries is in accordance with the terms provided for in the lease, tenancy, license, concession or agreement of whatsoever nature relating to such occupation; and (I) neither the Company nor any Subsidiary owns, operates, manages or has any other right or interest in any other material real property of any kind except as reflected in the audited consolidated financial statements of the Company included in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, and no other real properties or assets are necessary in order for the Company or the Subsidiaries to carry on the businesses of the Company or the Subsidiaries in the manner described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus.

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10.2	(A) Each of the Company and the Subsidiaries owns free of Encumbrances, or has obtained (or can obtain on reasonable terms) valid licences for, or other rights to use, all patents, patent applications, research work and findings, inventions, copyrights, trade or service marks (both registered and unregistered), trade or service names, domain names, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or processes), and other proprietary information, rights or processes (collectively, the “Intellectual Property”) described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus as being owned or licensed or used by them or that are necessary for the conduct of, or material to, their respective businesses as currently conducted or as proposed to be conducted; (B) each agreement pursuant to which the Company or any of the Subsidiaries has obtained licences for, or other rights to use, Intellectual Property is legal, valid, binding and enforceable in accordance with its terms, the Company and the Subsidiaries have complied with the terms of each such agreement, and no default (or event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any of the Subsidiaries has occurred and is continuing or is likely to occur under any such agreement, except which would not, individually or in the aggregate, result in a Material Adverse Effect; (C) there is no claim to the contrary or any challenge by any other person to the rights of the Warrantors or any of the Subsidiaries with respect to the Intellectual Property owned, applied or used by, or licensed to, the Company or any of the Subsidiaries, except which would not, individually or in the aggregate, result in a Material Adverse Effect; (D) none of the Warrantors or the Subsidiaries has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating the Intellectual Property of a third party, and none of the Warrantors or the Subsidiaries has received notice or claim by a third party to the contrary; (E) there are no third parties who have been, or to the best of the Warrantors’ knowledge after due and careful inquiry, will be able to establish, rights to any Intellectual Property owned, applied or used by, or licensed to, the Company or any of the Subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which are licensed to the Company and/or any of the Subsidiaries; (F) there is no infringement, misappropriation, violation or unauthorized use by third parties of any Intellectual Property owned, applied or used by, or licensed to, the Company or any of the Subsidiaries; (G) there is no pending, or to the best of the Warrantors’ knowledge after due and careful inquiry, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of the Subsidiaries in or to any Intellectual Property owned, applied or used by, or licensed to, the Company or any of the Subsidiaries, and there are no facts which could form a reasonable basis for any such action, suit, proceeding or claim, except which would not, individually or in the aggregate, result in a Material Adverse Effect; (H) there is no pending, or to the best of the Warrantors’ knowledge after due and careful inquiry, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned, applied or used by, or licensed to, the Company or any of the Subsidiaries and there are, to the best of the Warrantors’ knowledge after due and careful inquiry, no facts which could form a reasonable basis for any such action, suit, proceeding or claim, except which would not, individually or in the aggregate, result in a Material Adverse Effect; (I) there is no pending, or to the best of the Warrantors’ knowledge after due and careful inquiry, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in any of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, if any, as under development, infringe or violate, any Intellectual Property of others, and there are, to the best of the Warrantors’ knowledge after due and careful inquiry, no facts which could form a reasonable basis for any such action, suit, proceeding or claim; (J) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned, applied or used by, or licensed to, the Company or any of the Subsidiaries or that challenges the validity, enforceability or scope of any of the Intellectual Property owned, applied or used by, or licensed to, the Company or any of the Subsidiaries, except which would not, individually or in the aggregate, result in a Material Adverse Effect; (K) there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to any Authority in the jurisdictions in which the Company or any of the Subsidiaries operates having jurisdiction over intellectual property matters; and (L) all employees or contractors engaged in the development of Intellectual Property on behalf of the Company or any Subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property to the Company or the applicable Subsidiary, and to the best of the Warrantors’ knowledge, no such agreement has been breached or violated.

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10.3	(A) The information technology assets and equipment, computers, computer systems, communications systems, networks, software, hardware, websites, applications and database (collectively “Information Technology”) owned, used, licensed by or to the Company and the Subsidiaries comprise all the information technology systems and related rights reasonably necessary to conduct, or material to, the operation of the business of the Company and the Subsidiaries; (B) the Information Technology are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and the Subsidiaries, taken as a whole, as currently conducted; (C) all Information Technology which is reasonably necessary for the business of the Company and the Subsidiaries is either legally and beneficially owned by the Company or the Subsidiaries or lawfully used under valid licenses granted by the registered proprietor(s) or beneficial owner(s) thereof or may be obtained or licensed under reasonable commercial terms; (D) each agreement pursuant to which the Company or each Subsidiary has obtained licenses for, or other rights to use, the Information Technology is legal, valid, binding and enforceable in accordance with its terms; the Company and the Subsidiaries have complied with the terms of each such agreement in all material respects, and each such agreement is in full force and effect; and no material default (or event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any of the Subsidiaries has occurred and is continuing or is likely to occur under any such agreement; and none of the Company or any Subsidiary has given or received any notice to or from any party to terminate any such agreement; (E) all material records and systems (including but not limited to the Information Technology) and all material data and information of the Company and the Subsidiaries are maintained and operated by the Company and the Subsidiaries and are not wholly or partially dependent on any facilities not under the exclusive ownership or control of the Company and the Subsidiaries; (F) in the event that the persons providing maintenance or support services for the Company and the Subsidiaries with respect to the Information Technology cease or are unable to provide such services, the Company and the Subsidiaries have all the necessary rights and information to continue, in a reasonable manner, to maintain and support or have a third party maintain or support the Information Technology; (G) there are no material defects relating to the Information Technology; (H) each of the Company and the Subsidiaries has in place procedures to prevent unauthorized access and the introduction of viruses to the Information Technology and to enable the taking and storing of back-up copies of the software and data; (I) each of the Company and the Subsidiaries has in place adequate back-up policies and disaster recovery arrangements which enable its Information Technology and the data and information stored thereon to be replaced and substituted without material disruption to the business of the relevant Group Company; (J) the Company and each of its Subsidiaries have taken all technical and organizational measures necessary to protect the information technology systems and Personal and Confidential Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses; without limiting the foregoing, the Company and its Subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied in all material respects with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Personal and Confidential Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses (“Breach”); there has been no such Breach that is material to the Company and its Subsidiaries taken as a whole, and the Company and its Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such material Breach; (K) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation in any material respects; and (L) there is no action, suit or proceeding (including, without limitation, governmental investigations or inquiries) by or before any Authority involving the Company or any of its Subsidiaries with respect to applicable data privacy and security laws pending or, to the best of the Company’s knowledge, threatened alleging non-compliance with any Data Security Obligation, except those that would not, individually or in the aggregate, cause a Material Adverse Effect.

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10.4	There are no material bugs or viruses, logic bombs, or other contaminants (including without limitation, “worm” or “Trojan horses”) in or failures or breakdowns of any material computer hardware or software or any other material Information Technology equipment used in connection with the business of the Company or any of the Subsidiaries which is necessary for the business of the Company or the relevant Subsidiaries.

10.5	The Group has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all Information Technology and data (including all personal, personally identifiable, household, sensitive, confidential or regulated data, or any such data that may constitute trade secrets and working secrets of any Authority or any other data that would otherwise be detrimental to national security or public interest pursuant to the applicable Laws (the “Personal and Confidential Data”)) used in connection with their businesses and/or the Global Offering, and there have been no breaches, violations, outages, leakages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person. The Company and each of its Subsidiaries have complied and are presently in material compliance with all internal and external privacy policies, contractual obligations, applicable laws, statutes, rules and regulations, and the judgments, orders issued to the Company by any Authority, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its Subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”).

10.6	(A) The Company and its Subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (B) neither the Company nor any of its Subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (i) the Company or any of its Subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its Subsidiaries or (ii) any software code or other technology owned by the Company or any of its Subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

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11	Compliance with Employment and Labor Laws

11.1	Except as disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, none of the Company and the Subsidiaries has any material obligation to provide housing, provident fund, social insurance, severance, pension, retirement, death, social security or disability benefits or other actual or contingent employee benefits to any of its present or past employees or to any other person; all housing, provident fund, social insurance, severance, pension, retirement, death, social security or disability benefits or other actual or contingent employee benefits to any of the present or past employees of each of the Company and the Subsidiaries arising from their employment with the Company or such Subsidiary are fully provided for by way of an adequately funded pension scheme established for and on behalf of the Company or such Subsidiary that is or was the employer of such person or established by the Company or such Subsidiary in the name of the relevant present or past employees; there are no material amounts owing or promised to any present or former directors, employees or consultants of the Company or any Subsidiary other than remuneration accrued, due or for reimbursement of business expenses; no director or senior management or key employee of the Company or any Subsidiary has given or been given notice terminating their contracts of employment; there is no proposal to terminate the employment or consultancy of any director, senior management, key employee or consultant of the Company or any Subsidiary or to vary or amend their terms of employment or consultancy (whether to their detriment or benefit) except for those that would not, individually or in the aggregate, result in a Material Adverse Effect; none of the Company and the Subsidiaries has any material undischarged liability to pay to any Authority in any jurisdiction any Taxation, contribution or other impost arising in connection with the employment or engagement of directors, senior management, key employees or consultants; no liability has been incurred by the Company or any Subsidiary for breach of any director’s, employee’s or consultant’s contract of service, contract for services or consultancy agreement, redundancy payments, compensation for wrongful, constructive, unreasonable or unfair dismissal, failure to comply with any order for the reinstatement or re-engagement of any director, employee or consultant, or the actual or proposed termination or suspension of employment or consultancy, or variation of any terms of employment or consultancy of any present or former employee, director or consultant of the Company or any Subsidiary; where the Company or any Subsidiary participates in, or has participated in, or is liable to contribute to any such scheme, the Company or such Subsidiary has complied with the requirements to make contributions to such schemes in accordance with the terms thereof; and neither the Company nor any Subsidiary has any financial obligation to any Authority or any social security fund or other fund maintained by any Authority in connection with the Global Offering.

11.2	Except as would not have a Material Adverse Effect, all contracts of service, contracts for services and consultancy agreements in relation to the employment of the directors, consultants and employees of the Company and/or the Subsidiaries are on usual and normal terms which do not and will not in any way whatsoever impose any unusual or onerous obligation on the Company or the relevant Subsidiaries and the subsisting contracts of service, contracts for services and consultancy agreements to which the Company and/or the Subsidiaries is a party are legal, valid, binding and enforceable and are determinable at any time on reasonable notice without compensation (except for statutory compensation or as provided in the articles of association of the Company) and there are no claims pending or to the best of the Warrantors’ knowledge, threatened or capable of arising against the Company or the Subsidiaries, brought by any director, senior manager, consultant, employee or third party, in respect of any accident or injury not fully covered by insurance; each of the Company and/or the Subsidiaries has, in relation to its respective directors, employees or consultants (and so far as relevant, to each of its respective former directors, employees or consultants), complied in all respects with all terms and conditions of such directors’, employees’ or consultants’ (or former directors’, employees’ or consultants’) contracts of services, employment or consultancy.

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11.3	Save as disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, none of the Directors has a service contract with any of the Company or its Subsidiaries which is required to be disclosed in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus.

11.4	No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any Subsidiary exists, or, to the best of the Company’s knowledge, is imminent, contemplated or threatened; and the Company is not aware of any existing, threatened or imminent labor disturbance by or dispute with the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, contractors or customers that could, individually or in the aggregate, have a Material Adverse Effect; and there has been no violation of any applicable labor and employment Laws by any of the Company or its Subsidiaries, or to the best of the Warrantors’ knowledge after due and careful inquiry, by any of the principal suppliers or contractors of any of the Company or its Subsidiaries.

12	Compliance with Environmental Laws

12.1	The Company and the Subsidiaries and their respective properties, assets, facilities and operations comply with, and each of the Company and the Subsidiaries holds, and are in compliance with, all Governmental Authorizations required under, Environmental Laws (as defined below) in all material respects; there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; and none of the Company and the Subsidiaries (A) is the subject of any investigation; (B) has received any notice or claim; (C) is a party to or affected by any pending or threatened action, suit or proceeding; (D) is bound by any judgment, decree or order, or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or clean-up at any location of any Hazardous Materials (as defined below); as used herein, “Environmental Law” means any Law relating to health, safety, the environment (including, without limitation, the protection, clean-up and restoration thereof and timely and proper completion of all relevant environmental protection acceptance procedures and receipt and renewal of all relevant pollutants emission permits), natural resources or Hazardous Materials (as defined below), including, without limitation, the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

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13	Cybersecurity and Data Protection

13.1	(A) Each of the Company and the Subsidiaries has complied with all applicable Laws concerning cybersecurity, data protection, cross-border data transfer, the privacy and security of Information Technology and Personal Data and confidentiality and archive administration (“Data Protection Laws”) in all material aspects; (B) neither the Company nor any of the Subsidiaries is, or is expected to be classified as, a “critical information infrastructure operator” under the Cybersecurity Law of the PRC; (C) neither the Company nor any of the Subsidiaries is subject to any investigation, inquiry or sanction relating to the Data Protection Law or from the Cyberspace Administration of China (“CAC”), the CSRC, or any other relevant Authority; (D) neither the Company nor any of the Subsidiaries has received any notice (including, without limitation, any enforcement notice, de-registration notice, cybersecurity review or transfer prohibition notice), letter, complaint or allegation from the relevant cybersecurity, data privacy, confidentiality or archive administration Authority alleging any breach or non-compliance by it of the applicable Data Protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (E) neither the Company nor any of the Subsidiaries has received any claim for compensation from any person in respect of its business under Data Protection Laws or industry standard in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data and there is no outstanding order against the Company or any of the Subsidiaries in respect of the rectification or erasure of data; (F) no warrant has been issued authorizing the cybersecurity, data privacy, confidentiality or archive administration Authority (or any of its officers, employees or agents) to enter any of the premises of the Company or any of the Subsidiaries for the purposes of, inter alia, searching them or seizing any documents or other material found there; (G) neither the Company nor any of the Subsidiaries has received any communication, inquiry, notice, warning or sanctions with respect to the Cybersecurity Law of the PRC or from the CAC or pursuant to the Data Protection Laws (including, without limitation, the CSRC Archive Rules); (H) the Company is not aware of any pending or threatened investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review, by the CAC, the CSRC, or any other relevant Authority on the Company or any of the Subsidiaries or any of their respective directors, officers and employees; (I) the Company is not aware of any pending or threatened actions, suits, claims, demands, investigations, judgments, awards and proceedings on the Company or any of the Subsidiaries or any of their respective directors, officers and employees pursuant to the Data Protection Laws (including, without limitation, the CSRC Archive Rules); and (J) neither the Company nor any of the Subsidiaries has received any objection to this Global Offering or the transactions contemplated under this Agreement from the CSRC, the CAC or any other relevant Authority, except where in the case of (A), (C), (D), (E), (F), (G), (H) and (I), any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect. The statements disclosed or made available in writing or orally and used as the basis of information contained in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus relating to the cybersecurity and data privacy related matters in the sections headed “Risk Factors,” “Business,” “Regulatory Overview,” “Prospectus Summary,” “Prospectus Supplement Summary,” “Regulations,” “Key Information,” “Information of the Company” and “Cybersecurity” are complete, true and accurate in all material respects and not misleading.

14	Insurance

14.1	Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the markets and businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any Subsidiary, or their respective businesses, assets and employees are in full force and effect; none of the insurance policies or instruments in respect of the assets of the Company and/or the Subsidiaries is subject to any special or unusual terms or restrictions or to the payment of any premium in excess of normal life; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments; there are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company and the Subsidiaries has been refused any material insurance coverage sought or applied for; and none of the Company and the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted or as proposed to be conducted at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

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14.2	The description of the insurance coverage of the Company and the Subsidiaries contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus is true and accurate in all material respects and not misleading.

15	Internal Controls

15.1	Save as disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, each of the Company and the Subsidiaries has established and maintains procedures which provide a reasonable basis for the directors to make proper assessments as to the financial position and prospects of the Company and the Subsidiaries, and each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of returns and reports to regulatory bodies as and when required by them and financial statements (and the notes thereto) in conformity with IFRS, other relevant generally accepted accounting principles or applicable accounting requirements, and maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; (E) each of the Company and the Subsidiaries has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and provide a sufficient basis for the preparation of the Company’s consolidated financial statements and notes thereto in accordance with IFRS, other relevant generally accepted accounting principles or applicable accounting requirements; and (F) such internal accounting and financial reporting controls are effective to perform the functions for which they were established and documented properly and the implementation of such internal accounting and financial reporting controls are monitored by the responsible persons; and the Company’s current management information and accounting control system has been in operation for at least three years during which none of the Company and the Subsidiaries has experienced any material difficulties with regard to (A) through (F) above or with regard to ascertaining at any point in time the differences in real time between budgeted and actual expenses.

15.2	The Company’s internal control over financial reporting is effective, and except as described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, there are no material weaknesses or deficiencies in the Company’s and the Subsidiaries’ internal control over accounting and financial reporting (whether or not remediated) and no changes in the Company’s and the Subsidiaries’ internal control over accounting and financial reporting or other factors that have materially and adversely affected, or could reasonably be expected to materially and adversely affect, the Company’s and the Subsidiaries’ internal control over accounting and financial reporting. Nothing has come to the attention of the auditors and the audit committee of the Board of the Company that have caused them to believe, (i) except as described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act, and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

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15.3	The Company has established and maintains corporate governance practices in accordance with the Code Provisions in the Corporate Governance Code as set forth in Appendix C1 to the Listing Rules; each of the Company and the Subsidiaries has established and maintains and evaluates disclosure and corporate governance controls and procedures to ensure that (A) information relating to the Company or any of the Subsidiaries is made known in a timely manner to the Board and management by others within those entities; and (B) the Company and the Board and management comply in a timely manner with the requirements of the Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs, the SFO, the Companies (Winding Up and Miscellaneous Provisions) Ordinance and the Companies Ordinance and any other applicable Laws, including the requirements of the Listing Rules on disclosure of inside information and notifiable, connected and other transactions required to be disclosed, and such disclosure and corporate governance controls and procedures are effective to perform the functions for which they were established and documented properly and the implementation of such disclosure and corporate governance controls and procedures policies are monitored by the responsible persons.

15.4	None of the deficiencies and issues identified in the internal control report prepared by the Internal Control Consultant would or could reasonably be expected to, individually or in the aggregate, materially and adversely limit, restrict or otherwise affect the ability of the Company or its Subsidiaries to comply with any applicable Laws. Any issues or deficiencies identified and as disclosed in such internal control report have been rectified or improved to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company and the Board with all applicable Laws, and no such issues have materially and adversely affected, or could reasonably be expected to materially and adversely affect, such controls and procedures or such ability to comply with all applicable Laws.

15.5	The statutory books, books of account and other records of the Company and the Subsidiaries are up-to-date and contain complete and accurate records required by Laws to be dealt with in such books, and no notice or allegation that any is incorrect or should be rectified has been received; all accounts, documents and returns required by Laws to be delivered or made to the Registrar of Companies in Hong Kong, the SFC or any other Authority have been duly and correctly delivered or made.

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16	Compliance with Bribery, Anti-Money Laundering, Sanctions and Export Control Laws

16.1	(A) None of the Warrantors, the Subsidiaries, their respective directors, supervisors (if any), officers, or employees, or, to the Warrantors’ knowledge, any agents, affiliates, representatives or other person acting on behalf of the Warrantors or any of Subsidiaries or their respective affiliates (collectively, the “Group Relevant Persons”), is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, targeted by or subject to any Sanctions Laws and Regulations (as defined below); (B) none of the Group Relevant Persons (x) is located, organised or resident in a country, region or territory that is, or whose government is, targeted by or subject to any Sanctions Laws and Regulations (including, without limitation, the so-called Donetsk People's Republic, the so-called Luhansk People’s Republic of Ukraine, Kherson, Zaporizhzhya and the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”)), (y) undertakes any transactions, or has any connections, with any country or territory, person, or entity subject to any Sanctions Laws and Regulations or any person or entity in those countries or territories or performing contracts in support of projects in or for the benefit of those countries or territories, (z) is engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the Iran Threat Reduction and Syria Human Rights Act, or any applicable executive order; (C) the Company will use the proceeds from the Global Offering exclusively in the manner set forth in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus in the sections headed “Future Plans and Use of Proceeds” and “Use of Proceeds” and will not, directly or indirectly, use such proceeds, or lend, contribute or otherwise make available such proceeds to any Subsidiary or their respective joint venture partners or other Person (x) for the purpose of financing or facilitating any activities or business of or with any Person that is subject to or the target of Sanctions Laws and Regulations, or of, with or in the Sanctioned Countries, or any country, region or territory that is targeted by or subject to any Sanctions Laws and Regulations, at the time of such funding or facilitation, or (y) in any other manner that will result in a violation (including by any person or entity participating in the sale of the Offer Shares, whether as underwriter, advisor, investor or otherwise) of any of the Sanctions Laws and Regulations; (D) each of the Warrantors and the Subsidiaries is in compliance with all export control and import laws and regulations in the U.S., China and other countries, including the U.S. Export Administration Regulations (the “EAR”), the U.S. Customs regulations, and various economic sanctions regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (the “OFAC”); (F) [Reserved]; (G) the Warrantors and the Subsidiaries covenant not to engage, directly or indirectly, in any other activities that would result in a violation of Sanctions Laws and Regulations by any Person (including any Person participating in the Global Offering); and (H) since April 24, 2019, the Group Relevant Persons have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions directly or indirectly with any Person, or in any country, region or territory, that at the time of the dealing or transaction is or was, or whose government was, the subject or target of a Sanctions Laws and Regulations or any entity owned or controlled by a Person who is the target of the Sanctions Laws and Regulations, or with any Sanctioned Country, or that would result in a violation of Sanctions Laws and Regulations by any Person (including any Person participating in the offering of the Offer Shares); as used herein, “Sanctions Laws and Regulations” means (i) any U.S. sanctions related to or administered or enforced by the U.S. government, including but not limited to the OFAC, the BIS or the U.S. Department of State, including, without limitation, designation on the Specially Designated National or Blocked Person (“SDN”) List, the Chinese Military Industrial Complex Companies (“CMIC”) List, the Entity List or the Military End User List, (ii) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. United Nations Participation Act or the U.S. Syria Accountability and Lebanese Sovereignty Act, all as amended, or any of the foreign assets control regulations of the U.S. Department of the Treasury (including 31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto and (iii) any sanctions or measures imposed by the United Nations Security Council, the European Union (including under Council Regulation (EC) No. 194/2008), His Majesty’s Treasury of the United Kingdom, the Swiss State Secretariat for Economic Affairs, the Monetary Authority of Singapore, the Hong Kong Monetary Authority, the Cayman Islands Monetary Authority, or other relevant sanctions authorities or other relevant sanctions or export control authority of any Authority. The Company has instituted and maintained policies and procedures designed to ensure continued compliance therewith (including ensuring continued compliance of the Subsidiaries) and with the representation and warranty contained herein. The issue and sale of the Offer Shares, and the execution, delivery and performance of this Agreement, the consummation of any other transaction contemplated hereby, or the provision of services contemplated by this Agreement to the Company will not result in any violation of the Sanctions Laws and Regulations.

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16.2	None of the Group Relevant Persons is aware of or has, directly or indirectly, made or authorised (A) the payment of any money or the giving of anything of value to any official, employee, agent, representative or any other person acting in an official capacity for any Government Entity (as defined below), including personnel of hospitals (public and private) and local governments, to any political party or official thereof or to any candidate for public office, any member of a royal or ruling family, or immediate family members and close associates of all parties mentioned above (each a “Government Official”) or to any person under circumstances where a Group Relevant Person knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, where either the payment, the contribution or the gift, or the purpose thereof, was, is, or would be prohibited under any applicable anti-corruption Laws; (B) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; or (C) made, offered, agreed, requested or taken an act in furtherance of any bribe or other unlawful benefit, rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; without prejudice to the foregoing, none of the Group Relevant Persons has violated or is in violation of Anti-Corruption Laws (as used here, “Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act of 2010, the relevant provisions of the Criminal Law of the PRC, the Anti- Unfair Competition Law of the PRC, the Provisional Regulations on Anti-Commercial Bribery, the Prevention of Bribery Ordinance (Chapter 201 of the Laws of Hong Kong), any legislation implementing the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and any other applicable anti-bribery or anti-corruption laws, rules or regulations); and the Warrantors and the Subsidiaries and their affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and achieve continued compliance with such laws and with the representations and warranties contained herein; no investigation, action, suit or proceedings by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Corruption Laws is pending or to the best of the Warrantors’ knowledge, threatened; none of the Company or any of its Subsidiaries will use, directly or indirectly, the proceeds of this Global Offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws; as used herein, “Government Entity” means any government or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, a judicial body or a public international organization, a body that exercises regulatory authority over any of the Joint Sponsors, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or Underwriters, or an entity with an aggregate 25% or more government ownership or control by any one of the foregoing parties.

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16.3	None of the Group Relevant Persons or the respective directors, supervisors (if any), officers, agents, employees or affiliates or any other person acting for or on behalf of the foregoing is aware of or has, directly or indirectly, received or authorised the receipt of the payment of any money or the gift of anything of value from any supplier of raw materials, equipment or services, where either the payment or the gift was, is, or would be (A) for the purpose of inducing the Company or the Subsidiaries to procure or increase the procurement of raw materials, equipment or services; or (B) prohibited under any applicable Law of the Cayman Islands, the United States, Hong Kong, the PRC or any other jurisdiction; and each of the Company and the Subsidiaries maintains and has implemented adequate internal controls and procedures to monitor and supervise the Group Relevant Persons that are designed to detect and prevent any such receipt of payment or gift of anything of value.

16.4	The operations and conducts (as applicable) of the Company and the Subsidiaries are, and at all times have been, conducted in compliance with applicable financial recordkeeping and reporting requirements, including but not limited to those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, any other United States anti-money laundering laws, and any applicable Laws relating to money laundering in all jurisdictions where the Company and each Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and each of the Company and the Subsidiaries has instituted and maintains policies and procedures which are designed to ensure continued compliance with the Anti-Money Laundering Laws and with the representation and warranty contained herein. No action, suit, proceeding, investigation or inquiry by or before any Authority involving any of the Company or the Subsidiaries or their respective businesses with respect to Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. The Company and the Subsidiaries will not directly or indirectly use the proceeds of the Global Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the Anti-Money Laundering Laws.

16.5	Neither the Company nor any of its Subsidiaries (A) currently engages, or has plans to engage, directly or indirectly, in a “covered activity” referred to in the definition of “prohibited transaction” in 31 C.F.R. § 850.224; or (B) directly or indirectly, holds a board seat or a voting or equity interest in, or any contractual power to direct or cause the direction of the management policies of one or more persons or entities engaged or that has plans to engage in such activities referred to in (A) above and (i) from which the Company derives more than 50% of its revenue or net income individually, or as aggregated across such persons or entities from each of which the Company derives at least $50,000 (or equivalent) of its revenue or net income, on an annual basis, or (ii) for which the Company incurs more than 50% of its capital expenditure or operating expenses individually, or as aggregated across such persons or entities for each of which the Company incurs at least $50,000 (or equivalent) of its capital expenditure or operating expenses, on an annual basis.

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17	Experts

17.1	Each of the experts named in the section headed “Appendix IV—Statutory and General Information—Other Information—Qualification of Experts” and “Experts” of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus is independent of the Company (as determined by reference to Rule 3A.07 of the Listing Rules) and is able to form and report on its views free from any conflict of interest and has granted its consent to including its report, opinions, letters or certificates (as the case may be) in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus and has not withdrawn its consent.

17.2	(A) The factual contents of the reports, opinions, letters or certificates of the Reporting Accountants, the Internal Control Consultant, the Industry Consultant, and any other consultants and any counsel for the Company, respectively, are and will remain complete, true and accurate in all material respects (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate in all material respects) and no fact or matter has been omitted therefrom which would make the contents of any of such reports, opinions, letters or certificates misleading, and the opinions attributed to the Directors in such reports, opinions, letters or certificates are held in good faith based upon facts within the best of their knowledge after due and careful inquiry, and none of the Company and the Directors disagree with any aspect of such opinions, reports, letters or certificates; and (B) no information was withheld from the Reporting Accountants, the Internal Control Consultant, the Industry Consultant, any counsel for the Company or the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs or the Underwriters, any other consultants or professional advisers, as applicable, for the purposes of their respective preparation of any report, opinion, letter or certificate (whether or not contained in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus) in connection with the Global Offering and the listing of the Shares on the Stock Exchange, and all information given to each of the foregoing persons for such purposes was given in good faith and there is no other information or documents which have not been provided the result of which would make the information or documents so received misleading.

17.3	(A) The assumptions made by the Reporting Accountants, the Internal Control Consultant, the Industry Consultant and any other consultants and any counsel for the Company in their respective reports, opinions, letters or certificates (the “Relevant Reports”) are considered by the Warrantors to be reasonable and appropriate; (B) the market positioning of the Company contained in the Industry Consultant Report are considered by the Warrantors to be accurately represented, reasonable and not misleading; (C) no facts have come to the attention of the Warrantors or any of their respective directors, supervisors or officers that have caused them to believe that the Relevant Reports, as of their respective dates and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact or assumption necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (D) the report prepared by the Industry Consultant was prepared at the Company’s request based on a contractual arrangement which the Company negotiated on an arms’ length basis.

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18	Provision of Information

18.1	The Warrantors, their respective agents and representatives (other than the International Underwriters in their capacity as such) (A) have not, without the prior written consent of the Overall Coordinators and the Joint Global Coordinators prepared, made, used, authorized, approved or referred to any Supplemental Offering Material; and (B) will not, without the prior written consent of the Overall Coordinators and the Joint Global Coordinators, prepare, make, use, authorize, approve or refer to any Supplemental Offering Material. The Warrantors have not distributed and, prior to the later of the First Time of Delivery or any Additional Time of Delivery and the completion of the distribution of the Offer Shares will not distribute any offering material in connection with the Global Offering and sale of the Offer Shares other than the Hong Kong Prospectus, the Preliminary Prospectus, the Final Prospectus, any free writing prospectuses, if any, identified in Schedule II of the International Underwriting Agreement and any Written Testing-the-Waters Communications.

18.2	None of the Warrantors, the Subsidiaries, or any of their respective directors, officers, employees, affiliates, advisors or agents, has (whether directly or indirectly, formally or informally, in writing or verbally) provided to any research analyst any material information, including forward looking information (whether qualitative or quantitative) concerning the Company or any Subsidiary that is not, or is not reasonably expected to be, included in each of the Hong Kong Prospectus, Registration Statement, the Time of Sale Prospectus and the Final Prospectus or publicly available.

19	Material Contracts and Connected Transactions

19.1	(A) All material contracts to which the Company or any Subsidiary is a party that are required to be disclosed in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus or filed therewith or with the Registrar of Companies in Hong Kong (collectively, the “Material Contracts”) have been so disclosed or filed pursuant to the applicable disclosure or filing requirements; none of the Material Contracts will, without the written consent of the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the CMIs, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, be entered into or terminated, nor will the terms of any Material Contracts be changed, prior to or on the Listing Date; and none of the Company, the Subsidiaries nor any other party to a Material Contract has sent or received any communication regarding termination of, or intention not to renew, such Material Contract, and no such termination or non-renewal has been threatened by the Company, any Subsidiary or, to the best of the Company’s knowledge, any other party to such Material Contract; (B) neither the Company nor any Subsidiary has been informed by any counterparties to its Material Contracts that the Company or such Subsidiary is in breach of any terms thereof; (C) each of the contracts listed as being material contracts in the section of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus headed “Appendix IV—Statutory and General Information—Further Information About Our Business—Summary of Material Contract” or filed as an exhibit to the Registration Statement has been duly authorised, executed and delivered and is legal, valid, binding and enforceable in accordance with its terms.

19.2	Except as disclosed in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, none of the Company or any of the Subsidiaries has any capital commitment, or is, or has been, party to any unusual, long-term or onerous commitments, contracts or arrangements not wholly on an arm's length basis in the ordinary and usual course of business (for these purposes, a long term contract, commitment, or arrangement is one which is unlikely to have been fully performed in accordance with its terms within six months after the date it was entered into or undertaken or is incapable of termination by either the Company or any of the Subsidiaries (as applicable) on six months’ notice or less).

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19.3	The Company does not have any reason to believe that any material supplier, distributor or customer of the Company or any of the Subsidiaries is considering ceasing to deal with the Company and/or any of the Subsidiaries (as applicable) or reducing the extent or value of its dealings with the Company or the relevant Subsidiaries.

19.4	None of the Company or any of the Subsidiaries is a party to any agreement or arrangement which prevents or restricts it in any way from carrying on business in any jurisdiction, except where such agreement or arrangement would not, individually or in the aggregate, result in a Material Adverse Effect.

19.5	None of the Company and the Subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

19.6	None of the Company, the Subsidiaries or to the best of the Company’s knowledge, their respective affiliates is a party to any agreement, arrangement or concerted practice or is carrying on any practice that in whole or in part contravenes or is invalidated by any anti-trust, anti-monopoly, competition, fair trading, consumer protection or similar Laws in any jurisdiction where the Company or any Subsidiary has property or assets or carries on business or in respect of which any Governmental Authorization is required or is advisable pursuant to such Laws (whether or not the same has in fact been made).

19.7	There will be no connected transactions (as defined under the Listing Rules) between the Company or any of the Subsidiaries and a connected person (as defined under the Listing Rules) subsisting immediately upon completion of the Global Offering, except as disclosed in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, and there are no relationships or transactions not in the ordinary course of business between the Company or any of the Subsidiaries and their respective customers, suppliers or business partners.

19.8	In respect of the connected transactions (as defined in the Listing Rules and in accordance with the guidance from the Stock Exchange) of the Group (the “Connected Transactions”) disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, (A) the statements set forth in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus relating to such transactions are complete, true and accurate in all material respects, and there are no other facts or matters the omission of which would make any such statements, in light of the circumstances under which they were made, misleading, and there are no other Connected Transactions which are required by Chapter 14A of the Listing Rules to be disclosed in the Hong Kong Prospectus but have not been disclosed as such; (B) the Connected Transactions disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus have been entered into and carried out, and will be carried out, in the ordinary course of business and on normal commercial terms and are fair and reasonable and in the interests of the Company and the shareholders of the Company as a whole, and the Directors, including, without limitation, the independent non-executive Directors, in coming to their view have made due and proper inquiries and investigations of such Connected Transactions; (C) the Company has complied with and will continue to comply with the terms of such Connected Transactions disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus so long as the agreement or arrangement relating thereto is in effect; (D) each of such Connected Transactions and related agreements and undertakings as disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus has been duly authorized, executed and delivered, constitutes a legal, valid and binding agreement or undertaking of the parties thereto, enforceable in accordance with its terms, and is in full force and effect; and (E) each of such Connected Transactions disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus has been and will be carried out by the Group in compliance with all applicable Laws.

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19.9	No indebtedness (actual or contingent) and no contract or arrangement is outstanding between the Company or any of the Subsidiaries, on the one hand, and any substantial shareholder or any current or former director, supervisor (if any) or officer of the Company or the Subsidiaries or any of their respective spouses, children or other relatives or any corporate, trust or entity in which any of them has a controlling interest, on the other hand.

19.10	None of the Single Largest Group of Shareholders, the directors, supervisors (if any) or officers of the Company or any of the Subsidiaries, or any of their respective associates (as the term is defined in the Listing Rules), either alone or in conjunction with or on behalf of any other person, (A) is interested in any business that is similar to or competes or is likely to compete, directly or indirectly, with the business of the Company or any Subsidiary; (B) is interested, directly or indirectly, in any assets which have since the date two years immediately preceding the date of the Hong Kong Prospectus been acquired or disposed of by or leased to the Company or any Subsidiary; or (C) is or will be interested in any agreement or arrangement with the Company or any Subsidiary which is subsisting and which is material in relation to the business of the Company or such Subsidiary.

19.11	None of the Directors has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney, Director’s certificate, personal details form for directors and confirmation letter, in each case to the extent applicable, issued by her/him to the Company and the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators and/or the Joint Global Coordinators, and such authority and confirmations remain in full force and effect.

20	Historical Changes

20.1	The descriptions of the events, transactions and documents (the “Historical Changes Documents”) relating to the transfers and changes in the share capital of the Company (the “Historical Changes”) and the corporate structure charts as set forth in the sections of each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus headed “History, Development and Corporate Structure”, “Appendix IV—Statutory and General Information”, “Prospectus Summary”, “Corporate History and Structure” and “Description of Share Capital” and “Information of the Company” are complete, true and accurate in all material respects and not misleading.

20.2	[Reserved]

20.3	The events and transactions relating to the Historical Changes and the execution, delivery and performance of the Historical Changes Documents did not conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) (A) the memorandum articles of association or other constituent or constitutive documents or the business license (as applicable) of the Company or any of the Subsidiaries; (B) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any licence, authorization, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or any of their respective properties or assets may be bound or affected; (C) any Laws applicable to the Company or any of the Subsidiaries or any of their respective properties or assets; or (D) any judgment, order or decree of, or any undertaking made to, any Authority having jurisdiction over the Company and/or the Subsidiaries.

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20.4	Neither the events and transactions relating to the Historical Changes nor the execution, delivery and performance of any of the Historical Changes Documents (A) resulted in the creation or imposition of any pledge, charge, lien, mortgage, security interest, claim, pre-emption rights, equity interest, third party rights or interests or rights similar to the foregoing upon any property or assets of the Company or any of the Subsidiaries; or (B) has rendered the Company or any of the Subsidiaries liable to any additional Tax, duty, charge, impost or levy of any amount which has not been provided for in the accounts upon which the Accountant’s Report was prepared by the Reporting Accountants or otherwise described in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus.

20.5	All Governmental Authorizations required or advisable in connection with the events and transactions relating to the Historical Changes and the execution, delivery and performance of the Historical Changes Documents have been unconditionally obtained or made; all such Governmental Authorizations are valid and in full force and effect and none of such Governmental Authorizations is subject to any condition precedent which has not been satisfied or performed or other materially burdensome restrictions or conditions not described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus; each of the Governmental Authorizations granted by the relevant Authority to the Company or any of the Subsidiaries prior to the reorganization and necessary for the operation of the Company and the Subsidiaries has been validly and legally transferred, renewed, maintained or assumed following the reorganization; and neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, suspension or modification of, or has any reason to believe that any Authority is considering revoking, suspending or modifying, any such Governmental Authorizations.

20.6	Transactions contemplated by the Historical Changes have been effected prior to the date hereof in compliance with all applicable Laws and in accordance with the Historical Changes Documents; other than the Historical Changes Documents, there are no other documents or agreements, written or oral, relating to the Company, any of the Subsidiaries and/or the Single Largest Group of Shareholders (where applicable) in connection with the events and transactions relating to the Historical Changes which have not been previously provided, or made available, to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs, the Underwriters and/or the legal and other professional advisers to the Underwriters and which have not been disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus.

20.7	[Reserved]

21	Pre-IPO Investments

21.1	The descriptions of the events, transactions and documents relating to the pre-IPO investments as set forth in the section of each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus headed “History, Development and Corporate Structure” and “Description of Share Capital” (the “Pre-IPO Investments”) are complete, true and accurate in all material respects and not misleading.

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21.2	(A) All Governmental Authorizations required in connection with the Pre-IPO Investments have been unconditionally obtained or made; (B) all such Governmental Authorizations are valid and in full force and effect, and none of such Governmental Authorizations is subject to any condition precedent which has not been satisfied or performed or other materially burdensome restrictions or conditions not described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus; and (C) neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, suspension or modification of, or has any reason to believe that any Authority is considering revoking, suspending or modifying, any such Governmental Authorizations.

21.3	The Pre-IPO Investments are in compliance with Chapter 4.2 of the Guide.

22	Taxation

22.1	All returns, reports and filings (including elections, declarations, forms, disclosures, schedules, estimates and information returns, together with any attachments required to be included) which are required to have been filed by or in respect of the Company or the Subsidiaries for Taxation purposes have been filed, except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect; and all such returns, reports and filings are complete, true and accurate and are not the subject of any dispute with the relevant Tax or other appropriate authorities; all Taxes required to be paid by each of the Company and the Subsidiaries have been paid in full whether or not shown on any Tax return (and all amounts required to be withheld from amounts owing to any employee, creditor, or third party have been withheld in full), except for cases in which the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect; the provisions included in the audited consolidated financial statements as set out in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus included appropriate and adequate provisions required under IFRS for all Taxation in respect of accounting periods ended on or before the accounting reference date to which such audited consolidated financial statements relate and for which the Company or any Subsidiary was then or might reasonably be expected thereafter to become or have become liable; none of the Company and the Subsidiaries has received written notice of any Tax audit or examination, or any Tax assessment or deficiency that has been asserted against the Company or any Subsidiary (nor does any of the Company or any of the Subsidiaries have any notice or knowledge of any Tax assessment or deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries) that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; there are no liens for Taxes on the assets of the Company or the Subsidiaries other than liens for Taxes (A) not yet due and payable; or (B) being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books and records of the Company and the Subsidiaries in accordance with IFRS and properly reflected on the audited consolidated financial statements (and any notes thereto). The Company is not a PRC resident enterprise for PRC tax purposes.

22.2	All local and national governmental Tax waivers and other local and national PRC or other Tax relief, concession and preferential treatment granted to the Company or the Subsidiaries are valid, binding and enforceable and do not violate any provision of any Law or statute or any order, rule or regulation of any Authority.

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22.3	No stamp, documentary, issuance, registration, transfer, capital gains, income, withholding, value added or other Taxes or duties are payable by or on behalf of the Company, any Subsidiary or any Underwriters (including any parties that would receive, sell or deliver the Offer Shares or cash payments therefor) in the Cayman Islands, Hong Kong, the PRC, the United States, or any political subdivision or any taxing or other Authority thereof or therein in connection with (A) the creation, allotment and issuance of the Offer Shares; (B) the sale and delivery by the Company of the Offer Shares to or for the respective accounts of the International Underwriters and the Hong Kong Underwriters, as the case may be, in the manner contemplated in this Agreement and in the Hong Kong Underwriting Agreement, (C) the execution, delivery or consummation of this Agreement and the Hong Kong Underwriting Agreement, (D) the offer, sale and delivery within and outside Hong Kong by the International Underwriters or within Hong Kong by the Hong Kong Underwriters of the Offer Shares to the initial placees thereof in the manner contemplated in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, or (E) the deposit of the Offer Shares with the Hong Kong Securities Clearing Company Limited.

22.4	Neither the Company nor any of the Subsidiaries has been or is currently the subject of an inquiry into transfer pricing by any Taxation or other Authority and no Taxation Authority has indicated any intention to commence any such inquiry and there are no circumstances likely to give rise to any such inquiry.

22.5	Under existing Hong Kong Laws, holders of the Offer Shares are not subject to withholding Tax, income Tax or any other Taxes or duties imposed by any court or Authority of Hong Kong in respect of (i) any payments, dividends or other distributions made on the Offer Shares or (ii) gains made on sales of the Offer Shares between non-residents of Hong Kong consummated outside Hong Kong.

23	Dividends

23.1	Except as described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, (A) none of the Company nor any of its Subsidiaries is prohibited, directly or indirectly, from paying any dividends, from making any other distribution on its shares, capital stock or other equity interests, from making or repaying any loans or advances to the Company or any other Subsidiary, or from transferring any of the properties or assets to the Company or to any other Subsidiary; and (B) such dividends and other distributions, (i) may be converted into foreign currency that may be freely transferred out of such entity’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any Authority in such entity’s jurisdiction of incorporation or tax residence, provided however, that (1) such distribution has been duly approved by the shareholders and/or board meeting of the Company or any of its other Subsidiaries pursuant to its constitutional documents, (2) in case of the dividends declared and payable on the equity interest in a Subsidiary of the Company that is a foreign invested enterprise in China, such Subsidiary has duly obtained, and maintain effective, its foreign exchange registration, (3) the allocations to statutory reserves by the Company or any of its other Subsidiaries have been duly made, and (4) the remittance of such dividends outside of the PRC complies with the procedures required under PRC laws relating to foreign exchange, and (ii) except for those already described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, are not and will not be subject to, and may be paid free and clear of and without deduction for or on account of, any withholding, value added or other Taxes under the currently effective laws and regulations of such entity’s jurisdiction of incorporation or tax residence, and may be so paid without the necessity of obtaining any Governmental Authorization having jurisdiction over the Company, any of the Subsidiaries or any of their respective properties, assets or operations.

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24	Litigation and Other Proceedings

24.1	There are (A) (i) no legal, arbitral or governmental actions, proceedings, investigations or inquires pending or to the best of the Warrantors’ knowledge, threatened or contemplated by or before any Authority, to which the Company or any of the Subsidiaries, or any of their respective directors, supervisors (if any), officers, employees or affiliates, is or may be a party or to which any properties, assets, products or services of the Company or any Subsidiary, or any of their respective directors, supervisors (if any) or officers, is or may be subject (including but not limited to those challenging the effectiveness, validity or compliance with Laws of the events, transactions and documents relating to Historical Changes), (ii) no Laws that have been enacted, adopted or issued or proposed by any Authority, and (iii) no judgments, decrees, orders, proceedings, investigations or inquiries of any Authority, which, in any of clause (i), (ii) or (iii), would or could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or adversely affect the power or ability of any of the Warrantors to perform its/his obligations under the Hong Kong Underwriting Agreement, this International Underwriting Agreement and the Operative Documents, to offer, sell and deliver the Offer Shares or to consummate the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents or otherwise adversely affect the Global Offering, or which are required to be described in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus and are not so described; and (B) none of the Company or any of the Subsidiaries which is a party to a joint venture or shareholders’ agreement is in dispute with the other parties to such joint venture or shareholders’ agreement and there are no circumstances which may give rise to any dispute or affect the relevant member’s relationship with such other parties.

24.2	None of the Warrantors and the Subsidiaries has taken any action nor have any steps been taken or legal, legislative or administrative proceedings been started, threatened or contemplated or judgment been rendered (A) to wind up, make bankrupt, dissolve, deregister, liquidate, make dormant, or eliminate the Company or any Subsidiary; or (B) to withdraw, revoke or cancel any approval to conduct business or any operation of the Company or any Subsidiary.

25	Market Conduct

25.1	Save for the appointment of the Stabilizing Manager, none of the Warrantors or the Subsidiaries, or their affiliates, or any of their respective directors, supervisors (if any), officers, and to the best of the Warrantors’ knowledge, agents or employees, or any person acting on behalf of any of them (other than the Overall Coordinators, the Joint Global Coordinators and the Underwriters as to whom the Warrantors make no representation or warranty), has at any time prior to the date hereof, directly or indirectly, done any act or engaged in any course of conduct or will, until the Overall Coordinators have notified the Company of the completion of the distribution of the Offer Shares, do directly or indirectly any act or engage in any course of conduct: (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities; (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares; or (C) which constitutes non-compliance with the rules, regulations and requirements of the CSRC, the Stock Exchange, the SEC or any other Authority including those in relation to bookbuilding and placing activities.

25.2	Except for the stock borrowing arrangement as disclosed in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus , none of the Warrantors or the Subsidiaries, or their affiliates, or any of their respective directors, supervisors (if any), officers, agents or employees, or any person acting on behalf of any of them (other than the Overall Coordinators, the Joint Global Coordinators and the Underwriters as to whom the Warrantors make no representation or warranty) (A) has taken or facilitated or will take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or any Subsidiary or otherwise; (B) has taken or will take, directly or indirectly, any action which would constitute a violation of the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance, the market misconduct provisions of Parts XIII and XIV of the SFO, or the rules, regulations and requirements of the CSRC, or would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the SFO; (C) has taken or will take or has omitted to take or will omit to take, directly or indirectly, any action which may result in the loss by any of the Underwriters or any person acting for them of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the SFO or otherwise; (D) either alone or with one or more other persons, bid for or purchased, for any account in which it or any of its affiliates had a beneficial interest, any Offer Shares or attempted to induce any person to purchase any Offer Shares, provided that the granting of the Over-allotment Option or other stabilization action taken by the Stabilizing Manager or any person acting for it as stabilizing manager in accordance with Clause 6.1 of the Hong Kong Underwriting Agreement, Clause 1(d) of the International Underwriting Agreement, the Listing Rules, the SFO or any other applicable Laws in Hong Kong shall not constitute a breach of this subsection.

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25.3	None of the Warrantors or any of the Subsidiaries, nor any of their respective directors, officers, supervisors (if any), employees or agents has, directly or indirectly, provided or offered (nor will, directly or indirectly, provide or offer) any rebates or preferential treatment to an investor in connection with the offer and sale of the Offer Shares or the consummation of the transactions contemplated hereby or by the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus. None of the Company or any of the Subsidiaries nor any of their respective directors, officers, agents or employees is aware of any arrangement which would result in an investor paying directly or indirectly, for the Offer Shares allocated, less than the total consideration as disclosed in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus.

26	Immunity

26.1	Under the Laws of the Cayman Islands, the PRC, Hong Kong and the United States, none of the Company, the Subsidiaries, nor any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or crown status or otherwise from any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court or arbitral tribunal, from service of process, from attachment to or in aid of execution of a judgment, arbitral award or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgment or arbitral award; and the irrevocable and unconditional waiver and agreement of the Company in Clause 16 hereof not to plead or claim any such immunity in any action, suit or proceeding arising out of or based on this Agreement or the Hong Kong Underwriting Agreement or the transactions contemplated hereby and thereby is legal, valid and binding under the Laws of the Cayman Islands, Hong Kong, the PRC and the United States.

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27	Choice of Law and Dispute Resolution

27.1	The choice of law provisions set forth in this Agreement will be recognized by the courts of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC and the United States; each of the Warrantors can sue and be sued in its own name under the Laws of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC and the United States; the irrevocable submission by each of the Warrantors to the non-exclusive jurisdiction of any state or U.S. federal court in The City of New York and County of New York (a “New York Court”),the waiver by each of the Warrantors of any objection to the venue of a proceeding in a New York Court, the waiver and agreement not to plead an inconvenient forum, the waiver of sovereign and other immunity and the agreement that this Agreement shall be governed by and construed in accordance with the Laws of the State of New York are legal, valid and binding under the Laws of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC and the United States and will be respected by the courts of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC and the United States; service of process effected in the manner set forth in this Agreement will be effective, insofar as the Laws of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC and the United States are concerned, to confer valid personal jurisdiction over the Warrantors; and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Warrantors under this Agreement will be recognized and enforced in the courts of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC and the United States, subject to the conditions described under the section headed “Enforceability of Civil Liabilities” in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus.

27.2	[Reserved]

27.3	It is not necessary under the Laws of the Cayman Islands, Hong Kong, the PRC and the United States that any of the International Underwriters or the Hong Kong Underwriters (other than those incorporated or organized under the Laws of the Cayman Islands, Hong Kong, the PRC and the United States as the case may be) should be licensed, qualified or entitled to carry out business in Laws of the Cayman Islands, Hong Kong, the PRC and the United States (A) to enable them to enforce their respective rights under this Agreement, the Hong Kong Underwriting Agreement or any other document to be furnished hereunder or thereunder; or (B) solely by reason of the execution, delivery or performance of this Agreement and the Hong Kong Underwriting Agreement.

28	Professional Investor

28.1	The Warrantors have read and understood the Professional Investor Treatment Notice set forth in Schedule 6 of the Hong Kong Underwriting Agreement hereto and acknowledges and agrees to the representations, waivers and consents contained in such notice, in which the expressions “you” or “your” shall mean the Warrantors, and “we” or “us” or “our” shall mean the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the Underwriters.

29	No Other Arrangements Relating to Sale of Offer Shares; No Other Offerings

29.1	There are no contracts, agreements or understandings between the Warrantors or any Subsidiary and any person or entity (other than the Hong Kong Underwriters pursuant to the Hong Kong Underwriting Agreement and the International Underwriters pursuant to this International Underwriting Agreement) that would give rise to any claim against the Company, any Subsidiary or any Underwriter for brokerage commissions, finder’s fees or other payments in connection with the offer and sale of the Offer Shares.

29.2	Neither the Company nor any Subsidiary has entered into any contractual arrangement relating to the offer, sale, distribution or delivery of any Shares other than this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents. There are no contracts, agreements or understandings entered into by the Company or the Subsidiaries or any Single Largest Group of Shareholders in relation to the appointment of other capital market intermediaries or fee arrangement arising thereof, other than the arrangements already disclosed to the Joint Sponsors, the Joint Global Coordinators and the Overall Coordinators.

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29.3	Except as described in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

29.4	Except as disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the securities registered pursuant to the Registration Statement.

30	United States Securities Laws and Related Matters

30.1	The Registration Statement, Preliminary Prospectus, Final Prospectus and any free writing prospectus and the filing of the Registration Statement, Preliminary Prospectus, Final Prospectus and any Free Writing Prospectus with the SEC will be or have been duly authorized by and on behalf of the Company, and the Registration Statement will be or have been duly executed pursuant to such authorization by and on behalf of the Company.

30.2	The Company is not an “ineligible issuer” in connection with the offering of the Offer Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the SEC in accordance with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder. Any such free writing prospectus, as of its issue date and at all subsequent times through the completion of the sale of the Offer Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Time of Sale Prospectus or any preliminary or other prospectus deemed to part thereof that has not been superseded or modified. Except for the free writing prospectuses, if any, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Overall Coordinators’ prior written consent, prepare, use or refer to, any free writing prospectus.

30.3	All documents incorporated by reference in the Registration Statement and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and any further documents so filed and incorporated by reference in the Registration Statement and the Final Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder; and no such or any other documents were filed with the SEC since the SEC’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

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30.4	The Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act at the times specified in the Securities Act in connection with the offering of the Offer Shares, eligible to use the Registration Statement as an automatic shelf registration statement as defined in Rule 405 under the Securities Act and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

30.5	The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective not earlier than three years prior to the date of this Agreement.

30.6	The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Overall Coordinators with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Overall Coordinators to engage in Testing-the-Waters Communications. The Company reconfirms that the Overall Coordinators have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication other than those agreed to by the Overall Coordinators. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

30.7	The statements in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus under the headings “Prospectus Summary,” “Prospectus Supplement Summary,” “Risk Factors,” “Use of Proceeds”, “Dividend Policy”, “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulations,” “Management,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale”, “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

30.8	The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act and Rule 3b-4 under the Exchange Act.

30.9	The Company believes that it may have been a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year. Based on the current and anticipated value of the Company’s assets and the composition of its income and assets, including goodwill (taking into account the expected cash proceeds from, and the Company’s anticipated market capitalization following, the Global Offering), the Company believes it is likely that it may be a PFIC for the current taxable year.

30.10	The Company is not and, after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, will not be required to be registered as an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

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30.11	From the time of initial confidential submission of the Registration Statement to the SEC (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication undertaken through the date hereof), the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

30.12	There are no affiliations or associations between any member of FINRA and the Company; there are no affiliations or associations between (i) any member of FINRA and (ii) any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the SEC.

30.13	The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and timely files reports with the SEC on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

30.14	The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the SEC.

31	Directors, Officers and Shareholders

31.1	Any certificate signed by any director or officer of the Warrantors (to the extent applicable) and delivered to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the Underwriters or any counsel for the Underwriters in connection with the Global Offering shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Joint Sponsor, Sponsor-OC, Overall Coordinator, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, CMI and Underwriter.

31.2	Any subscription or purchase of the Offer Shares by a Director or his/her associates or existing shareholder of the Company, if conducted, has been or will be in accordance with Rules 10.03 and 10.04 of the Listing Rules.

31.3	All the interests or short positions of each of the Directors in the securities, underlying securities and debentures of the Company or any associated corporation (within the meaning of Part XV of the Securities and Futures Ordinance) which will be required to be notified to the Company and the Stock Exchange pursuant to Part XV of the Securities and Futures Ordinance, or which will be required pursuant to section 352 of the Securities and Futures Ordinance to be entered in the register referred to therein, or which will be required to be notified to the Company and the Stock Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Issuers in the Listing Rules, in each case once the Shares are listed, are fully and accurately disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus.

31.4	The Directors have been duly and validly appointed and are the only directors of the Company.

31.5	Each of the independent non-executive Directors is in compliance with the requirements on independence as imposed by the Listing Rules.

31.6	[Reserved]

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32	Specialist Technologies and Specialist Technology Products

32.1	The Company meets the definition of a Specialist Technology Company (as defined under the Chapter 18C of the Listing Rules and Chapter 2.5 of the Guide), and is both eligible and suitable for listing as a Commercial Company, meeting all the relevant requirements under the Chapter 18C of the Listing Rules and Chapter 2.5 of the Guide.

32.2	All Specialist Technologies (as defined under the Listing Rules) engaged in the Specialist Technology Products (as set out in the Hong Kong Prospectus) delivered by the Company and the Subsidiaries have been adequately described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus in accordance with the requirements under an acceptable sector of a specialist technology industry (as defined in the Listing Rules and set out in the Listing Guide).

32.3	Each description of design and development, and functions and features, of the Specialist Technology Products, research and development activities and capabilities, pipelines and path to profitability contained in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus is true and accurate and complete in all material aspects.

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Part B: Additional Representations and Warranties of the Single Largest Group of Shareholders

Each of the Single Largest Group of Shareholders, jointly and severally, represents, warrants and undertakes to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the CMIs, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters and each of them as follows:

1	Information about the Single Largest Group of Shareholders

1.1	All the information with respect to the Single Largest Group of Shareholders included in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus(A) did not contain and will not contain any untrue statement of a material fact; and (B) did not omit and will not omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

1.2	All information with respect to the Single Largest Group of Shareholders disclosed or made available in writing or orally from time to time by or on behalf of the Single Largest Group of Shareholders and/or any of their directors, officers, employees, Affiliates and/or agents, to the Joint Sponsors, the Sponsor-OCs, the Overall Coordinators, the CMIs, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, any of the legal and other professional advisers to the Company or the Underwriters, the Stock Exchange, the SFC, the SEC, and/or the CSRC for the purposes of the Global Offering and/or the listing of the Shares on the Stock Exchange (including for the purposes of making submissions or applications to, or replying to queries or comments raised by, the Stock Exchange, the SFC, the SEC, and/or the CSRC) was, when disclosed or made available, and remains, complete, true and accurate in all material respects and not misleading, and was disclosed or made available in full and in good faith.

2	Capacity

2.1	The Single Largest Group of Shareholders have been duly incorporated and are validly existing and in good standing under the Laws of their jurisdiction of incorporation or organization (where applicable) with legal right, power and authority (corporate and other) to own, use, lease and operate their properties and conduct their business in the manner presently conducted and as described in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus and are capable of suing and being sued in their own names.

2.2	The Single Largest Group of Shareholders have full right, power and authority (corporate and other) to execute, deliver and perform this Agreement and each of the Operative Documents to which they are a party.

3	Execution and Authorization

3.1	This Agreement has been duly authorized, executed and delivered by the Single Largest Group of Shareholders and when duly authorized, executed and delivered by the other parties to this Agreement or thereto, constitutes a legal, valid and binding agreement of the Single Largest Group of Shareholders, enforceable against the Single Largest Group of Shareholders in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.2	The execution, delivery and performance of this Agreement, the Hong Kong Underwriting Agreement and each of the Operative Documents to which the Single Largest Group of Shareholders are a party, the issuance and sale of the Offer Shares, the consummation of the transactions herein or therein contemplated, and the fulfilment of the terms of this Agreement or of those agreements, do not and will not conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which, with notice, lapse of time, fulfilment of any condition and/or compliance with any formality, would result in a breach or violation of, constitute a default under, or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under): (A) the memorandum and association and articles of association or other organizational or constitutional documents of the Single Largest Group of Shareholders; (B) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any licence, authorization, lease, contract or other agreement or instrument to which the Single Largest Group of Shareholders are a party or by which the Single Largest Group of Shareholders or any of their properties or assets is or may be bound or affected; (C) any Laws applicable to the Single Largest Group of Shareholders or any of their properties or assets, or any judgment, order or decree of any Authority having jurisdiction over each Single Largest Group of Shareholders; or (D) result in the creation or imposition of any Encumbrance on any property or assets of the Single Largest Group of Shareholders.

Annex A-1

3.3	The Single Largest Group of Shareholders are not in breach or violation of or in default under (and no event has occurred which, with notice, lapse of time, fulfilment of any condition and/or compliance with any formality, would result in a breach or violation of, constitute a default under, or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) (A) their memorandum and association and articles of association or other organizational or constitutional documents or their business license; (B) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any licence, lease, contract or other agreement or instrument to which they are a party or by which they or any of their properties or assets are or may be bound or affected; or (C) any Laws applicable to them or any of their properties or assets, with such exceptions in the case of (B) and (C) as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

3.4	Except for the final approval from the Stock Exchange for the listing of, and permission to deal in, the Shares on the Main Board of the Stock Exchange, all Governmental Authorizations under any Laws applicable to, or from or with any Authority having jurisdiction over, the Single Largest Group of Shareholders or any of their properties or assets, or otherwise from or with any other persons, required in connection with the performance by the Single Largest Group of Shareholders of their obligations under and the consummation of the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement, the Operative Documents and each of the agreements relating to the Global Offering, have been obtained or made and are in full force and effect, and to the best of the Single Largest Group of Shareholders’ knowledge, there is no reason to believe that any such Governmental Authorizations may be revoked, suspended or modified.

3.5	Except as disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, or any individual Supplemental Offering Material, (A) there are no Actions or enquiries under any Laws or by or before any Authority pending or, to the best of the Single Largest Group of Shareholders’ knowledge, threatened, to which the Single Largest Group of Shareholders are or may be a party or to which any of their properties or assets is or may be subject, at law or in equity; (B) there is no Law that has been enacted, adopted or issued that has been proposed by any Authority and there is no judgment, decree or order of any Authority, which would, or could reasonably be expected to, materially and adversely affect the power or ability of such Single Largest Group of Shareholders to perform their obligations under this Agreement, or to consummate the transactions contemplated by this Agreement or otherwise materially and adversely affect the Global Offering.

Annex A-2

4	Compliance with Laws

4.1	Neither the Single Largest Group of Shareholders, their respective directors, officers, or employees, or, to the knowledge of the Single Largest Group of Shareholders, any agents, affiliates, representatives or other person acting on behalf of the Single Largest Group of Shareholders or their respective affiliates (collectively, the “Shareholder Relevant Persons”) is aware of or has, directly or indirectly, made or authorised (A) the payment of any money or the giving of anything of value to any Government Official or to any person under circumstances where a Shareholder Relevant Person knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, where either the payment, the contribution or the gift, or the purpose thereof, was, is, or would be prohibited under any applicable anti-corruption Laws; (B) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; or (C) made, offered, agreed, requested or taken an act in furtherance of any bribe or other unlawful benefit, rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; without prejudice to the foregoing, none of Shareholder Relevant Persons has violated or is in violation of Anti-Corruption Laws; and the Single Largest Group of Shareholders and their Affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and achieve continued compliance with such laws and with the representations and warranties contained herein.

4.2	The operations and conducts (as applicable) of the Single Largest Group of Shareholders are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including but not limited to those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable Money Laundering Laws of all jurisdictions where the Single Largest Group of Shareholders conduct business, and no action, suit, proceeding, investigation or inquiry by or before any Authority involving the Single Largest Group of Shareholders with respect to the Anti-Money Laundering Laws is pending or, to the best of the knowledge of the Single Largest Group of Shareholders, threatened.

4.3	None of the Shareholder Relevant Person, is currently subject to or target of any Sanctions Laws and Regulations, nor is the Single Largest Group of Shareholders located, organized or resident in a country, region or territory that is the subject or the target of Sanctions Laws and Regulations, including, without limitation, any Sanctioned Country.

4.4	The Single Largest Group of Shareholders will cause the Company not to directly or indirectly use the proceeds, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity (i) for the purpose of financing or facilitating any activities or business of or with any Person that is subject to or the target of Sanctions Laws and Regulations, or of, with or in the Sanctioned Countries, or any country, region or territory that is targeted by or subject to any Sanctions Laws and Regulations, at the time of such funding or facilitation, or (ii) in any other manner that will result in a violation (including by any person or entity participating in the sale of the Offer Shares, whether as underwriter, advisor, investor or otherwise) of any of the Sanctions Laws and Regulations.

Annex A-3

4.5	Since April 24, 2019, the Single Largest Group of Shareholders have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions directly or indirectly with any Person, or in any country, region or territory, that at the time of the dealing or transaction is or was, or whose government was, the subject or target of a Sanctions Laws and Regulations or any entity owned or controlled by a Person who is the target of the Sanctions Laws and Regulations, or with any Sanctioned Country, or that would result in a violation of Sanctions Laws and Regulations by any Person (including any Person participating in the offering of the Offer Shares).

4.6	There are (A) (i) no legal, arbitral or governmental actions, proceedings, investigations or inquires pending or threatened or contemplated by or before any Authority, to which the Single Largest Group of Shareholders or any of their subsidiaries, or any of their respective directors, supervisors (if any), officers, employees or Affiliates, is or may be a party or to which any properties, assets, products or services of the Single Largest Group of Shareholders or any of their subsidiaries, or any of their respective directors, supervisors (if any) or officers, is or may be subject, (ii) no Laws that have been enacted, adopted or issued or proposed by any Authority, and (iii) no judgments, decrees, orders proceedings, investigations or inquiries of any Authority, which, in any of clause (i), (ii) or (iii), would or could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or adversely affect the power or ability of the Single Largest Group of Shareholders to perform their obligations under the Hong Kong Underwriting Agreement, this International Underwriting Agreement and the Operative Documents, to offer, sell and deliver the Offer Shares or to consummate the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents or otherwise adversely affect the Global Offering, or which are required to be described in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus and are not so described; and (B) none of the Single Largest Group of Shareholders or any of their subsidiaries which is a party to a joint venture or shareholders’ agreement is in dispute with the other parties to such joint venture or shareholders’ agreement and there are no circumstances which may give rise to any dispute or affect the relevant member’s relationship with such other parties.

5	Connected Transactions

5.1	In respect of the connected transactions (as defined in the Listing Rules) of the Company (the “Connected Transactions”), (A) the Connected Transactions disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus have been entered into and carried out, and will be carried out, in the ordinary course of business and on commercial terms and are fair and reasonable and in the interests of the Company and the shareholders of the Company as a whole; and (B) the Connected Transactions as disclosed in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus has been duly authorized, executed and delivered, constitutes a legal, valid and binding agreement or undertaking of the parties thereto, enforceable in accordance with its terms, and in full force and effect.

6	Immunity

6.1	Under the Laws of the Cayman Islands, British Virgin Islands, PRC, Hong Kong and the United States, none of the Single Largest Group of Shareholders, their subsidiaries, nor any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or crown status or otherwise from any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court or arbitral tribunal, from service of process, from attachment to or in aid of execution of a judgment, arbitral award or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgment or arbitral award; and the irrevocable and unconditional waiver and agreement of the Single Largest Group of Shareholders in Clause 16 hereof not to plead or claim any such immunity in any action, suit or proceeding arising out of or based on this Agreement or the Hong Kong Underwriting Agreement or the transactions contemplated hereby and thereby is legal, valid and binding under the Laws of the Cayman Islands, British Virgin Islands, Hong Kong, the PRC and the United States.

Annex A-4

7	Winding-Up

7.1	Neither the Single Largest Group of Shareholders nor any person acting on their behalf have taken any action nor have any steps been taken or legal, legislative or administrative proceedings been started, threatened or contemplated or judgment been rendered to (A) wind up, make bankrupt, dissolve, deregister, liquidate, make dormant, or eliminate the Single Largest Group of Shareholders; or (B) withdraw, revoke or cancel any Governmental Authorizations under any Laws applicable to, or from or with any Authority having jurisdiction over, the Single Largest Group of Shareholders or any of their respective properties or assets, required in order to conduct the business of the Single Largest Group of Shareholders. The Single Largest Group of Shareholders have not made any voluntary arrangement with any of its creditors and is not insolvent or unable to pay its debts as they fall due.

7.2	The Single Largest Group of Shareholders have not, at any time during the six-month period immediately prior to the completion of the Global Offering, sold, transferred or conducted any private placement of the Shares of the Company held by, or otherwise beneficially owned by the Single Largest Group of Shareholders.

Annex A-5

Schedule IV

WERIDE INC.

ACCOUNT INFORMATION

Exhibit A

Officers’ Certificate of the Company

Exhibit B

OFFICERS’ CERTIFICATE OF THE COMPANY REGARDING FINANCIAL, OPERATIONAL AND BUSINESS DATA

Exhibit C

Secretaries’ Certificate

Exhibit D

Certificate of the Single Largest Group of Shareholders

Exhibit E

Over-Allotment Option Exercise Notice